Filed Pursuant to Rule 424(b)(2)
Registration No. 333-210423

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.375% Notes due 2021	$400,000,000	$40,280.00
5.375% Notes due 2026	$975,000,000	$98,182.50
Guarantees(2)
Total	$1,375,000,000	$138,462.50

(1)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registrant’s Registration Statement on Form S-3 (File No. 333-210423) filed with the Securities and Exchange Commission on March 28, 2016.
(2)	In accordance with Rule 457(n), no separate fee is payable with respect to the Guarantees.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210423

Prospectus Supplement

(To the Prospectus dated March 28, 2016)

GLP Capital, L.P.

GLP Financing II, Inc.

$400,000,000 4.375% Senior Notes due 2021

$975,000,000 5.375% Senior Notes due 2026

GLP Capital, L.P. and GLP Financing II, Inc. are offering $400,000,000 aggregate principal amount of 4.375% senior notes due 2021 (the “2021 notes”) and $975,000,000 aggregate principal amount of 5.375% senior notes due 2026 (the “2026 notes” and, together with the 2021 notes, the “notes”). We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2016. Interest on the notes will accrue from April 28, 2016. The 2021 notes will mature on April 15, 2021 and the 2026 notes will mature on April 15, 2026.

This offering is part of the financing for the proposed acquisition (the “Acquisition”) by Gaming and Leisure Properties, Inc. (“GLPI”) of substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”) pursuant to that certain Agreement and Plan of Merger, dated as of July 20, 2015 (the “Merger Agreement”), by and among GLPI, Gold Merger Sub, LLC and Pinnacle. If the Acquisition will not be consummated on the closing date of this offering, upon consummation of this offering, we will deposit into a segregated escrow account the gross proceeds from the issuance of the notes. On the closing date of this offering or upon satisfaction of the escrow release conditions, as described herein, as the case may be, we intend to use the net proceeds from this offering (i) to finance a portion of the repayment, redemption and/or discharge of certain Pinnacle debt obligations that we will assume in the Acquisition, (ii) to pay a portion of transaction-related fees and expenses and (iii) for general corporate purposes, which may include the acquisition, development and improvement of properties, capital expenditures and the repayment of borrowings under our revolving credit facility. See “Prospectus supplement summary—Overview of the proposed acquisition of Pinnacle real estate assets” and “Use of proceeds.”

If the gross proceeds from this offering are deposited into escrow and if (i) the escrow release conditions are not satisfied on or prior to June 30, 2016, or (ii) on an earlier date we notify the trustee that the Merger Agreement has been terminated or that we will not pursue the consummation of the Acquisition, the notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the aggregate issue price of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

We may redeem all or part of either series of notes at any time at our option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. If we experience a change of control accompanied by a decline in the rating of either series of notes, we must give holders of such series of notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. In addition, the notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations.

The notes will be guaranteed on a senior unsecured basis by GLPI, but will not initially be guaranteed by or be obligations of any subsidiary of the Issuers. GLP Financing II, Inc., a wholly owned subsidiary of GLP Capital, L.P., is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer for the notes offered hereby, as well as for certain other debt obligations of GLP Capital, L.P.

The notes will rank pari passu in right of payment with all of our existing and future senior indebtedness, including our existing senior unsecured notes and borrowings under our senior unsecured credit facilities, and senior in right of payment to all of our future subordinated indebtedness, without giving effect to collateral arrangements. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries, certain of which may in the future elect to guarantee our senior unsecured credit facilities.

Investing in the notes involves a high degree of risk. See “Risk factors,” beginning on page S-21 of this prospectus supplement and beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

	Price to public(1)	Underwriting discount	Proceeds to us, before expenses

Per 2021 Note	100%	0.94%	99.06%
Total	$400,000,000	$3,760,000	$396,240,000
Per 2026 Note	100%	0.94%	99.06%
Total	$975,000,000	$9,165,000	$965,835,000
(1)	Plus accrued interest, if any, from April 28 , 2016, if initial settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes is expected to be made on or about April 28, 2016, only in book-entry form through the facilities of The Depository Trust Company.

Joint book-running managers

J.P. Morgan	BofA Merrill Lynch	Wells Fargo Securities
Fifth Third Securities	UBS Investment Bank	Credit Agricole CIB

Nomura	SunTrust Robinson Humphrey	Barclays	Oppenheimer & Co.

The date of this prospectus supplement is April 11, 2016.

Prospectus supplement

Prospectus

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you. We have not and the underwriters have not authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” are not an offer to sell or the solicitation of an offer to buy any securities other than the notes to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any authorized “free writing prospectus” an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus.” Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus,” in making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus and “Information incorporated by reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Cautionary statement regarding forward-looking statements” in this prospectus supplement and in the accompanying prospectus.

The unaudited pro forma consolidated combined financial information contained in this prospectus supplement gives effect to the Acquisition (as defined under “Basis of presentation”), even though it has not yet occurred, and the related transactions as of December 31, 2015. The unaudited pro forma consolidated combined financial

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information contained in this prospectus supplement is for illustrative purposes only, is based on various adjustments and assumptions, and is not necessarily an indication of our financial condition or the results of our operations that would have been achieved had the Acquisition and the related transactions been completed as of the dates indicated or that may be achieved in the future. See “Prospectus supplement summary—Summary historical consolidated and summary unaudited pro forma consolidated combined financial information,” “Risk factors—Risks related to the Acquisition” and “Unaudited pro forma consolidated combined financial information.”

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Cautionary statement regarding forward-looking statements

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any “free writing prospectus” that we have authorized for use in connection with this offering, may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, and goals and objectives, as well as information concerning the Acquisition and the related transactions.

Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,”, “plans,” “may increase,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•	the ultimate timing and outcome of the Acquisition, including our and Pinnacle’s ability to obtain the financing and third party approvals and consents necessary to complete the Acquisition;

•

the ultimate outcome (including the possibility that the Acquisition may not be completed or that completion may be unduly delayed) and results of integrating the assets to be acquired by us in the Acquisition;

•

our ability to consummate our anticipated acquisition of the equity interests of PA Meadows, LLC, the owner of the Meadows Racetrack & Casino, and if consummated, the results of integrating such assets;

•	the effects of the Acquisition on us, including the post-acquisition impact on our financial condition, operating results, strategy and plans;

•

our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which we have no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for us to maintain our elected REIT status;

•

the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

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•

the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

•

the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the availability of, and the ability to identify, suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•

GLPI’s duty to indemnify Penn in certain circumstances if the Penn Spin-Off (as defined under “Basis of presentation”), as further described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 22, 2016 and incorporated herein by reference (our “2015 10-K”), fails to be tax-free;

•	changes in the United States tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability; and

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments.

Certain of these factors and other factors, risks and uncertainties are discussed in the section entitled “Risk factors” in this prospectus supplement and the accompanying prospectus, as well as in our filings with the SEC that are incorporated by reference into this prospectus supplement, including our 2015 10-K. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

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Presentation of non-GAAP financial information

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are presented in this prospectus supplement, are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We use these non-GAAP financial measures as performance measures for benchmarking against our peers and as internal measures of business operating performance. We believe FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our current business. This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts, we define FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation. We define AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by maintenance capital expenditures. Finally, we define Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, management fees, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP. Because certain companies do not calculate FFO, AFFO and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating profit or net income. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

For reconciliations of our net income to FFO, AFFO and Adjusted EBITDA, see the section entitled “Prospectus supplement summary—Summary historical consolidated and summary unaudited pro forma consolidated combined financial information.”

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Basis of presentation

Except as otherwise indicated or required by the context, references in this prospectus supplement to:

•

“Acquisition” refers to the proposed acquisition by GLPI of substantially all of the real estate assets of Pinnacle, other than Pinnacle’s Belterra Park property and excess land at certain locations, pursuant to the Merger Agreement, as more fully described under the section entitled “The transactions”;

•	“Capital Corp.” refers to GLP Financing II, Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership;

•

“Common Stock Offering” refers to GLPI’s offering of 28,750,000 shares of its common stock (including 3,750,000 shares of its common stock sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares), which closed on April 6, 2016 and generated gross proceeds of $862.5 million;

•

“Debt Financing” refers to the incurrence of $2.2 billion aggregate principal amount of indebtedness pursuant to (1) this notes offering and (2) borrowings under our Limited Conditionality Incremental Term Loan Facility;

•	“Financing Transactions” refer to the Common Stock Offering and the Debt Financing;

•

“GLPI,” “the Company,” “we,” “our” and “us” refer to Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its consolidated subsidiaries; provided that with respect to the discussion of the terms of the notes on the cover page of this prospectus supplement, in the section entitled “Prospectus supplement summary—The offering,” and in the section entitled “Description of the notes,” references to “we,” “our” and “us” refer only to the Issuers and none of their subsidiaries;

•	“Issuers” refer to the Operating Partnership and Capital Corp. and none of their consolidated subsidiaries;

•

“Limited Conditionality Incremental Term Loan Facility” refers to the incremental term loan commitments in an aggregate committed amount of $825 million, subject to limited conditionality, as provided by the Credit Agreement Amendment (as defined under the section entitled “Description of certain other indebtedness”), to be borrowed in connection with the Acquisition;

•

“Limited Conditionality Revolver” refers to the additional commitments for revolving loans in a principal amount not to exceed $411 million, subject to the same limited conditionality as the Limited Conditionality Incremental Term Loan Facility, as provided by the Credit Agreement Amendment, not anticipated to be drawn upon in connection with the Acquisition;

•	“Merger Agreement” refers to the Agreement and Plan of Merger, dated July 20, 2015, by and among GLPI, Merger Sub and Pinnacle;

•	“Merger Sub” refers to Gold Merger Sub, LLC, a direct wholly owned subsidiary of GLPI;

•	“Operating Partnership” refers to GLP Capital, L.P., a Pennsylvania limited partnership and wholly owned subsidiary of GLPI through which GLPI owns substantially all of its real estate assets;

•	“Penn” refers to Penn National Gaming, Inc. and its subsidiaries;

•

“Penn Spin-Off” refers to Penn’s contribution to GLPI of substantially all of the assets and liabilities associated with Penn’s real property interests and real estate development business, as well as the assets and liabilities of Louisiana Casino Cruises, Inc. and Penn Cecil Maryland, Inc., which are referred to as the “TRS Properties,” and the subsequent spin-off of GLPI to holders of Penn’s common and preferred stock in a tax-free distribution;

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•	“Pinnacle” refers to Pinnacle Entertainment, Inc., a Delaware corporation;

•

“Pinnacle Debt” refers to the $2.7 billion aggregate principal amount of Pinnacle’s debt that we have agreed to assume and repay, redeem and/or discharge contemporaneously with the closing of the Acquisition; and

•

“Transactions” refer collectively to: (1) the consummation of the Acquisition, including the repayment, redemption and/or discharge of the Pinnacle Debt, (2) the consummation of the Financing Transactions, (3) the payment of transaction fees and expenses associated with the foregoing payable by us and (4) GLPI’s contribution of the equity of Merger Sub to the Operating Partnership following the closing of the Acquisition.

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Prospectus supplement summary

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the section entitled “Risk factors” beginning on page S-21 of this prospectus supplement and in our 2015 10-K, before making an investment decision regarding our notes.

About our company

We are a self-administered and self-managed Pennsylvania REIT focused on acquiring, financing, and owning real estate properties primarily leased to gaming operators in triple-net lease arrangements. GLPI was incorporated on February 13, 2013 as a wholly owned subsidiary of Penn. On November 1, 2013, through a series of transactions with Penn, Penn contributed to us substantially all of the assets and liabilities associated with its real property interests and real estate development business. As a result, we own substantially all of Penn’s former real property assets and lease back most of those assets to Penn for use by its subsidiaries under a master lease (the “Penn Master Lease”) as described under “—Master lease summaries—Penn Tenant; Penn Master Lease.” Since 2013, we have continued to grow our portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms.

We own a large, diversified high-quality real estate portfolio. After giving effect to the proposed acquisition of substantially all of the real estate assets of Pinnacle, which is referred to herein as the Acquisition and is discussed under “—Overview of the proposed acquisition of Pinnacle real estate assets,” our portfolio consists of 35 gaming and related facilities in 14 states. Our pro forma Adjusted EBITDA and pro forma AFFO for the year ended December 31, 2015 were $820.6 million and $606.7 million, respectively. For definitions of Adjusted EBITDA and AFFO and reconciliations to our net income, see “Presentation of non-GAAP financial information” and “Prospectus supplement summary—Summary historical consolidated and summary unaudited pro forma consolidated combined financial information.” After giving effect to the Acquisition, all of our rental properties, with the exception of the real property associated with the Casino Queen in East St. Louis, Illinois, will be subject to separate long-term master lease agreements with either Penn or Pinnacle. Both tenants are established gaming providers with strong historical financial performances.

Our history

Overview of the proposed acquisition of Pinnacle real estate assets

On July 20, 2015, we entered into an Agreement and Plan of Merger, as amended, with Pinnacle to acquire all of Pinnacle’s real estate assets, other than Pinnacle’s Belterra Park property and excess land at certain locations, in an all stock transaction. If the Acquisition is consummated, we will lease these real estate assets back to a subsidiary of Pinnacle under a master lease (the “Pinnacle Master Lease”), which is described under “—Master lease summaries—Pinnacle Tenant; Pinnacle Master Lease.” The Pinnacle Master Lease will be guaranteed by Pinnacle. We believe that the Acquisition presents a unique opportunity to acquire a large gaming real estate portfolio, consisting of quality assets among regional U.S. gaming properties in relatively stable gaming jurisdictions. If the Acquisition is consummated, it would provide us with enhanced scale and diversification, increasing pro forma Adjusted EBITDA by more than 85% of the Adjusted EBITDA achieved by GLPI on a standalone basis for the year ended December 31, 2015. The combined business would constitute the third largest publicly traded triple-net REIT based on pro forma Adjusted EBITDA for the year ended December 31, 2015, reaffirming our position as a leading, gaming-focused REIT.

Pursuant to the terms and conditions of the Merger Agreement and related agreements, Pinnacle’s operating business and the Belterra Park property will be spun off into a separate, publicly traded company. At the effective time of the Acquisition, each share of Pinnacle common stock issued and outstanding immediately prior to the effective time of the Acquisition will be converted into 0.85 shares of a share of GLPI common stock (the “exchange ratio”), with cash paid in lieu of the issuance of fractional shares of GLPI common stock. The exchange ratio will not be adjusted to reflect changes in the price of our common stock or the price of Pinnacle common stock occurring prior to the completion of the Acquisition.

With the exception of regulatory approval from the Louisiana Gaming Control Board, which we expect to receive in April 2016, substantially all of the conditions to closing the Acquisition have been satisfied prior to the date of this prospectus supplement and we expect the Acquisition to close at the end of April 2016. However, no assurances can be given that the Acquisition will close on the terms described herein or at all. Upon consummation of the Acquisition, we estimate that our shareholders will hold approximately 72% and Pinnacle stockholders will hold approximately 28% of our common stock, respectively. In connection with the Acquisition, we have agreed to assume $2.7 billion aggregate principal amount of Pinnacle’s debt, which we have agreed to repay, redeem and/or discharge contemporaneously with the closing of the Acquisition. See “Use of proceeds.”

Overview of the proposed Meadows acquisition

On December 15, 2015, we entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended Purchase Agreement”) by and among us, GLP Capital, L.P., PA Meadows, LLC, PA Mezzco, LLC (“PA Mezz”) and Cannery Casino Resorts, LLC (together with PA Mezz, the “Sellers”), to purchase all of the equity interests of PA Meadows, LLC, the owner of The Meadows Racetrack & Casino (“The Meadows”) located in Washington, Pennsylvania, for a base purchase price of $440 million in cash, subject to certain credits and closing adjustments (the “Meadows Acquisition”). The 180,000 square foot casino, which opened in 2007, contains 3,170 slot machines, 74 table games and 11 poker tables. In addition to the casino, the property includes 11 casual and fine dining restaurants, bars and lounges, a 24-lane bowling alley and a 5/8 mile racetrack with a 500-seat grandstand. Additionally, a 155-room hotel, which is owned and operated by a third party operator, opened in April 2015 and is located adjacent to the casino. We intend to fund the Meadows Acquisition with a combination of debt and equity, with the exact amounts to be determined, and expect the closing of the transaction to occur during the latter part of the third quarter of 2016. However, we cannot predict the actual date on which the Meadows Acquisition will be completed as it is subject to customary closing conditions and there can be no assurances that the Meadows Acquisition will close on the terms described herein or at all.

On March 29, 2016, the Operating Partnership, entered into an agreement with Pinnacle to sell the entities holding the gaming and racing licenses and operating assets of The Meadows to Pinnacle for $138 million in cash, while we will retain ownership of the land and buildings. At closing, which is expected during the late third quarter of 2016 contemporaneously with our closing of the Meadows Acquisition, we will lease the real estate assets of The Meadows to Pinnacle pursuant to a triple-net lease with an initial 10-year term, with the option to renew for three successive five year terms and a four year term, at Pinnacle’s option. The lease will have a fixed base rent component, with customary annual escalators, plus a percentage rent component. The initial aggregate annual rent payable under the lease is expected to be approximately $25.5 million, comprised of approximately $14.0 million base rent and approximately $11.5 million percentage rent. The lease contains an annual escalator provision for up to 5% of the base rent, with rent coverage thresholds of 1.8 in year one, 1.9 in year two and 2.0 in year three and thereafter. The escalator remains at 5% for ten years or until total rent is $31 million, at which point the escalator will be reduced to 2% annually thereafter. The percentage rent is adjusted every two years by 4% of the amount by which average property net revenue increases or decreases from the prior period.

Closing of this transaction with Pinnacle is subject to customary closing conditions, including regulatory approvals, and there can be no assurances that the transaction will close on the terms described or at all. Closing of the Meadows Acquisition is not conditioned on the successful consummation of this transaction with Pinnacle, nor is the sale of the Meadows operating assets to Pinnacle conditioned on the successful consummation of the Acquisition.

Our competitive strengths

High quality geographically diverse portfolio

As of December 31, 2015, our portfolio consisted of 21 gaming and related facilities, which were 100% occupied. After giving effect to the Acquisition, our portfolio consists of 35 gaming and related facilities, substantially all of which are triple-net leased to well-established regional gaming operators. After giving effect to the Acquisition, our portfolio is spread across the United States, with properties in over 20 gaming markets and 14 states. Furthermore, we believe that these properties represent some of the top revenue-producing casinos in the leading U.S. regional gaming markets. We expect the size of our portfolio, after giving effect to the Acquisition, will enable us to achieve operational efficiencies, enhanced stability through economic cycles, and increased diversity of revenue streams, with no more than 8% of our pro forma total revenue for the year ended December 31, 2015 coming from any single property. We believe that our geographic diversification on a pro forma basis will limit the effect of a decline in any one regional market on our overall performance.

Map of Our Properties on a Pro Forma Basis for the Acquisition

Strong operating company tenants

As of December 31, 2015, substantially all of the Company’s real estate properties were leased to a wholly owned subsidiary of Penn, and the majority of the Company’s rental revenues were derived from the Penn Master Lease. Further, the vast majority of our pro forma revenues for the year ended December 31, 2015 are derived from revenues from rental properties pursuant to the Penn Master Lease and the Pinnacle Master Lease. Penn and Pinnacle are respected, experienced casino operators in the U.S. regional gaming market. After giving effect to the Acquisition, the concentration of rent received from Penn for the year ended December 31, 2015 would have decreased from 97% to 53%. Both Penn and Pinnacle have market leading brand recognition and deep regional gaming operating experience, with each having operated casinos as public companies for several decades. For the year ended December 31, 2015, as derived from Penn’s and Pinnacle’s respective annual reports on Form 10-K filed with the SEC for the year ended December 31, 2015, Penn and Pinnacle generated approximately $2.8 billion of net revenues and $2.3 billion of revenues, respectively. The Company has not independently verified this information and is providing this data for informational purposes and Penn’s and Pinnacle’s respective annual reports on Form 10-K for the year ended December 31, 2015 are not incorporated by reference into and do not constitute a part of this prospectus supplement. Both companies have historically exhibited sufficient liquidity and ability to satisfy their rent obligations. Additionally, the regional markets where Penn and Pinnacle have historically operated casinos have generally proven more profitable and stable during economic cycles than the Las Vegas and the Macau gaming markets.

Tenant Rent Diversification

(excluding property tax gross-ups)

Stable cash flows

Penn is, and upon consummation of the Acquisition, Pinnacle will be, subject to long-term cross-collateralized master lease agreements. The Penn Master Lease has an initial 15-year term (with four 5-year extensions), and the Pinnacle Master Lease is expected to have an initial 10-year term (with five 5-year extensions). There are currently approximately 12.5 years left under the initial term of the Penn Master Lease. The Penn Master Lease provides, and we expect the Pinnacle Master Lease will provide, steady in-place organic rent growth, and include a fixed building rent component with a set annual rent escalator (subject to minimum rent coverage of 1.8x). After giving effect to the Acquisition, as of December 31, 2015, approximately, 83% of our revenues from rental properties is fixed. This provides protection from fluctuations in the economy or regional gaming markets. See “—Master lease summaries” for a description of these lease agreements. Based on information conveyed to us by Penn for the twelve months ended October 31, 2015 and certain public filings of Pinnacle (in each case, the most recent public data available), we believe the combined rent coverage ratio for the Penn and Pinnacle properties subject to master leases with us is approximately 1.9x pro forma for the Acquisition.

Balance sheet positioned for future growth

We believe there is a large market opportunity to acquire additional casino and other leisure properties and that our balance sheet is well-positioned to support such growth. Our moderate leverage, which is in line with our triple-net peers, provides us with the ability to pursue either internal or external growth opportunities. Furthermore, our well-laddered debt maturity profile and capital structure provides further flexibility that we believe will enable us to better take advantage of potential opportunities as they arise.

Proven and experienced management team

Our management team boasts leading industry experience, while maintaining a prudent management approach. Peter M. Carlino, our chief executive officer, has more than 30 years of experience in the acquisition and development of gaming facilities and other real estate projects. William J. Clifford, our chief financial officer, is a finance professional with more than 30 years of experience in the gaming industry, including four years of gaming regulatory experience, 16 years of casino property operations, and 14 years of corporate experience. Through years of public company experience, our management team also has extensive experience accessing both debt and equity capital markets to fund growth and maintain a flexible capital structure. We believe that our management team will be able to leverage their strong long-term gaming industry, real estate, investment banking, and lending relationships to source and finance future acquisitions. As of March 4, 2016, our management team beneficially owns 15,385,379 shares of our common stock, demonstrating increased alignment with our shareholders.

Our business and growth strategies

Master leases have escalators and percentage rent components

The Penn Master Lease and Casino Queen lease have and, upon consummation of the Acquisition, the Pinnacle Master Lease is expected to have, a fixed rent component, representing 83% of our aggregate pro forma revenues from rental properties for the year ended December 31, 2015, with annual rent escalators of 2% based on certain rent coverage metrics. Since our formation in 2013, both escalation opportunities contained in the Penn Master Lease have been either fully or partially exercised. The Penn Master Lease provides, and upon consummation of the Acquisition, the Pinnacle Master Lease will provide, for a steady growth in revenues from rental properties and provide a benchmark with which we can implement similar rent growth measures for properties that might be acquired in the future.

Strong development pipeline

Currently, we own in excess of 500 acres of undeveloped land for future expansion or development opportunities. In 2014, we completed a combined $190 million in development projects at Hollywood Gaming Mahoning Valley Race Course and Hollywood Gaming at Dayton Raceway, which we believe demonstrates a track record to potential future partners on similar gaming development sites in the future.

Attractive financing alternative for private or public single or multi-site operators

We have the flexibility to operate through an umbrella partnership, commonly referred to as an UPREIT structure, in which substantially all of our properties and assets are held by the Operating Partnership or by subsidiaries of the Operating Partnership. Conducting business through the Operating Partnership allows us flexibility in the manner in which we structure and acquire properties. In particular, an UPREIT structure enables us to acquire additional properties from sellers in exchange for limited partnership units, which provides property owners the opportunity to defer the tax consequences that would otherwise arise from a sale of their real properties and other assets to us. As a result, this structure potentially may facilitate our acquisition of assets in a more efficient manner and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations. We believe that this flexibility will provide us an advantage in seeking future acquisitions. Further, we could purchase a property outright and roll the acquired asset into an existing master lease agreement with one of our current operators. Additionally, we may be able to partner with other third party operators to diversify our tenant base even further.

Sale leaseback and acquisitions in the gaming space

As the first publicly traded triple-net lease REIT focused on gaming, we believe we have a first-mover advantage to partner with gaming operators looking to monetize their real estate assets. As a result, we anticipate exploring potential sale leaseback opportunities in the future with various regional gaming operators looking to shed real estate assets in an effort to focus on gaming operations. Sale leasebacks continue to be highly attractive to gaming operators who have a need or a desire to receive immediate cash flow, while maintaining the use of the gaming facilities through long term leases. We believe that the use of sale leasebacks will help us grow our portfolio and, in turn, will provide shareholders with more stable and diversified revenue streams and reliable cash flows in the future.

Potential to expand outside of gaming

We believe that our focus on triple-net lease structures will provide us with flexibility to diversify our tenant base in the future. The triple-net lease tenant universe spans virtually every real estate sector, including gaming, leisure, retail, and many others. The diverse array of triple-net opportunities may provide potential tenant and industry diversification avenues for us over time. Further, we have a proven business model that supports scale across various markets and industries, and, we believe, will allow us to quickly expand by acquiring large portfolios.

Our portfolio

GLPI properties

As of December 31, 2015, our diversified high-quality real estate portfolio consisted of 21 gaming and related facilities, comprised of approximately 7.2 million of property square footage and approximately 3,240 acres of owned and leased land and was broadly diversified by location across 12 states. As of December 31, 2015, our portfolio was 100% occupied.

The following table presents selected statistical and other information concerning our properties as of December 31, 2015.

	Location	Type of facility	Approx. property square footage(1)	Owned acreage	Leased acreage(2)	Hotel rooms

Tenants
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	Dockside gaming	634,000	73.6	32.1	295
Hollywood Casino Aurora	Aurora, IL	Dockside gaming	222,189	0.4	2.1	—
Hollywood Casino Joliet	Joliet, IL	Dockside gaming	322,446	276.4	—	100
Argosy Casino Alton	Alton, IL	Dockside gaming	241,762	0.2	3.6	—
Hollywood Casino Toledo	Toledo, OH	Land-based gaming	285,335	43.8	—	—
Hollywood Casino Columbus	Columbus, OH	Land-based gaming	354,075	116.2	—	—
Hollywood Casino at Charles Town Races	Charles Town, WV	Land-based gaming/ Thoroughbred racing	511,249	298.6	—	153
Hollywood Casino at Penn National Race Course	Grantville, PA	Land-based gaming/ Thoroughbred racing	451,758	573.7	—	—
M Resort	Henderson, NV	Land-based gaming	910,173	87.6	—	390
Hollywood Casino Bangor	Bangor, ME	Land-based gaming/ Harness racing	257,085	6.7	27.6	152
Zia Park Casino(3)	Hobbs, NM	Land-based gaming/ Thoroughbred racing	109,067	317.4	—	—
Hollywood Casino Gulf Coast	Bay St. Louis, MS	Land-based gaming	425,920	578.7	—	291
Argosy Casino Riverside	Riverside, MO	Dockside gaming	450,397	37.9	—	258
Hollywood Casino Tunica	Tunica, MS	Dockside gaming	315,831	—	67.7	494
Boomtown Biloxi	Biloxi, MS	Dockside gaming	134,800	1.5	1.0	—
Hollywood Casino St. Louis	Maryland Heights, MO	Land-based gaming	645,270	247.8	—	502
Hollywood Gaming at Dayton Raceway	Dayton, OH	Land-based gaming/ Standardbred racing	191,037	119.7	—	—
Hollywood Gaming at Mahoning Valley Race Course	Youngstown, OH	Land-based gaming/ Thoroughbred racing	177,448	193.4	—	—
Casino Queen	East St. Louis, IL	Land-based gaming	330,502	67.3	—	157

			6,970,344	3,040.9	134.1	2,792

TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	Dockside gaming	120,517	28.9	—	—
Hollywood Casino Perryville	Perryville, MD	Land-based gaming	97,961	36.4	—	—

			218,478	65.3	—	—

Total			7,188,822	3,106.2	134.1	2,792

(1)	Square footage includes air conditioned space and excludes parking garages and barns.

(2)	Leased acreage reflects land subject to leases with third parties and includes land on which certain of the current facilities and ancillary supporting structures are located as well as parking lots and access rights.

(3)	During the year ended December 31, 2014, Penn independently built a hotel at Zia Park Casino. This hotel is not owned by the Company.

Pinnacle properties

The following table presents selected statistical and other information concerning the facilities which will be subject to the Pinnacle Master Lease upon consummation of the Acquisition (the “Pinnacle Facilities”) as of December 31, 2015. The information regarding the Pinnacle Facilities is derived from Pinnacle’s annual report on Form 10-K for the year ended December 31, 2015. We have not independently verified this information and are providing this data for informational purposes only. Pinnacle’s annual report on Form 10-K for the year ended December 31, 2015 is not incorporated by reference into and does not constitute a part of this prospectus supplement.

	Location	Opening year	Casino square footage	Hotel rooms(1)	Food & beverage outlets(2)	Parking spaces

Tenants
Ameristar Council Bluffs	Council Bluffs, IA	1996	38,500	444	8	3,027
Ameristar East Chicago	East Chicago, IN	1997	56,000	288	6	2,468
Ameristar Kansas City	Kansas City, MO	1997	140,000	184	12	8,320
Ameristar St. Charles	St. Charles, MO	1994	130,000	397	14	6,775
River City	St. Louis, MO	2010	90,000	200	9	4,122
Belterra	Florence, IN	2000	47,000	662	6	2,528
Ameristar Vicksburg	Vicksburg, MS	1994	70,000	149	4	3,063
Boomtown Bossier City	Bossier City, LA	1996	30,000	187	4	1,867
Boomtown New Orleans	New Orleans, LA	1994	30,000	150	5	1,907
L’Auberge Baton Rouge	Baton Rouge, LA	2012	74,000	205	8	2,400
L’Auberge Lake Charles	Lake Charles, LA	2005	70,000	995	10	3,236
Ameristar Black Hawk	Black Hawk, CO	2001	56,000	535	5	1,500
Cactus Petes and Horseshu	Jackpot, NV	1956	29,000	416	9	912

Total			860,500	4,812	100	42,125

(1)	Includes 284 rooms at Ameristar Council Bluffs operated by a third party and located on land owned by Pinnacle and leased to such third party and 54 rooms at Belterra relating to the Ogle Haus Inn, which is owned and operated by Pinnacle and located in close proximity to Belterra.

(2)	Includes two outlets at Ameristar East Chicago and one outlet at Ameristar Kansas City that are leased to and operated by third parties.

Master lease summaries

Penn Tenant; Penn Master Lease

Penn Tenant

Penn is a leading, diversified, multi-jurisdictional owner and manager of gaming and pari-mutuel properties, and an established gaming provider with strong financial performance. Penn is a publicly traded company that is subject to the informational filing requirements of the Exchange Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. See “Where You Can Find More Information” in the accompanying prospectus.

Penn Master Lease

The Penn Master Lease provides for the lease of land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements relating to the operation of the leased properties. The obligations under the Penn Master Lease are guaranteed by Penn and by all Penn subsidiaries that occupy and operate the facilities leased under the Penn Master Lease, or that own a gaming license, other license or other material asset necessary to operate any portion of the facilities. A default by Penn or its subsidiaries with regard to any facility will cause a default with regard to the entire Penn portfolio.

The Penn Master Lease provides for an initial term of 15 years with no purchase option. There are currently approximately 12.5 years left under the initial term of the Penn Master Lease. At Penn’s option, the Penn Master Lease may be extended for up to four five-year renewal terms beyond the initial term, on the same terms and conditions. If Penn elects to renew the term of the Penn Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Penn Master Lease, provided that each renewal option shall only be exercisable with respect to any of the barge-based facilities following an independent third party expert’s review of the total useful life of the applicable barged-based facility measured from the beginning of the initial term. If the exercise of any renewal term would cause the aggregate term to exceed 80% of the estimated useful life of any facility, such facility shall be included in such five-year renewal only for the period of time that is within 80% of the estimated useful life of such facility. In the event that a barge-based facility is not included in all or any portion of the final five-year renewal term, such property shall cease to be subject to the Penn Master Lease at the end of such partial period and will no longer be occupied by Penn absent the entry by GLPI and Penn into a new lease.

Penn does not have the ability to terminate its obligations under the Penn Master Lease prior to its expiration without the lessor’s consent. If the Penn Master Lease is terminated prior to its expiration other than with lessor’s consent, Penn may be liable for damages and incur charges such as continued payment of rent through the end of the lease term and maintenance costs for the property.

The Penn Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Penn is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Penn makes the rent payment in monthly installments. The rent is comprised of “Base Rent” and “Percentage Rent” components which are described below. Under the Penn Master Lease, the annual aggregate rent paid by Penn was approximately $433.9 million in 2015. In accordance with GAAP, we defer a portion of this rent on our balance sheet as deferred rental revenue.

Base rent

Fixed amount for duration of lease. This amount is:

(i) a fixed component during the first year of the Penn Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio (as it will be defined in the Penn Master Lease) for the properties in the aggregate not to fall below 1.8:1. This fixed component was equal to $251.6 million in the year ended December 31, 2015; plus

(ii) an additional fixed component equal to $89.3 million in the year ended December 31, 2015.

Percentage rent

A variable percentage rent component that is calculated as follows and was equal to $93.0 million in the year ended December 31, 2015:

(iii) Percentage Rent (other than Hollywood Casino Columbus and Hollywood Casino Toledo): Fixed amount for the first 5 years. An adjustment will be recorded every five years to establish a new fixed amount for the next five-year period based on the average actual net revenues of Penn from the facilities (other than Hollywood Casino Columbus and Hollywood Casino Toledo) during the five year period then ended (and calculated by multiplying 4% by the excess (if any) of (i) the average net revenues for the trailing five-year period over (ii) 50% of the 2013 projected net revenues).

(iv) Percentage Rent (Hollywood Casino Columbus and Hollywood Casino Toledo): Variable amount, determined monthly, based on 20% of the excess of Penn’s actual net revenues from Hollywood Casino Columbus and Hollywood Casino Toledo of the month then ended over 50% of 1/12 of the 2013 projected net revenues.

Pinnacle Tenant; Pinnacle Master Lease

Pinnacle Tenant

Pinnacle is an owner, operator and developer of casinos, a racetrack and related hospitality and entertainment facilities. As of the date of this prospectus supplement, Pinnacle owns and operates 15 gaming properties in Colorado, Indiana, Iowa, Louisiana, Missouri, Mississippi, Nevada and Ohio, fourteen of which will be subject to the Pinnacle Master Lease. Pinnacle also holds a majority interest in the racing license owner, and is a party to a management contract, for Retama Park Racetrack located outside of San Antonio, Texas. In addition to these properties, Pinnacle owns and operates a live and televised poker tournament series under the trade name Heartland Poker Tour. Pinnacle is a publicly traded company that is subject to the informational filing requirements of the Exchange Act and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. See “Where You Can Find More Information” in the accompanying prospectus.

Pinnacle Master Lease

Immediately prior to the closing of the Acquisition, Pinnacle MLS, LLC, one of Pinnacle’s wholly owned subsidiaries (“Pinnacle Tenant”), will enter into the Pinnacle Master Lease with Pinnacle (“Landlord”) and lease from Landlord real property assets associated with the Pinnacle Facilities. Immediately upon closing of the Acquisition, one of our subsidiaries will become successor by merger to Landlord. The obligations of Pinnacle Tenant under the Pinnacle Master Lease will be guaranteed by the newly formed public company that will own and operate Pinnacle’s gaming and other operating assets (“OpCo”) and all subsidiaries of Pinnacle Tenant that will operate the facilities leased under the Pinnacle Master Lease, or that own a gaming license, other license or other material asset or permit necessary to operate any portion of the facilities. A default by Pinnacle Tenant with regard to any facility will cause a default with regard to the entire portfolio.

The Pinnacle Master Lease will provide for an initial term of ten years with no purchase option. At Pinnacle Tenant’s option, the Pinnacle Master Lease may be extended for up to five five-year renewal terms beyond the initial ten-year term, on the same terms and conditions. If Pinnacle Tenant elects to renew the term of the Pinnacle Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Pinnacle Master Lease.

The Pinnacle Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Pinnacle Tenant will be required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the Landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. Under the Pinnacle Master Lease, the initial annual aggregate rent payable by Pinnacle Tenant will be $377 million.

Pinnacle Tenant will make the rent payment in monthly installments. The rent will be comprised of “Base Rent” and “Percentage Rent” components which are described below.

Base rent

The base rent amount will be the sum of:

(i) Building Base Rent: a fixed component equal to approximately $289 million, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior to the commencement of the Pinnacle Master Lease, during the first year of the Pinnacle Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio for the properties in the aggregate not to fall below 1.8:1 and will be further increased in respect of any capital improvements funded by Landlord; plus

(ii) Land Base Rent: an additional fixed component equal to approximately $44 million, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior to the commencement of the Pinnacle Master Lease.

Percentage rent

The percentage rent amount will be a variable percentage rent component that will be calculated as follows and is expected to equal approximately $44 million, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior the commencement of the Pinnacle Master Lease, during the first year of the Pinnacle Master Lease: (1) a fixed amount will be paid for the first two years and (2) an adjustment will be recorded every two years to establish a new fixed amount for the next two-year period based on the average actual net revenues of Pinnacle Tenant from the facilities during the two-year period then ended (and calculated by multiplying 4% by the excess (if any) of (i) the average annual net revenues for the trailing two-year period over (ii) 50% of the trailing twelve (12) months net revenues as of the month ending immediately prior to the execution of the Pinnacle Master Lease, which is expected to equal approximately $1.099 billion).

Tax status

We elected on our 2014 U.S. federal income tax return to be treated as a REIT and intend to continue to be organized and to operate in a manner that will permit us to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to shareholders. As a REIT, we generally will not be subject to federal income tax on income that we distribute as dividends to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates, and dividends paid to our shareholders would not be deductible by us in computing taxable income. Any resulting corporate liability could be substantial and could materially and adversely affect our net income and net cash available for distribution to shareholders. Unless we were entitled to relief under certain Internal Revenue Code (the “Code”) provisions, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year in which we failed to qualify to be taxed as a REIT.

Our TRS Properties are able to engage in activities resulting in income that is not qualifying income for a REIT. As a result, certain activities of the Company which occur within our TRS Properties are subject to federal and state income taxes.

Corporate information

Our principal executive offices are located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and our telephone number is (610) 401-2900. Our website address is www.glpropinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For additional information, see “Where You Can Find More Information” in the accompanying prospectus and “Information incorporated by reference” in this prospectus supplement and in the accompanying prospectus.

The offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see the sections entitled “Description of the notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “we,” “our,” and “us” refer only to the Issuers and none of their subsidiaries.

Issuers	GLP Capital, L.P. and GLP Financing II, Inc.

Securities	$400,000,000 aggregate principal amount of 4.375% Senior Notes due 2021 and $975,000,000 aggregate principal amount of 5.375% Senior Notes due 2026.

Maturity	The 2021 notes will mature on April 15, 2021. The 2026 notes will mature on April 15, 2026.

Interest rate	Interest on the 2021 notes will be payable in cash and will accrue at a rate of 4.375% per annum. Interest on the 2026 notes will be payable in cash and will accrue at a rate of 5.375% per annum.

Interest payment dates	April 15 and October 15 of each year, commencing October 15, 2016. Interest will accrue from April 28, 2016.

Guarantees	The notes will be guaranteed on a senior unsecured basis by GLPI. The notes will not be guaranteed by any of our subsidiaries; provided that, in the event that $100 million principal amount or more of certain of our existing or future debt securities are guaranteed or co-issued by any of the Operating Partnership’s subsidiaries (other than Capital Corp.), such subsidiaries will be required to guarantee the notes.

Ranking	The notes and GLPI’s guarantee of the notes will be our and GLPI’s general senior unsecured obligations and will:

•

rank equally in right of payment with all of our and GLPI’s existing and future senior unsecured indebtedness, including our existing senior unsecured notes and senior unsecured credit facilities and GLPI’s guarantees thereof;

•	rank senior in right of payment to all of our and GLPI’s future subordinated indebtedness;

•	be effectively subordinated to all of our and GLPI’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities of any of GLPI’s subsidiaries that is not an issuer of the notes.

In addition, unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including potentially lenders under our senior unsecured credit facilities, as certain of our subsidiaries may in the future elect to guarantee our senior unsecured credit facilities without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets. Our subsidiaries had approximately $9.7 million of liabilities (excluding intercompany liabilities) as of December 31, 2015.

As of December 31, 2015, after giving pro forma effect to Transactions, GLPI and its subsidiaries on a consolidated basis would have had $4.655 billion of long-term indebtedness, net of unamortized issuance costs, including $1.375 billion representing the notes offered hereby, $2.05 billion in existing senior unsecured notes and approximately $1.289 billion outstanding under our senior unsecured credit facilities, and we would have had $536 million available for borrowing under our revolving credit facility.

Optional redemption	The Issuers may redeem all or part of either series of notes at any time at their option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium, as described under the section entitled “Description of the notes—Redemption—Optional redemption.”

Redemption based upon gaming laws	The notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the notes—Redemption—Gaming redemption.”

Escrow of proceeds; Special mandatory redemption	If the Acquisition will not be consummated on the issue date, we will enter into an escrow agreement with Wells Fargo Bank, National Association (in such capacity, the “escrow agent”), pursuant to which we will deposit the gross proceeds of this notes offering into a segregated escrow account. Such escrow account, together with the funds held therein or credited thereto, will be pledged as security for the benefit of the holders of the notes until the release of the escrow funds or a special mandatory redemption of the notes has occurred. The escrowed funds will be released to us to be used as described under “Use of proceeds” upon delivery to the escrow agent and the trustee of an officer’s certificate certifying that the conditions to the release of the escrowed funds have been satisfied. See “Description of the notes—Escrow of proceeds.”

If the gross proceeds from this offering are deposited into escrow and if (i) the escrow release conditions are not satisfied on or prior to June 30, 2016, or (ii) on an earlier date, we notify the trustee in writing that the Merger Agreement has been terminated or that we will not pursue the consummation of the Acquisition (such date, the “Escrow End Date”), the notes will be subject to a special mandatory redemption no later than 45 calendar days following such date (the “Special Mandatory Redemption Date”), at a redemption price equal to 100% of the aggregate issue price of the notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. In the event of a special mandatory redemption, escrowed funds will be released and applied to pay for any such redemption. See “Description of the notes—Redemption—Special mandatory redemption.”

Change of control offer	If we experience a change of control accompanied by a decline in the rating of a series of notes, we must give holders of such series of notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of the notes—Repurchase at the option of holders—Change of control and rating decline.”

Certain indenture provisions	The indenture governing the notes will contain covenants limiting, among other things:

•	the ability of the Issuers and their subsidiaries to incur additional indebtedness and use their assets to secure indebtedness;

•	the ability of the Issuers to amend or terminate the Penn Master Lease; and

•	the ability of the Issuers to merge, consolidate or transfer all or substantially all of our and our subsidiaries’ assets, taken as a whole.

These covenants are subject to a number of important and significant limitations, qualifications and exceptions. See “Description of the notes—Certain covenants.”

No prior market	The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of proceeds	We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $1,356.8 million.

We intend to use the net proceeds from this notes offering (i) to finance a portion of the repayment, redemption and/or discharge of certain Pinnacle debt obligations that we will assume in the Acquisition, (ii) to pay a portion of transaction-related fees and expenses and (iii) for general corporate purposes, which may include the acquisition, development and improvement of properties, capital expenditures, the repayment of borrowings under our revolving credit facility and other general business purposes.

Affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Agricole Securities (USA) Inc. and UBS Securities LLC and certain of the other underwriters are lenders under Pinnacle’s credit facilities. Accordingly, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., and UBS Securities LLC will receive their pro rata portions of the borrowings repaid thereunder. In addition, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells

Fargo Securities LLC hold a portion of the Pinnacle notes that will be repaid, redeemed or discharged in connection with the closing of the Acquisition.

Risk factors	In analyzing an investment in the notes being offered pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under the section entitled “Risk factors” beginning on page S-21 of this prospectus supplement and in our 2015 10-K.

Summary historical consolidated and summary unaudited pro forma consolidated combined financial information

The following summary historical consolidated financial information as of and for the periods presented in the tables below have been derived from, and should be read together with, our audited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in our 2015 10-K, which is incorporated by reference into this prospectus supplement. See “Information incorporated by reference” in this prospectus supplement and the accompanying prospectus.

The following summary unaudited pro forma consolidated combined financial information as of and for the periods presented in the tables below have been derived from, and should be read together with, our unaudited pro forma consolidated combined financial statements and related notes included in the section entitled “Unaudited pro forma consolidated combined financial information” in this prospectus supplement. The summary unaudited pro forma consolidated combined financial information is provided for informational purposes only and does not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors, including those discussed in the sections entitled “Cautionary statement regarding forward-looking statements” and “Risk factors.” We therefore caution you not to place undue reliance on the summary unaudited pro forma consolidated combined financial information.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance for asset acquisitions in ASC 805, with GLPI treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the unaudited pro forma consolidated combined financial statements and related notes, the summary unaudited pro forma consolidated combined financial information below and the combined company’s future results of operations and financial position.

	For the years ended December 31,
	Pro forma 2015	Historical 2015	Historical 2014(1)	Historical 2013(1)
	(in thousands)

Income Statement Data:
Net revenues	$922,677	$575,053	$591,068	$235,452
Total operating expenses	376,467	317,638	332,562	181,547

Income from operations	546,210	257,415	258,506	53,905
Total other expenses	221,926	121,851	114,586	23,456

Income before income taxes	324,284	135,564	143,920	30,449
Income tax expense	7,442	7,442	5,113	15,596

Net income	$316,842	$128,122	$138,807	$14,853

Other Operating Data:
FFO(2)	$412,538	$223,818	$231,567	$29,710
AFFO(2)	606,702	321,789	307,314	48,450
Adjusted EBITDA(2)	820,552	440,019	422,494	91,032

	As of December 31,
	Pro forma 2015	Historical 2015	Historical 2014(1)
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$68,855	$41,875	$35,973
Real estate investments, net	3,469,887	2,090,059	2,180,124
Total assets	7,209,304	2,448,155	2,525,454
Long-term debt, net of current maturities and unamortized debt issuance costs	4,655,242	2,510,239	2,570,280
Shareholders’ equity (deficit)	2,339,632	(253,514)	(176,290)

(1)	Financial results for GLPI’s fiscal year ending December 31, 2014 reflect the first full year of operations for both operating segments. GLPI was spun-off from Penn on November 1, 2013.

(2)	For a discussion of and definitions for FFO, AFFO and Adjusted EBITDA, see “Presentation of non-GAAP financial information.”

The reconciliation of our net income to FFO, AFFO and Adjusted EBITDA for the periods presented is as follows:

	For the years ended December 31,
	Pro forma 2015	Historical 2015	Historical 2014(1)	Historical 2013(1)
	(in thousands)
Net income	$316,842	$128,122	$138,807	$14,853
Losses (gains) from dispositions of property	185	185	10	(39)
Real estate depreciation	95,511	95,511	92,750	14,896

Funds from operations	$412,538	$223,818	$231,567	$29,710

Straight-line rent adjustments	55,825	55,825	44,877	6,677
Direct financing lease adjustments(a)	73,860	—	—	—
Other depreciation	14,272	14,272	14,093	14,027
Amortization of land rights(b)	17,878	—	—	—
Debt issuance costs amortization(c)	18,471	14,016	8,057	700
Stock based compensation	16,811	16,811	12,258	1,566
Maintenance CAPEX	(2,953)	(2,953)	(3,538)	(4,230)

Adjusted funds from operations	$606,702	$321,789	$307,314	$48,450

Interest, net	221,926	121,851	114,586	19,253
Management fees	—	—	—	4,203
Income tax expense	7,442	7,442	5,113	15,596
Maintenance CAPEX	2,953	2,953	3,538	4,230
Debt issuance costs amortization(c)	(18,471)	(14,016)	(8,057)	(700)

Adjusted EBITDA	$820,552	$440,019	$422,494	$91,032

(a)	Represents cash rental payments received from tenants and applied against the direct financing lease receivable on our balance sheet under ASC-840.

(b)	Such amortization represents a non-cash expense related to our above market ground leases.

(c)	Such amortization is a non-cash component included in interest, net.

Risk factors

An investment in our notes involves risk. In addition to the other information included in, or incorporated by reference into, this prospectus supplement, you should carefully consider the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our 2015 10-K, as well as the risks, uncertainties and additional information set forth in our 2015 10-K generally and in other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, when determining whether or not to purchase our notes offered under this prospectus supplement. See the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Information incorporated by reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You may lose all or a part of your investment.

Risks related to the Acquisition

We may fail to consummate the Acquisition or may not consummate it on the terms described herein.

This offering is expected to be consummated on or prior to the date of the closing of the Acquisition. We expect to consummate the Acquisition during the second quarter of 2016 and potentially after the closing date of this offering, and intend to apply all of the net proceeds from this offering to fund a portion of the Acquisition, including approximately $2.7 billion in respect of the principal amount of Pinnacle Debt that we will redeem, repurchase or discharge contemporaneously with the closing of the Acquisition. See “Use of proceeds.” The consummation of the Acquisition, however, is subject to certain customary regulatory and other closing conditions, which make the completion and timing of the Acquisition uncertain, and, accordingly, there can be no assurance that such conditions will be satisfied on the anticipated schedule or at all.

The completion of this offering is not contingent upon the Acquisition. However, if the Acquisition is not completed, the notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. In the case of such special mandatory redemption, you may realize a lower return on your investment than if the notes had been held through maturity. See “Risks related to this offering and the notes—Under certain conditions, we will be required to redeem the notes. If we are required to redeem the notes, you may not obtain your expected return on the notes.”

We will be subject to business uncertainties while the Acquisition is pending, which could adversely affect our business.

In connection with the pendency of the Acquisition, it is possible that certain persons with whom we have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with us, as the case may be, as a result of the Acquisition, which could negatively affect our revenues, earnings and cash flows, regardless of whether the Acquisition is completed.

Under the terms of the Merger Agreement, we are subject to certain restrictions on the conduct of our business prior to the effective time of the Acquisition, which may adversely affect our ability to execute certain of our business strategies, including the ability in certain cases to enter into contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could negatively affect our business and operations prior to the completion of the Acquisition.

The completion of the Acquisition is subject to the receipt of approvals, consents or clearances from regulatory authorities that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent completion of the Acquisition.

Completion of the Acquisition is conditioned upon the receipt of certain governmental approvals, including, without limitation, gaming regulatory approvals. Although we have agreed to use our reasonable best efforts to obtain the requisite governmental approvals, there can be no assurance that these approvals will be obtained and that the other conditions to completing the Acquisition will be satisfied. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of the Acquisition or require changes to the terms of the Merger Agreement or other agreements to be entered into in connection with the Merger Agreement. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Acquisition or of imposing additional costs or limitations on us following completion of the Acquisition, any of which might have an adverse effect on us following completion of the Acquisition. Under the terms of the Merger Agreement, however, (i) subject to certain conditions, Pinnacle is not required to agree to amendments to the Pinnacle Master Lease or take certain divestiture actions and (ii) we are not required to take any divesture actions that would be expected to result in a loss of $150 million or more.

The completion of the Acquisition may trigger change in control or other provisions in certain agreements to which Pinnacle is a party. If we and Pinnacle are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under those agreements, potentially terminating the agreements or seeking monetary damages. Even if we and Pinnacle are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Pinnacle.

The unaudited pro forma consolidated combined financial information contained in this prospectus supplement is presented for illustrative purposes only and may not be reflective of our operating results and financial condition following completion of the pro forma events.

The unaudited pro forma consolidated combined financial information contained in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, our actual results and financial position after the pro forma events may differ materially and adversely from the unaudited pro forma consolidated combined financial information that is included in this prospectus supplement. The unaudited pro forma consolidated combined financial information has been prepared with the assumption that we will be identified as the acquirer under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed.

If the Acquisition is completed, we may not achieve the intended benefits and the Acquisition may disrupt our current plans or operations.

There can be no assurance that we will be able to successfully realize the expected benefits of the Acquisition. Following the completion of the Acquisition, we will have significant financial exposure to Pinnacle’s performance of its contractual obligations to us, and adverse changes in Pinnacle’s business or finances, over which we will have no control other than the limited contractual protections afforded to us as a landlord, could adversely affect us. In addition, our business may be negatively impacted following the Acquisition if we are unable to effectively manage our expanded operations.

Risks relating to us after completion of the Acquisition

Our future results will suffer if we do not effectively manage our expanded portfolio of properties following the Acquisition and any failure by us to effectively manage our portfolio could have a material and adverse effect on our business and our ability to make distributions to shareholders, as required for us to continue to qualify as a REIT.

Following the completion of Acquisition, the size of our business will materially increase beyond its current size. Our future success depends, in part, upon our ability to manage this expanded business, which will pose challenges for management, including challenges related to acting as landlord to a larger portfolio of properties and associated increased costs and complexity. There can be no assurances that we will be successful.

In addition, we depend on our tenants to operate the properties that we own in a manner that generates revenues sufficient to allow the tenants to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the properties in a manner so as not to jeopardize their operating licenses or regulatory status. The ability of our tenants to fulfill their obligations may depend, in part, upon the overall profitability of their operations. Our financial position could be materially weakened if any of our tenants were unable to meet their obligations to us or failed to renew or extend any lease as such lease expires, or if we were unable to lease or re-lease our properties on economically favorable terms.

Under the separation agreement, Pinnacle will have to indemnify us for certain liabilities. However, there can be no assurance that these indemnities will be sufficient to insure us against the full amount of such liabilities, or that Pinnacle’s ability to satisfy its indemnification obligation will not be impaired in the future.

Under the separation agreement, Pinnacle will agree to indemnify us for certain liabilities. However, third parties could seek to hold us responsible for any of the liabilities that Pinnacle will agree to retain, and there can be no assurance that Pinnacle will be able to fully satisfy its indemnification obligations. Even if we ultimately succeed in recovering from Pinnacle any amounts for which we are held liable, we may be temporarily required to bear these losses while seeking recovery from Pinnacle.

We will be significantly dependent on two tenants and their respective subsidiaries until we substantially diversify our portfolio and an event that has a material and adverse effect on either tenant’s respective business, financial position or results of operations could have a material and adverse effect on our business, financial position or results of operations.

Following completion of the Acquisition, substantially all of our revenue will be based on the revenue derived under the master leases with Pinnacle and Penn. Because these master leases are triple-net leases, we will depend on Pinnacle and Penn to pay all insurance, taxes, utilities and maintenance and repair expenses in connection with these leased properties and to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with their businesses. There can be no assurance that either Pinnacle or Penn will have sufficient assets, income or access to financing to enable them to satisfy their payment obligations under the master leases. The inability or unwillingness of either Pinnacle or Penn to meet their subsidiaries’ rent obligations and other obligations under the master leases, in each case, could materially and adversely affect our business, financial position or results of operations, including our ability to pay dividends to our shareholders as required to maintain our status as a REIT.

Due to our dependence on rental payments from Pinnacle and Penn (and their respective subsidiaries) as our primary source of revenue, we may be limited in our ability to enforce our rights under the master leases or to terminate the master leases with respect to any particular property. Failure by Pinnacle or Penn to comply with the terms of their respective master leases or to comply with the gaming regulations to which the leased properties are subject could require us to find another lessee for such leased property and there could be a decrease or cessation of rental payments by either Pinnacle or Penn, as the case may be. In such event, we may be unable to locate a suitable lessee at similar rental rates or at all, which would have the effect of reducing our rental revenues.

We may be required to make distributions in order to purge ourselves of any historic earnings of Pinnacle.

While we expect that we will not inherit any earnings from Pinnacle due to its distribution to its shareholders prior to the Acquisition, in the event we do inherit any such earnings, we will be required to distribute those earnings prior to the end of this year. Any such earnings could be material and could require us to sell assets or incur debt in order to satisfy such distribution requirement.

We could be subject to tax on any unrealized net built-in gains in the assets we expect to acquire from Pinnacle.

The assets we expect to acquire from Pinnacle are expected to have significant built-in-gains. Because Pinnacle is, and prior to the Acquisition will be, a C corporation, if we dispose of any such appreciated assets during the five-year period following the Acquisition, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the built-in-gain in such assets at the time of the Acquisition. We would be subject to this tax liability even if we continue to qualify and maintains our status as a REIT. Any recognized built-in gain will retain its character as ordinary income or capital gain and will be taken into account in determining REIT taxable income and our distribution requirement. Any tax on the recognized built-in gain will reduce REIT taxable income. We may choose not to sell in a taxable transaction appreciated assets we might otherwise sell during the five-year period in which the built-in gain tax applies in order to avoid the built-in gain tax. However, there can be no assurances that such a taxable transaction will not occur. If we sell such assets in a taxable transaction, the amount of corporate tax that we will pay will vary depending on the actual amount of net built-in gain or loss present in those assets as of the time we became a REIT. The amount of tax could be significant.

Risks related to this offering and the notes

We have a material amount of indebtedness that involves debt service obligations, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations and we expect to incur more indebtedness in connection with the Acquisition.

We have a material amount of indebtedness and debt service requirements. As of December 31, 2015, we had approximately $2.5 billion in long-term indebtedness, consisting of:

•	approximately $490 million of total indebtedness outstanding under our $1 billion senior unsecured credit facilities (we also have $0.9 million of contingent obligations under letters of credit);

•	$2.05 billion of outstanding existing senior unsecured notes; and

•	approximately $1.39 million of capital lease obligation related to certain assets.

In addition, we expect to incur up to $2.2 billion of additional indebtedness (which includes the notes offered hereby) in connection with the repayment, redemption or discharge of the Pinnacle Debt contemporaneously with the closing of the Acquisition, and to pay transaction-related fees and expenses, and we may incur additional indebtedness in the future to finance acquisitions or otherwise. Our material indebtedness could have important consequences to you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, acquisitions, debt service requirements and general corporate or other purposes;

•

a material portion of our cash flows will be dedicated to the payment of principal and interest on our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes, including to make acquisitions;

•

it could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

•	it could make us more vulnerable to downturns in general economic or industry conditions or in our business, or prevent us from carrying out activities that are important to our growth;

•	it could increase our interest expense if interest rates in general increase because our indebtedness under the senior unsecured credit facilities bears interest at floating rates;

•	it could limit our ability to take advantage of strategic business opportunities; and

•

it could make it more difficult for us to satisfy our obligations with respect to our indebtedness, including under the notes, and any failure to comply with the obligations of any of our debt instruments, including any financial and other restrictive covenants, could result in an event of default under the indenture governing the notes or under the agreements governing our other indebtedness which, if not cured or waived, could result in the acceleration of our indebtedness under the senior unsecured credit facilities, under the existing senior unsecured notes and under the notes.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior unsecured credit facilities or from other debt financing, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets or seeking to raise additional capital, including by issuing equity securities or securities convertible into equity securities. Our ability to restructure or refinance our indebtedness will depend on the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service requirements or to refinance our obligations on commercially reasonable terms would have an adverse effect, which could be material, on our business, financial position and results of operations. To the extent that we will incur additional indebtedness or such other obligations, the risks associated with our leverage, including our possible inability to service our debt, would increase.

Our indebtedness imposes restrictive covenants on us that could limit our operations and lead to events of default if we do not comply.

The Credit Agreement governing our senior unsecured credit facilities require us, among other obligations, to maintain specified financial ratios and to satisfy certain financial tests, including fixed charge coverage, secured leverage and total leverage ratios. In addition, the Credit Agreement governing our senior unsecured credit facilities restricts, among other things, our ability to grant liens on our assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments.

Further, the indenture governing our existing senior unsecured notes restricts and the indenture relating to the notes will restrict, among other things, the Issuers’ and their subsidiaries’ ability to incur additional indebtedness and use their respective assets to secure indebtedness, our ability to amend or terminate the

Penn Master Lease, and our ability to consummate a merger, consolidation or transfer of all or substantially all of our and our subsidiaries’ assets, taken as a whole. A failure to comply with the restrictions contained in the Credit Agreement governing our senior unsecured credit facilities, the indenture governing our existing senior unsecured notes or the indenture governing the notes offered hereby could lead to an event of default thereunder, which could result in an acceleration of such indebtedness and an event of default under our other debt.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior unsecured credit facilities in amounts sufficient to enable us to fund our liquidity needs, including with respect to the notes and our other indebtedness. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. As we are required to, or expected to be required to, satisfy amortization requirements as other debt matures, we may also need to raise funds to refinance all or a portion of our debt. We cannot assure you that we will be able to refinance any of our debt, including our senior unsecured credit facilities or our existing senior unsecured notes, on attractive terms, on commercially reasonable terms or at all. Our future operating performance and our ability to service or refinance the notes and to service, extend or refinance our other debt, including our senior unsecured credit facilities and our existing senior unsecured notes, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

The notes are unsecured. Therefore, our future secured creditors, if any, would have a prior claim, ahead of the notes, on our assets.

The notes are unsecured. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our future secured debt, if any, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the notes. In addition, if we fail to meet our payment or other obligations under any such secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result you may lose a portion of or the entire value of your investment in the notes. As of December 31, 2015 and on a pro forma basis for the Transactions, GLPI and the Issuers (not including any of their subsidiaries) had no secured debt outstanding.

Because the notes are not guaranteed by any of our subsidiaries, the creditors of our subsidiaries have a prior claim, ahead of the notes, on all of our subsidiaries’ assets.

We have no material direct operations and no material assets other than ownership of the stock of our subsidiaries. Because we conduct our operations through our subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including payments of principal and interest on the notes.

Unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including potentially lenders under our senior unsecured credit facilities, as certain of our subsidiaries may in the future elect to guarantee our senior unsecured credit facilities without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets. In addition, our subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, holders of indebtedness and trade creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of our subsidiaries before any assets are made available for distribution to us. Accordingly, there may be insufficient funds to satisfy claims of noteholders. Our subsidiaries had approximately $9.7 million of liabilities (excluding intercompany liabilities) as of December 31, 2015.

Legal and contractual restrictions in agreements governing current and future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may further limit our ability to obtain cash from our subsidiaries. In addition, the earnings of our subsidiaries, covenants contained in our and our subsidiaries’ debt agreements (including the Credit Agreement governing our senior unsecured credit facilities, the indenture governing the existing senior unsecured notes and the indenture governing the notes offered hereby), covenants contained in other agreements to which we or our subsidiaries are or may become subject, business and tax considerations, and applicable law, including laws regarding the payment of dividends and distributions, may further restrict the ability of our subsidiaries to make distributions to us. We cannot assure you that our subsidiaries will be able to provide us with sufficient dividends, distributions or loans to fund the interest and principal payments on the notes when due.

GLPI has no material assets other than its investment in the Operating Partnership.

GLPI will fully and unconditionally guarantee all payments due on the notes. However, GLPI has no material assets other than its investment in the Operating Partnership. GLPI’s guarantee of the notes will rank equally in right of payment with all of GLPI’s senior unsecured indebtedness, including GLPI’s guarantee of our senior unsecured credit facilities and our existing senior unsecured notes, will rank senior in right of payment to all of GLPI’s subordinated indebtedness, and will be effectively subordinated to all of GLPI’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. Furthermore, GLPI’s guarantee of the notes will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries that are not Issuers of the notes. The liabilities of our subsidiaries currently consist primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. As a result, the guarantee by GLPI provides little, if any, additional credit support for the notes.

GLPI is not subject to most of the covenants in the indenture.

GLPI will guarantee the notes, but is not directly subject to most of the covenants in the indenture governing the notes. For example, the indenture does not restrict the ability of GLPI to incur additional debt (secured or unsecured). Transactions undertaken by GLPI could have a material adverse effect on the ability of GLPI to make payments in respect of its guarantee of the notes.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture relating to the notes or the terms of our other indebtedness. In addition, under certain circumstances, we may be permitted to use the proceeds from debt to effect merger payments in compliance with the indenture.

Upon the occurrence of certain change of control transactions, a default could occur in respect of our senior unsecured credit facilities, and when such change of control transaction is accompanied by a decline in the rating of the notes, we may be required to make an offer to purchase all outstanding notes and all of our existing senior unsecured notes at purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. If such a change of control triggering event were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes and existing senior unsecured notes tendered. See “Description of the notes—Repurchase at the option of holders.”

The Credit Agreement governing our senior unsecured credit facilities contains, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes (upon a change of control coupled with a ratings decline) or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If such a change of control triggering event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute a default under the terms of the indenture governing the notes and any other indebtedness that we may enter into from time to time with similar provisions.

You may be required to sell your notes if any gaming authority finds you unsuitable to hold them or otherwise requires us to redeem or repurchase the notes from you.

In the event that any of the applicable regulatory agencies or authorities requires a holder (including a beneficial holder) of the notes to be licensed, qualified or found suitable under the applicable gaming or racing laws, and such holder fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so or if such holder is denied such license or qualification or is not found suitable or if any of the applicable regulatory agencies or authorities otherwise require that the notes held by such holder be redeemed, we will have the right, at our option, to redeem or require such holder to dispose of such holder’s notes. See “Description of the notes—Redemption—Gaming redemption.”

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes.

The notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, they are not obligated to do so and may cease their market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price of the notes.

Under certain conditions, we will be required to redeem the notes. If we are required to redeem the notes, you may not obtain your expected return on the notes.

If the Acquisition will not be consummated on the issue date, we will enter into an escrow agreement with the escrow agent, pursuant to which we will deposit the gross proceeds of this notes offering into a segregated escrow account. If (i) the Acquisition is not completed on or before June 30, 2016, or (ii) prior to June 30, 2016, the Merger Agreement is terminated or we notify the trustee that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes at a redemption price equal to 100% of the aggregate issue price of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the notes—Escrow of proceeds” and “Description of the notes—Redemption—Special mandatory redemption.” If your notes are redeemed, you may not obtain your total expected return on the notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of the offering of the notes. Changes in our business or financial condition between the closing of this offering and the closing of the Acquisition will have no effect of your rights as a purchaser of the notes. Additionally, you may suffer a loss on your investment if you purchase notes at a price greater than the issue price of the notes.

Federal and state statutes allow courts, under specific circumstances, to void the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or GLPI (as guarantor) and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.

Our creditors or the creditors of GLPI could challenge the issuance of the notes or GLPI’s issuance of its guarantee as fraudulent conveyances or on other grounds. Under the U.S. federal bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be voided if a court determined that we, at the time we issued the notes, or GLPI, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•	issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor’s ability to pay such debts as they matured.

A court would likely find that we or GLPI did not receive reasonably equivalent value or fair consideration for the notes or the guarantees if we or GLPI did not substantially benefit directly or indirectly from the notes issuance. If the notes or guarantees were voided or limited as a fraudulent conveyance, holders of the notes would cease to be our creditors or creditors of GLPI, would likely have no source from which to recover amounts due under the notes and any claim you may make against us or GLPI for amounts payable on the notes or guarantees would be unenforceable to the extent of such voidance or limitation. Under certain circumstances, a court might direct you to repay amounts received on account of the notes or the guarantees or otherwise take actions detrimental to the holders of the notes on equitable or other grounds.

The test for determining solvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a court would consider the issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes offered hereby contains a “savings clause” intended to limit GLPI’s liability under its guarantee to the maximum amount without causing the incurrence of obligations under its guarantee to be a fraudulent transfer under applicable law. This provision, however, may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws. In certain bankruptcy court cases, such clause was found to be ineffective to protect the guarantee.

Risks related to the Penn Spin-Off and the Acquisition

Pursuant to certain tax matters agreements entered into in connection with the Penn Spin-Off and the Acquisition, we could be subject to significant tax liabilities and, in certain circumstances, we could be required to indemnify Penn and/or Pinnacle for material taxes.

In connection with the Penn Spin-Off, we entered into a tax matters agreement with our former parent Penn pursuant to which we agreed to be responsible for certain liabilities and obligations following the Penn Spin-Off. In general, under the terms of the tax matters agreement, in the event the Penn Spin-Off were to fail to qualify for tax deferred treatment under Sections 355 and 368(a)(l)(D) of the Code (including as a result of Section 355(e) of the Code) and if such failure were the result of actions taken after the Penn Spin-Off by us or Penn, the party responsible for such failure will be responsible for all taxes imposed on Penn to the extent such taxes result from such actions. However, if such failure was the result of any acquisition of our shares or assets or any of our representations or undertakings being incorrect or breached, we will be responsible for all taxes imposed on Penn as a result of such acquisition or breach. Our indemnification obligations to Penn and its subsidiaries, officers and directors will not be limited in amount or subject to any cap. If we are required to indemnify Penn and its subsidiaries and their respective officers and directors under the circumstances set forth in the tax matters agreement, we may be subject to substantial liabilities.

We entered into a tax matters agreement with Pinnacle and Opco that will be effective upon consummation of the Acquisition. Prior to the consummation of the Acquisition, Pinnacle will distribute the Opco to its shareholders in a taxable distribution. Pursuant to the tax matters agreement, Opco will generally be liable for taxes of Pinnacle relating to time periods before the effective time of the Acquisition. We, however, will be liable for taxes of Pinnacle arising as a result of the Acquisition, the taxable spin-off and certain related transactions. Our liability in this regard will be limited by certain assumptions relating to Pinnacle’s tax attributes and projected taxable income, with Opco bearing liability to the extent additional taxes may result from an inaccuracy in such assumptions. We have agreed to share liability with Opco for certain taxes relating to the assets to be acquired by us. We will bear liability for any transfer taxes incurred on the Acquisition, the taxable spin-off and certain related transactions.

The transactions

The Merger Agreement

On July 20, 2015, GLPI, Merger Sub and Pinnacle entered into the Merger Agreement, providing for the merger of Pinnacle with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of GLPI following which we will own all of Pinnacle’s real property assets, other than Pinnacle’s Belterra Park property and excess land at certain locations. To effect, and prior to the consummation of, the Acquisition, Pinnacle has agreed that it will effect a pro rata distribution to Pinnacle’s stockholders of common stock representing a 100% interest in OpCo, a newly formed public company that will own and operate Pinnacle’s gaming and other operating assets and other specified assets (the “Pinnacle Spin-Off”). Merger Sub, as the surviving company in the Acquisition, will then own substantially all of Pinnacle’s real estate assets that were retained or transferred to Pinnacle in the Pinnacle Spin-Off and will lease those assets back to OpCo pursuant to the Pinnacle Master Lease, which is a triple-net 35-year (including extension renewals) master lease agreement. As more fully described below under “—Pinnacle Tenant; Pinnacle Master Lease,” a wholly owned subsidiary of OpCo will operate the leased gaming facilities as a tenant under the Pinnacle Master Lease. The Acquisition is expected to close at the end of April 2016. Contemporaneously with the closing of the Acquisition, GLPI will contribute the equity of Merger Sub to the Operating Partnership.

At the effective time of the Acquisition, each Pinnacle shareholder will receive 0.85 shares of our common stock for each share of Pinnacle common stock (the “exchange ratio”), with cash paid in lieu of the issuance of fractional shares of our common stock. The exchange ratio will not be adjusted to reflect changes in the price of our common stock or the price of Pinnacle common stock occurring prior to the completion of the Acquisition. With the exception of regulatory approval from the Louisiana Gaming Control Board, which we expect to receive in April 2016, substantially all of the conditions to closing the Acquisition have been satisfied prior to the date of this prospectus supplement and we expect the Acquisition to close at the end of April 2016. However, no assurances can be given that the Acquisition will close on the terms described herein or at all. Upon consummation of the Acquisition, we estimate that our shareholders will hold approximately 72% and Pinnacle stockholders will hold approximately 28% of our common stock, respectively. In connection with the Acquisition, we have agreed to assume $2.7 billion aggregate principal amount of the Pinnacle Debt, which we have agreed to repay, redeem and/or discharge contemporaneously with the closing of the Acquisition.

Our obligations and Pinnacle’s obligations to effect the Acquisition are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement (including gaming regulatory approvals and the Pinnacle Spin-Off having been completed in accordance with the Separation Agreement described below and other ancillary agreements). As previously announced, on March 15, 2016, each company’s requisite stockholder approval was received. Upon completion of the Acquisition, our current directors and officers are expected to continue in their current positions, other than as may be publicly announced by us in the normal course of business.

We and Pinnacle may mutually agree to terminate the Merger Agreement before completing the Acquisition, even after receipt of the approvals of each company’s stockholders. In addition, the Merger Agreement may be terminated, subject to certain exceptions, prior to the effective time of the Acquisition by either us or Pinnacle under certain circumstances, including if the Acquisition has not been consummated on or before April 30, 2016, subject to extension to June 30, 2016 at our election, if the only conditions not satisfied at such time related to regulatory and other government approvals.

If the Merger Agreement is validly terminated, the agreement will become void and have no effect, without any liability or obligation on the part of any party except for (i) liabilities in connection with the confidentiality agreement between Pinnacle and us; (ii) if the Merger Agreement is terminated by either us or Pinnacle in connection with any final, nonappealable injunction, order, decree or ruling relating to gaming, antitrust or related laws or any related consents or approvals that permanently restrain, enjoin or otherwise prohibit the consummation of the Acquisition or if the Acquisition has not been consummated by June 30, 2016 and at such time certain conditions relating to closing have been satisfied and certain conditions related to regulatory and gaming approvals have not been satisfied, we will be obligated to pay Pinnacle a termination fee of $150 million; provided however, that we will not be required to pay any such termination fee if the primary cause of such termination was an adverse suitability finding under applicable gaming laws with respect to the business of OpCo and its affiliates; (iii) indemnification and confidentiality provisions arising out of Pinnacle’s cooperation with us in connection with our financings; and (iv) liabilities arising out of or the result of fraud or any willful and material breach of any covenant, agreement, representation or warranty in the Merger Agreement prior to termination, in which case the aggrieved party is not limited to the termination fee described in clause (ii) above and will be entitled to all rights and remedies available at law or in equity. In addition to any other remedy that may be available to each party to the Merger Agreement, including monetary damages, each of the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions.

Separation and Distribution Agreement

The Merger Agreement attaches forms of certain additional agreements to be entered into prior to the closing of the Acquisition to effect the separation of Pinnacle’s real estate assets (except the Belterra Park property and excess land at certain locations) from its operations, including a separation and distribution agreement (the “Separation Agreement”). The Separation Agreement will identify assets to be transferred, liabilities to be assumed and contracts to be assigned to or retained by Pinnacle (which, following completion of the Acquisition, is referred to in this prospectus supplement as “PropCo”) as part of the separation of Pinnacle’s real property assets (except the Belterra Park property and excess land at certain locations) from its operations, which will be retained by or transferred to OpCo, and it will provide for when and how these transfers, assumptions and assignments will occur. In particular, the Separation Agreement will provide that, among other things, subject to the terms and conditions contained therein:

•

certain assets will be transferred to or retained by PropCo, including (i) all of Pinnacle’s leased and real property assets, other than Belterra Park and certain other real property assets (the “PropCo Business”); (ii) all permits or authorizations necessary to operate the PropCo Business; (iii) all issued and outstanding capital stock of, or other equity interests in, the entities which will be transferred with, or retained by, PropCo; (iv) specified contracts relating to the PropCo Business; (v) the proceeds of the OpCo Cash Payment (as defined below); and (vi) certain other specified assets (collectively, the “PropCo Assets”);

•	all other assets as of the time of the distribution, other than the PropCo Assets, will be transferred to or retained by OpCo;

•

certain liabilities will be assumed by or retained by PropCo specifically: (i) all liabilities, to the extent relating to, arising out of, or resulting from, the PropCo Assets or the PropCo Business arising after the distribution; (ii) certain liabilities in connection with our financing for the Acquisition (including, for example, breakage fees or other fees, costs and expenses); (iii) environmental liabilities relating to the PropCo Assets solely to the extent that the liabilities arise and the facts on which they are based occur subsequent to the distribution; (iv) one-half of a potential fee related to third-party consent; (v) the fees and expenses of OpCo and Pinnacle relating to legal counsel, investment bankers and other advisors as well as certain fees, expenses and costs associated with third party consents and Pinnacle’s financing up to and including $25,000,000 (“Certain Pinnacle Transaction Expenses”); (vi) the accrued and unpaid interest with respect to Pinnacle’s existing debt (which will serve as an adjustment to the OpCo Cash Payment, as described below); and (vii) certain other specified liabilities, which will not include any liabilities that are governed by the tax matters agreement (the “Tax Matters Agreement”), which was entered into by us and Pinnacle contemporaneously with the Merger Agreement, or the employees matters agreement (the “Employee Matters Agreement”), which will be entered into by OpCo and PropCo prior to the closing of the Acquisition, (collectively, the “PropCo Liabilities); and

•	all other liabilities of Pinnacle, OpCo and their respective affiliates as of the time of the distribution, other than the PropCo Liabilities, will be assumed by or retained by OpCo.

The Separation Agreement will provide that each holder of Pinnacle common stock will receive a pro rata distribution of such number of shares of OpCo common stock as shall be determined by the Pinnacle board of directors for each share of Pinnacle common stock held by such stockholder as of the record date of the distribution. Following the distribution, Pinnacle’s stockholders will collectively hold 100% of OpCo.

The Separation Agreement will provide that at the time of distribution, OpCo shall pay to PropCo an amount equal to the amount of existing Pinnacle debt at the time of the Pinnacle Spin-Off, less the Pinnacle Debt assumed by us (subject to adjustment, the “OpCo Cash Payment”), which will be used by PropCo to pay off a portion of Pinnacle’s existing indebtedness, substantially concurrently with the consummation of the distribution and the Acquisition. To support its obligation to make the OpCo Cash Payment, at the time the Merger Agreement was executed, Pinnacle secured committed financing for which OpCo would be the obligor after consummation of the Acquisition.

The OpCo Cash Payment, which is expected to be approximately $975 million, will be subject to the following adjustments:

•

the OpCo Cash Payment will be increased or decreased, as applicable, on a dollar-for-dollar basis by the amount that the existing indebtedness of Pinnacle at the time of the distribution is greater than or less than $3,675,000,000;

•

the OpCo Cash Payment will be reduced on a dollar-for-dollar basis by (i) the aggregate amount of Medicare taxes (ii) Certain Pinnacle Transaction Expenses and (iii) one-half of a potential fee related to third-party consent;

•

the OpCo Cash Payment will be increased or decreased, as applicable, on a dollar-for-dollar basis by the amount that the accrued and unpaid interest of the existing indebtedness of Pinnacle is greater than or less than the amount of such interest as of December 31, 2015; and

•	the OpCo Cash Payment will be increased on a dollar-for-dollar basis by certain time-based fees payable after December 31, 2015 with respect to our financing commitments (up to a cap of $3,375,000).

The Separation Agreement will provide that the distribution is subject to the satisfaction of certain conditions (including that the conditions to the Merger Agreement have been fulfilled or waived and the separation has been substantially completed in accordance with Pinnacle’s plan of reorganization).

The Separation Agreement will provide that the parties must use their reasonable best efforts following the distribution to obtain any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third person, including governmental entities, as soon as reasonably practicable, to the extent that the transfer or assignment of any assets, the assumption of any liability, the separation or the distribution requires any approvals or notifications. If and to the extent that the valid, complete and perfected transfer or assignment of any assets or assumption of any liabilities would be a violation of applicable law or require any approvals or notifications in connection with the separation or the distribution, that has not been obtained or made by the time of distribution then, unless otherwise agreed, the transfer or assignment of such assets or the assumption of such liabilities, will be automatically deferred until such time as all legal impediments are removed or such approvals or notifications been obtained or made. However, if such legal impediments are not removed or such approvals or notifications are not obtained or made by the second anniversary of the date of distribution, then, unless otherwise agreed, all assets and liabilities that are held by PropCo or OpCo, as the case may be, will be retained by such party indefinitely, except for certain specified real property, for which parties will continue indefinitely to work to transfer to PropCo.

Employee Matters Agreement

The Employee Matters Agreement will generally allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement will provide for the treatment of Pinnacle’s outstanding equity awards in connection with the Pinnacle Spin-Off. In addition, the Employee Matters Agreement will set forth the general principles relating to employee matters, including with respect to the assignment of employees and the transfer of employees from Pinnacle to OpCo, the assumption and retention of liabilities and related assets, workers’ compensation, labor relations, and related matters. At the time of the distribution, equity incentive awards and certain cash performance unit awards granted on or prior to July 16, 2015 will be adjusted into OpCo awards and GLPI awards in proportion to the relative value of Pinnacle (after giving effect to the Pinnacle Spin-Off) and OpCo. Outstanding equity incentive awards and cash performance unit awards granted after July 16, 2015 will be adjusted into OpCo awards. Following the Pinnacle Spin-Off, all OpCo awards will continue to vest in accordance with their terms based on OpCo service. Upon completion of the Acquisition, each outstanding Pinnacle equity award will be cancelled in exchange for a number of shares of our common stock determined based on the exchange ratio. In addition, certain cash performance unit awards will be cancelled in the Acquisition in exchange for shares of our common stock based on the value of our common stock at the time of the Acquisition.

Tax Matters Agreement

The Tax Matters Agreement will govern OpCo’s and our respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the Pinnacle Spin-Off), tax attributes, tax returns, tax contests and certain other tax matters.

Under the Tax Matters Agreement, OpCo will generally be liable for taxes of Pinnacle relating to time periods before the effective time of the Acquisition. We, however, will be liable for taxes of Pinnacle arising as a result of the Acquisition, the Pinnacle Spin-Off and certain related transactions. Our liability in this regard will be limited by certain assumptions relating to Pinnacle’s tax attributes and projected taxable income, with OpCo bearing liability to the extent additional taxes may result from an inaccuracy in such assumptions. We and OpCo have also agreed to share liability for certain taxes relating to the assets to be acquired by us. We will bear liability for any transfer taxes incurred on the Acquisition, the Pinnacle Spin-Off and certain related transactions.

The Tax Matters Agreement provides that OpCo will generally prepare and file any tax returns for tax periods of Pinnacle ending on or prior to the effective time of the Acquisition and will control any tax contests related to such tax returns, subject to certain review, participation and consent rights of GLPI.

Pinnacle Tenant; Pinnacle Master Lease

Pinnacle Tenant

Pinnacle is an owner, operator and developer of casinos, a racetrack and related hospitality and entertainment facilities. As of the date of this prospectus supplement, Pinnacle owns and operates 15 gaming properties in Colorado, Indiana, Iowa, Louisiana, Missouri, Mississippi, Nevada and Ohio, fourteen of which will be subject to the Pinnacle Master Lease. Pinnacle also holds a majority interest in the racing license owner, and is a party to a management contract, for Retama Park Racetrack located outside of San Antonio, Texas. In addition to these properties, Pinnacle owns and operates a live and televised poker tournament series under the trade name Heartland Poker Tour. Pinnacle is a publicly traded company that is subject to the informational filing requirements of the Exchange Act and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. See “Where You Can Find More Information” in the accompanying prospectus.

Pinnacle Master Lease

Immediately prior to the closing of the Acquisition, Pinnacle Tenant will enter into the Pinnacle Master Lease with Landlord and lease from Landlord real property assets associated with the Pinnacle Facilities. Immediately upon closing of the Acquisition, one of our subsidiaries will become successor by merger to Landlord. The obligations of Pinnacle Tenant under the Pinnacle Master Lease will be guaranteed by OpCo and all subsidiaries of Pinnacle Tenant that will operate the facilities leased under the Pinnacle Master Lease, or that own a gaming license, other license or other material asset or permit necessary to operate any portion of the facilities. A default by Pinnacle Tenant with regard to any facility will cause a default with regard to the entire portfolio.

The Pinnacle Master Lease will provide for an initial term of ten years with no purchase option. At Pinnacle Tenant’s option, the Pinnacle Master Lease may be extended for up to five five-year renewal terms beyond the initial ten-year term, on the same terms and conditions. If Pinnacle Tenant elects to renew the term of the Pinnacle Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Pinnacle Master Lease.

The Pinnacle Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Pinnacle Tenant will be required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the Landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. Under the Pinnacle Master Lease, the initial annual aggregate rent payable by Pinnacle Tenant will be $377 million.

Pinnacle Tenant will make the rent payment in monthly installments. The rent will be comprised of “Base Rent” and “Percentage Rent” components which are described below.

Base Rent

The base rent amount will be the sum of:

•

Building Base Rent: a fixed component equal to approximately $289,056,000, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior to the commencement of the Pinnacle Master Lease, during the first year of the Pinnacle Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio (as it will be defined in the Pinnacle Master Lease) for the properties in the aggregate not to fall below 1.8:1 and will be further increased in respect of any capital improvements funded by Landlord; plus

•

Land Base Rent: an additional fixed component equal to approximately $43,972,000, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior to the commencement of the Pinnacle Master Lease.

Percentage Rent

The percentage rent amount will be a variable percentage rent component that will be calculated as follows and is expected to equal approximately $43,972,000, subject to adjustment based on the actual revenue from the leased properties during the twelve months prior the commencement of the Pinnacle Master Lease, during the first year of the Pinnacle Master Lease: (1) a fixed amount will be paid for the first two years and (2) an adjustment will be recorded every two years to establish a new fixed amount for the next two-year period based on the average actual net revenues of Pinnacle Tenant from the facilities during the two-year period then ended (and calculated by multiplying 4% by the excess (if any) of (i) the average annual net revenues for the trailing two-year period over (ii) 50% of the trailing twelve (12) months net revenues as of the month ending immediately prior to the execution of the Pinnacle Master Lease, which is expected to equal approximately $1.099 billion).

Maintenance and capital improvements

Pinnacle Tenant will be required to make all expenditures reasonably necessary to maintain the premises in good order and repair. Pinnacle Tenant will own and be required to maintain all personal property located at the leased properties in good order and repair as is necessary to operate all the premises in compliance with applicable licensure and certification, legal, insurance and gaming regulatory requirements. Without limiting the foregoing, Pinnacle Tenant will be required to spend an amount equal to at least 1% of its actual net revenue from the facilities each calendar year on installation or restoration and repair or other improvement of items, which are capitalized in accordance with accounting principles generally accepted in the United States of America with an expected life of not less than three years.

Capital improvements by Pinnacle Tenant will be permitted without Landlord’s consent only if such capital improvements (i) are of equal or better quality than the existing improvements they are improving, altering or modifying, (ii) do not consist of adding new structures or enlarging existing structures and (iii) do not have an adverse effect on the structure of any existing improvements. All other capital improvements will require the Landlord’s review and approval, which approval shall not be unreasonably withheld. Pinnacle Tenant will be required to provide copies of the plans and specifications in respect of all capital improvements, which plans and specifications shall be prepared in a high-grade professional manner and shall adequately demonstrate compliance with the foregoing with respect to permitted projects not requiring approval and shall be in such form as Landlord may reasonably require for any other projects.

Pinnacle Tenant will be required to pay for all maintenance expenditures and capital improvements, provided that the Landlord will have a right of first offer to finance certain capital improvement projects. Pinnacle Tenant shall be permitted to seek outside financing for such capital improvements during the six month period following Landlord’s offer of financing. As described above, Building Base Rent will be increased in respect of any capital improvements funded by the Landlord. Whether or not capital improvements are financed by the Landlord, the Landlord will be entitled to receive Percentage Rent based on the net revenues generated by the new improvements as described above and such capital improvements will be subject to the terms of the Pinnacle Master Lease.

“Capital improvements” as used herein shall mean any improvements, alterations or modifications other than ordinary maintenance of existing improvements, including, without limitation, capital improvements and structural alterations, modifications or improvements, one or more additional structures annexed to any facility or the expansion of existing improvements, but excluding any improvements or alterations or modifications of the leased improvements or any expansion of the existing improvements if such (i) commenced prior to the term of the Pinnacle Master Lease in accordance with the terms of the Merger Agreement, and (ii) costs less than $15 million on an individual project basis and less than $50 million in the aggregate with respect to all of the facilities.

Use of the leased property

The Pinnacle Master Lease will require that Pinnacle Tenant utilize the leased property solely for gaming and/or pari-mutuel use consistent, with respect to each facility, with its current use, or with prevailing gaming industry use at any time, together with all ancillary uses consistent with gaming use and operations, including hotels, restaurants, bars, etc. and such other uses as the Landlord of the leased property may otherwise approve in its sole discretion. Pinnacle Tenant will be responsible for maintaining or causing to be maintained all licenses, permits, approvals, findings of suitability and authorizations necessary for the leased properties to comply with various gaming and other regulations.

Events of Default

Under the Pinnacle Master Lease, an “Event of Default” will be deemed to occur upon certain events, including: (1) the failure by Pinnacle Tenant to pay rent or other amounts when due or within certain grace or cure periods of the due date, (2) the failure by Pinnacle Tenant to comply with the covenants set forth in the Pinnacle Master Lease when due or within any applicable cure period, including with respect to certain financial covenants, (3) certain events of bankruptcy or insolvency with respect to Pinnacle Tenant or a guarantor, (4) the occurrence of a default under any provision of any facility mortgage, related documents or obligations thereunder by which Pinnacle Tenant is bound, which default is not cured within any applicable grace period, if the effect of such default causes, or permits the holders of such facility mortgage or indebtedness secured by that facility mortgage to cause, such facility mortgage or the indebtedness secured thereby to become or be declared due and payable (or redeemable) prior to its stated maturity, (5) the occurrence of a default under any guaranty of the Pinnacle Master Lease that is not cured within certain grace or notice periods, (6) Pinnacle Tenant or any guarantor breaches a representation or warranty in the Pinnacle Master Lease or a guaranty to the Pinnacle Master Lease in a material manner which materially and adversely affects Landlord, (7) except as a result of material damage, destruction or condemnation, if Pinnacle Tenant voluntarily ceases to use the facilities for its primary intended use as described above and such cessation would reasonably be expected to have a material adverse effect on Pinnacle Tenant, (8) the occurrence of certain events of regulatory non-compliance which would reasonably be expected to have a material adverse effect Pinnacle Tenant, the facilities or the leased property, (9) certain judgment defaults or (10) an assignment of Pinnacle Tenant’s interest in the Pinnacle Master Lease (including pursuant to a change of control) without the consent of Landlord to the extent such consent is required.

Remedies for an Event of Default

Upon an Event of Default under the Pinnacle Master Lease, the Landlord of the leased property may, at its option, exercise the following remedies:

•

terminate the Pinnacle Master Lease, repossess any leased property, relet any leased property to a third party and require that Pinnacle Tenant pay to the Landlord, as liquidated damages, the net present value of the rent for the balance of the term, discounted at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%) and reducing such amount by the portion of the unpaid rent that

Pinnacle Tenant proves could be reasonably avoided, plus any other amount necessary to compensate Landlord for Pinnacle Tenant’s failure to perform (or likely to result therefrom) in the ordinary course,

•

with or without terminating the Pinnacle Master Lease, decline to terminate Pinnacle Tenant’s right to possession of the leased property and require that Pinnacle Tenant pay to Landlord rent and other sums payable pursuant to the Pinnacle Master Lease with interest calculated at the overdue rate provided for in the Pinnacle Master Lease with Landlord permitted to enforce any other provision of the Pinnacle Master Lease or terminate Pinnacle Tenant’s right to possession of the leased property and seek any liquidated damages as set forth in clause (i) above, and/or

•	seek any and all other rights and remedies available under law or in equity.

Assignment and subletting

Except as noted below, the Pinnacle Master Lease will provide that a Pinnacle Tenant may not assign or otherwise transfer any leased property or any portion of a leased property as a whole (or in substantial part), including by virtue of a change of control of Pinnacle Tenant, without the consent of the Landlord, which may not be unreasonably withheld. Landlord’s consent to an assignment of the Pinnacle Master Lease will not be required if (i) the proposed purchaser (1) is a creditworthy entity with sufficient financial stability to satisfy its obligations under the Pinnacle Master Lease, (2) agrees to assume the Pinnacle Master Lease without modification beyond that necessary to reflect the new party, (3) is licensed by each gaming authority with jurisdiction over one or more facilities covered by the Pinnacle Master Lease, (4) is solvent and (5) has, or retains a manager with, at least five years of experience operating casinos with revenues in the immediately preceding fiscal year of at least $750 million and is not in the business (and does not have an affiliate in the business) of leasing properties to gaming operators, or has agreement(s) in place to retain for a period of 18 months or more after the date of transfer 70% of Pinnacle Tenant’s and OpCo’s ten most highly compensated corporate employees and 80% of Pinnacle Tenant and its subsidiaries’ facility employees who have employment contracts as of the date of transfer, (ii) the adjusted revenues to rent ratio for each of the four calendar quarters immediately prior to the consummation of the Acquisition is at least 1.4:1 (provided that this requirement shall not be in effect with respect to (x) a secured lender that is foreclosing, as well as with respect to such leasehold mortgagee’s effectuating thereafter an initial sale or (y) a change of control resulting from the acquisition by any person or group of 50% or more of the voting power of Pinnacle Tenant), and (iii) the leverage to EBITDA ratio after giving effect to the Acquisition and assumption of Pinnacle Tenant’s obligations will be less than 8:1 or Landlord receives a guaranty of Pinnacle Tenant’s obligations from an entity with an investment grade rating from a nationally recognized rating agency (provided that this requirement shall not be in effect with respect to Pinnacle Tenant becoming controlled by a secured lender that is foreclosing on a permitted pledge of interests in Pinnacle Tenant). In connection with certain assignments, the ultimate parent company of such assignee shall also execute a guaranty and shall be required to be solvent.

The Pinnacle Master Lease will also provide that Pinnacle Tenant may assign or otherwise transfer any leased property or a portion thereof to an affiliate subject to the Landlord’s reasonable approval of the transfer documents. Upon any such assignment or transfer to an affiliate of the Pinnacle Tenant, such affiliate shall guaranty Pinnacle Tenant’s obligations under the Pinnacle Master Lease and the Pinnacle Tenant will not be released from obligations under the applicable Pinnacle Master Lease.

In addition, the Pinnacle Master Lease will allow Pinnacle Tenant to sublease any space at any of the properties, subject in certain instances to Landlord’s consent not to be unreasonably withheld as set forth in the Pinnacle Master Lease. Landlord shall be entitled to receive the same base and percentage rent that would have been received had Pinnacle Tenant continued to operate the subleased space.

New opportunities

Pinnacle Tenant and Landlord generally will not be prohibited from developing, redeveloping, expanding, purchasing, building or operating facilities. However, certain limitations will apply within a sixty (60) mile radius of a facility that will be subject to the Pinnacle Master Lease (the “Restricted Area”). Within the Restricted Area, Pinnacle Tenant and the Landlord will be subject to the following restrictions.

•	Developing or building a new facility within the Restricted Area:

•

Pinnacle Tenant may develop or build a new facility only if it first offers Landlord the opportunity to participate (by including the newly developed property in the Pinnacle Master Lease portfolio) on terms to be negotiated by the parties. If Landlord declines, or if the parties cannot reach agreement on the terms, the annual Percentage Rent due from the affected existing facility subject to the Pinnacle Master Lease will thereafter (y) be subject to a floor which will be calculated based on the Percentage Rent that would have been paid for such facility if such Percentage Rent were adjusted based on net revenues for the calendar year immediately prior to the year in which the new facility is first opened to the public (the “Floor”) and (z) Percentage Rent will be subject to normal periodic adjustments provided that it may not be reduced below the Floor.

•

Landlord may not build or develop a new facility without Pinnacle Tenant’s prior consent, which may be withheld in Pinnacle Tenant’s sole discretion (but post-development sale-leasebacks or financings will be permitted without restriction as provided in paragraph (iii) (Acquisition/Refinance existing facilities within the Restricted Area) below).

•	Expanding existing facilities within the Restricted Area:

•

Pinnacle Tenant shall provide the Landlord with a right of first offer to finance any proposed expansion. Tenant shall be permitted to seek outside financing for such capital improvements during the six month period following Landlord’s offer of financing.

•

Landlord shall have the right to finance expansions by competitors but the Percentage Rent from the affected facilities will thereafter be calculated monthly, based on (i) how much each preceding monthly net revenues for the affected facility is greater (or is less) than 1/12th of the portion of the trailing twelve (12) months net revenues as of the month ending immediately prior to the execution of the Pinnacle Master Lease attributable to the affected facility (and thereafter no longer based on the trailing two-year period that would have been the case).

•	Acquisition/refinance existing facilities within the Restricted Area:

•

Either Pinnacle Tenant or Landlord may avail itself on the following terms of opportunities to, in the case of Pinnacle Tenant, purchase or operate (and, in the case of Landlord, purchase or refinance) an existing facility (whether built prior to or after the date of the Pinnacle Master Lease) within the Restricted Area:

•

Pinnacle Tenant: The annual Percentage Rent due from the affected existing facility in the territory will thereafter (i) be subject to the Floor and (ii) be subject to normal periodic adjustments provided that it may not be reduced below the Floor.

•	Landlord: No restriction on the purchase or refinance of an existing gaming facility.

Gaming licenses/successor lessee provisions

Gaming licenses and all other assets necessary to operate the facilities that will be subject to the Pinnacle Master Lease will be held and maintained by Pinnacle Tenant pursuant to the terms of the Pinnacle Master Lease. The transfer of the business operations conducted by Pinnacle Tenant and its subsidiaries at the facilities at the end of the term of the Pinnacle Master Lease, including all of Pinnacle Tenant’s property relating to each of the facilities will (x) exclude tradenames and trademarks, but include all customer lists and all other facility specific information and assets, (y) be at their fair market value, and (z) be conditioned upon the successor tenant obtaining the gaming licenses or the approval of the applicable regulatory agencies of the transfer of the gaming licenses and any other gaming assets to the successor tenant and/or the issuance of new gaming licenses as required by applicable gaming regulations and the relevant regulatory agencies both with respect to operating and suitability criteria, as the case may be.

Bridge Facility and financing commitments

In connection with the Acquisition, we entered into an amended and restated commitment letter dated July 31, 2015 (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., Fifth Third Bank, Manufacturers and Traders Trust Company, Wells Fargo Bank, National Association, UBS AG, Stamford Branch, Credit Agricole Corporate and Investment Bank, Suntrust Bank, Nomura Securities International, Inc., Citizens Bank, National Association, Barclays Bank PLC and certain of their affiliates (collectively, the “Commitment Parties”) to provide debt financing. Pursuant to the Commitment Letter, the Commitment Parties have committed to provide a $1.875 billion senior unsecured 364-day term loan bridge facility (the “Bridge Facility”).

Also in connection with the Acquisition, we entered into the Credit Agreement Amendment, which provides incremental term loan commitments in an aggregate committed amount of $825 million subject to limited conditionality and revolving loans in a principal amount not to exceed $411 million, to be borrowed in connection with the Acquisition and subject to the same limited conditionality as the Limited Conditionality Incremental Term Loan Facility.

The commitment of the Commitment Parties under the Commitment Letter expires upon the earliest to occur of (i) 11:59 p.m. (New York City time) on April 30, 2016, subject to extension to June 30, 2016, if the only conditions not satisfied at such time relate to regulatory and other governmental approvals, (ii) the closing of the Acquisition either (a) without the use of the Bridge Facility or (b) if the Bridge Facility is intended to be used, the execution of the definitive credit documentation and the funding of the loans thereunder, (iii) the termination of the Merger Agreement in accordance with its terms and (iv) as to the portion of the commitments to be reduced on certain automatic reduction events in accordance with the terms of the Commitment Letter, upon such events.

Prior to funding, commitments under the Bridge Facility will be permanently and automatically reduced on a pro rata basis by (a) the aggregate amount of commitments in respect of the Limited Conditionality Incremental Term Loan Facility, and (b) (i) the aggregate gross proceeds received by us from the issuance or sale of debt securities or other debt for borrowed money other than (x) intercompany debt, (y) revolving credit extensions under our existing revolving credit facility and (z) other incurrences of indebtedness in an aggregate principal amount of up to $500,000,000, including $500,000,000 of the principal amount of notes offered hereby offered hereby and (ii) the aggregate gross proceeds from our issuance of common stock, including the gross proceeds from the Common Stock Offering.

The availability of the Bridge Facility, the Limited Conditionality Incremental Term Loan Facility and the Limited Conditionality Revolver is subject to customary conditions, including conditions that do not relate directly to the conditions to closing in the Merger Agreement.

Common Stock Offering

On April 6, 2016, GLPI announced that it had completed an underwritten public offering of 28,750,000 shares of its common stock (including 3,750,000 shares of its common stock sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares). The net proceeds of the Common Stock Offering, after deducting underwriting discounts and commissions and our estimated offering expenses, were approximately $826 million and we intend to use such net proceeds of the Common Stock Offering, along with proceeds from this notes offering and borrowings under the Limited Conditionality Incremental Term Loan Facility (i) to finance the repayment, redemption and/or discharge of certain Pinnacle debt obligations that we will assume in the Acquisition, (ii) to pay transaction-related fees and expenses and (iii) for general corporate purposes, which may include the acquisition, development and improvement of properties, capital expenditures and the repayment of borrowings under our revolving credit facility.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and the payment of estimated expenses related to this offering, will be approximately $1,356.8 million. If the Acquisition will not be consummated on the closing date of this offering, concurrently with the closing of this offering, we will deposit the gross proceeds of this offering into a segregated escrow account. The release of the escrowed funds will be conditioned on the consummation of the Acquisition and other conditions set forth in the Escrow Agreement, as further described in “Description of the notes—Escrow of proceeds.”

If the Acquisition will be consummated on the closing date of this offering or if the escrow release conditions are met and the escrowed funds are released, we intend to use the net proceeds from this offering, together with the proceeds of the Common Stock Offering and borrowings under the Limited Conditionality Incremental Term Loan Facility (i) to finance the repayment, redemption and/or discharge of certain Pinnacle debt obligations that we will assume in the Acquisition, (ii) to pay transaction-related fees and expenses and (iii) for general corporate purposes, which may include the acquisition, development and improvement of properties, capital expenditures, the repayment of borrowings under our revolving credit facility and other general business purposes.

We estimate that the total purchase price for the Pinnacle real estate assets is $4.734 billion, which assumes an issuance of $1.637 billion of our common stock in exchange for outstanding shares of Pinnacle common stock at the closing date of the Acquisition and $129.9 million of our common stock for our portion of the outstanding employee equity and cash based incentive awards outstanding at the closing date (assuming a stock price of $31.54), the repayment of $2.7 billion of Pinnacle Debt and the payment of $248.0 million of transaction expenses related to the Acquisition that we have agreed to pay on behalf of Pinnacle and $18.9 million of our own transaction expenses. See “Unaudited pro forma consolidated combined financial information.” The “Pinnacle Debt” consists of $2.7 billion, including (i) $850.0 million aggregate principal amount of 6.375% Senior Notes maturing on August 1, 2021, (ii) $1.04 billion aggregate principal amount of 7.50% Senior Notes maturing on April 15, 2021, (iii) $350.0 million aggregate principal amount of 8.75% Senior Subordinated Notes maturing on May 15, 2020, (iv) $325.0 million aggregate principal amount of 7.75% Senior Subordinated Notes maturing on April 1, 2022 and (v) an additional $135 million to be used to pay down amounts outstanding under Pinnacle’s credit facility. The revolving credit facility bears interest, at Pinnacle’s option, at either LIBOR plus a margin ranging from 1.75% to 2.75% or at a base rate plus a margin ranging from 0.75% to 1.75%, in either case based on Pinnacle’s consolidated total leverage, and has a maturity date of August 13, 2018. The term loan facility bears interest, at Pinnacle’s option, at either LIBOR plus 2.75% or at a base rate plus 1.75% and in no event will LIBOR be less than 1.00%, and has a maturity date of August 13, 2020.

If, among other things, the Acquisition is not consummated on the closing date of this offering or within the time period required under the escrow agreement described under “Description of the notes—Escrow of proceeds,” the gross proceeds, together with cash in an amount sufficient to fund the special mandatory redemption payment will be used, in accordance with the terms of the indenture and the notes, to redeem all of the notes as a redemption price equal to 100% of the aggregate issue price of the notes, plus accrued and unpaid interest, if any, to, but not including the date of redemption, as described under “Description of the notes—Special mandatory redemption.”

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., UBS Securities LLC and certain of the other underwriters are lenders under Pinnacle’s credit facilities. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC may hold a portion of the Pinnacle notes that will be repaid, redeemed or discharged in connection with the closing of the Acquisition. Accordingly, such affiliates may receive a portion of the net proceeds of this offering if we use such proceeds to repay borrowings under Pinnacle’s credit facilities or Pinnacle’s notes. See the section entitled “Underwriting” in this prospectus supplement.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2015:

•	on an actual basis; and
•	on a pro forma basis to give effect to the Transactions.

You should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements as of and for the fiscal year ended December 31, 2015 contained in our 2015 10-K which is incorporated by reference into this prospectus supplement, as well as the section entitled “Unaudited pro forma consolidated combined financial information” in this prospectus supplement.

	As of December 31, 2015
	(in thousands)
	Actual	Pro forma
Cash and cash equivalents	$41,875	$68,855

Long-term debt, including current maturities
Term Loan A Facility	$300,000	$300,000
Limited Conditionality Incremental Term Loan Facility	—	825,000
Revolving credit facility(1)	190,000	163,500
4.375% senior unsecured notes due November 2018	550,000	550,000
4.875% senior unsecured notes due November 2020	1,000,000	1,000,000
5.375% senior unsecured notes due November 2023	500,000	500,000
Notes offered hereby(2)	—	1,375,000
Capital lease	1,389	1,389

Total long-term debt, including current maturities	2,541,389	4,714,889
Less: unamortized debt issuance costs	(31,048)	(59,545)

Total long-term debt, including current maturities, net of unamortized debt issuance costs	2,510,341	4,655,344
Less: current maturities of long-term debt	(102)	(102)

Long-term debt, net of current maturities and unamortized debt issuance costs	$2,510,239	$4,655,242

Shareholders’ (deficit) equity	(253,514)	2,339,632

Total capitalization	$2,256,725	$6,994,874

(1)	As of December 31, 2015 and after giving pro forma effect to the Transactions, we would have had $536 million available under our revolving credit facility.

(2)	Consists of $400 million 4.375% senior notes due 2021 and $975 million 5.375% senior notes due 2026.

Unaudited pro forma consolidated combined financial information

The following unaudited pro forma consolidated combined financial statements (the “Pro Forma Financial Statements”) have been prepared to reflect (i) the effects of the Acquisition (following the Pinnacle Spin-Off) on our financial statements, (ii) the issuance of $862.5 million of our common stock in the Common Stock Offering and (iii) the incurrence of $2.2 billion aggregate principal amount of indebtedness pursuant to the Debt Financing (such financing transactions described in (ii) and (iii), the “Financing Transactions”). The unaudited pro forma consolidated combined balance sheet is presented as if the Acquisition and the Financing Transactions had occurred on December 31, 2015. The unaudited pro forma consolidated combined statement of income for the year ended December 31, 2015 is presented as if the Acquisition and Financing Transactions had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition and the Financing Transactions and, with respect to the statements of income only, expected to have a continuing impact on the combined results.

The Pro Forma Financial Statements have been prepared using the acquisition method of accounting using the accounting guidance for asset acquisitions in ASC 805, with our Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing the Pro Forma Financial Statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences, if any, between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying Pro Forma Financial Statements and our future consolidated results of operations and consolidated financial position.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Statements; and
•	our audited consolidated financial statements and accompanying notes contained in our 2015 10-K.

Unaudited pro forma consolidated combined balance sheet

As of December 31, 2015

(in thousands, except share and per share data)

	Actual	Pro forma adjustments		Pro forma combined

Assets
Real estate investments, net	$2,090,059	$1,379,828	A	$3,469,887
Land rights	—	625,734	B	625,734
Property and equipment, used in operations, net	129,747	—		129,747
Investment in direct financing lease	—	2,728,209	C	2,728,209
Cash and cash equivalents	41,875	3,980	D	68,855

	—	23,000	E	—
Prepaid expenses	7,908	111	F	8,019
Other current assets	57,721	—		57,721
Goodwill	75,521	—		75,521
Other intangible assets	9,577	—		9,577
Debt issuance costs, net of accumulated amortization of $5,937 at December 31, 2015	3,563	—		3,563
Loan receivable	29,350	—		29,350
Deferred tax assets, non-current	2,447	—		2,447
Other assets	387	287	F	674

Total assets	$2,448,155	$4,761,149		$7,209,304

Liabilities
Accounts payable	$406	—		$406
Accrued expenses	9,580	—		9,580
Accrued interest	17,623	—		17,623
Accrued salaries and wages	13,719	—		13,719
Gaming, property, and other taxes	24,702	—		24,702
Current maturities of long-term debt	102	—		102
Other current liabilities	17,687	23,000	E	40,687
Long-term debt, net of current maturities and unamortized debt issuance costs	2,510,239	2,200,000	G	4,655,242

		(28,497)	H

		(26,500)	I
Deferred rental revenue	107,379	—		107,379
Deferred tax liabilities, non-current	232	—		232

Total liabilities	$2,701,669	$2,168,003		$4,869,672

Shareholders’ (deficit) equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2015)	—	—		—
Common stock ($.01 par value, 500,000,000 shares authorized, 115,594,321 shares issued at December 31, 2015)	1,156	848	J	2,004
Additional paid-in capital	935,220	2,592,298	J	3,527,518
Retained deficit	(1,189,890)	—		(1,189,890)

Total shareholders’ (deficit) equity	(253,514)	2,593,146		2,339,632

Total liabilities and shareholders’ equity	$2,448,155	$4,761,149		$7,209,304

Notes to the unaudited pro forma consolidated combined balance sheet

As of December 31, 2015

Pro forma balance sheet

GLPI calculated the total purchase price of $4.734 billion for the Pinnacle real estate assets by assuming that GLPI issued $1.637 billion of common stock in exchange for the outstanding shares of Pinnacle common stock at the closing date and $129.9 million of common stock for GLPI’s portion of the outstanding employee equity and cash based incentive awards outstanding at the closing date (assuming a stock price of $31.54), repaid $2.7 billion of Pinnacle Debt (through combined net proceeds from the Debt Financing and the Common Stock Offering), paid $248.0 million of transaction expenses related to the Acquisition that GLPI has agreed to pay on behalf of Pinnacle and incurred $18.9 million of its own transaction expenses to be included in purchase price. A $1.00 change in our stock price would change the total purchase price for the Pinnacle real estate assets by approximately $60 million. The Acquisition will be accounted for as an asset acquisition under the Accounting Standards Codification Section 805—Business Combinations and the Master Lease between GLPI and Pinnacle will be bifurcated between an operating lease and a direct financing lease under the Accounting Standards Codification Section 840—Leases. The land and land rights portion of the lease will be classified as an operating lease and the building portion of the lease will be classified as a direct financing lease. The total purchase price will be allocated to the land and land rights acquired from Pinnacle, the investment in the direct financing lease and a director and officer liability insurance policy acquired from Pinnacle. The allocation of the purchase price components are described below.

Pro forma adjustments:

(A)	To record the fair value of the land acquired from Pinnacle.

(B)	To record the fair value of the land rights acquired from Pinnacle.

(C)	To record the investment in the direct financing lease. Under the Company’s application of Accounting Standards Codification Section 840—Leases, GLPI will account for the lease of the building assets to Pinnacle as a direct financing lease. The accounting treatment for direct financing leases requires the Company to record an investment in direct financing leases on its books at lease inception and subsequently recognize interest income and a reduction in the investment for the building portion of rent.

(D)	To record the excess cash impact of transaction costs that were paid prior to the execution of the Merger Agreement, related to the Acquisition, which are included in the debt and equity pro forma adjustments.

(E)	To record GLPI’s assumption of certain tax liabilities of Pinnacle. Under the tax matters agreement, GLPI has agreed to be liable for taxes of Pinnacle arising as a result of the Acquisition, the spin-off and certain related transactions. GLPI’s liability in this regard will be limited by certain assumptions relating to Pinnacle’s tax attributes and projected taxable income, with OpCo bearing liability to the extent additional taxes may result from an inaccuracy in such assumptions. As this amount is not expected to be paid at the closing date, it will remain in cash until paid.

(F)	To record the fair value of the director and officer liability insurance policy acquired from Pinnacle at the closing date of the Acquisition. The policy was prepaid by Pinnacle prior to the Acquisition and will be amortized to general and administrative expense within GLPI’s consolidated statement of earnings over the remaining policy term. The original policy term was six years; thus GLPI recorded one year of the prepaid policy as a current asset and the remainder of the policy as a long-term deposit.

(G)

To record the debt issued by GLPI in connection with the Acquisition. Based on recent discussions with prospective lenders and current market interest rates prior to the launch of this offering of notes, we estimated for purposes of the Pro Forma Financial Statements that GLPI would issue six year $650 million senior unsecured notes with a fixed interest rate of 5.25% and ten year $725 million senior unsecured notes with a fixed interest rate of 5.625%. The actual pricing terms of this offering of notes are not reflected in the Pro Forma Financial Statements. Additionally, GLPI will borrow an additional $825 million under an incremental Term Loan A facility with a five year maturity. This facility will be variable in nature and priced at LIBOR plus 175 basis points.

(H)	To record anticipated debt issuance costs related to our new debt issuances associated with the Acquisition. Under ASU 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuances Costs (“ASU 2015-03”), debt issuance costs related to a recognized debt liability are presented as a direct reduction from the carrying amount of that debt liability on the balance sheet. GLPI early adopted ASU 2015-03 during its 2015 fiscal year and its historical statement of income reflects such presentation.

(I)	To record the repayment of borrowings outstanding under the Company’s revolving credit facility with excess proceeds raised from the Common Stock Offering and the notes offered hereby.

(J)	To record the issuance of common stock of $1.767 billion to Pinnacle stockholders and to Pinnacle to satisfy the GLPI portion of employee equity and cash based incentive awards, as well as a primary equity issuance of $862.5 million to fund acquisition related costs and repay a portion of the existing Pinnacle debt, net of issuance costs of $36.6 million. This assumes GLPI issued approximately 84.8 million new shares of common stock.

Unaudited pro forma consolidated combined statement of income

For the year ended December 31, 2015

(in thousands, except per share data)

	Actual	Pro forma adjustments		Pro forma combined

Revenues
Revenues from rental properties	$392,075	$240,667	A	$695,214
		62,472	B
Real estate taxes and ground rent paid by tenants	35,050	36,256	C	79,535
		8,229	D

Total rental revenue	427,125	347,624		774,749
Gaming	142,310	—		142,310
Food, beverage and other	11,213	—		11,213

Total revenues	580,648	347,624		928,272
Less promotional allowances	(5,595)	—		(5,595)

Net revenues	575,053	347,624		922,677

Operating expenses
Gaming	77,188	—		77,188
Food, beverage and other	8,586	—		8,586
Real estate taxes	36,412	36,256	C	72,668
General and administrative	85,669	8,229	D	108,242
		446	E
		(3,980)	F
		17,878	G
Depreciation and amortization	109,783	—		109,783

Total operating expenses	317,638	58,829		376,467

Income from operations	257,415	288,795		546,210

Other income (expense)
Interest expense	(124,183)	(100,075)	H	(224,258)
Interest income	2,332	—		2,332

Total other expenses	(121,851)	(100,075)		(221,926)

Income before income taxes	135,564	188,720		324,284
Income tax expense	7,442			7,442

Net Income	$128,122	$188,720		$316,842

Basic earnings per common share	$1.12	$0.47		$1.59
Diluted earnings per common share	$1.08	$0.48		$1.56
Dividends paid per common share	$2.18	$0.22		$2.40

Notes to the unaudited pro forma consolidated combined statement of income

For the year ended December 31, 2015

Pro Forma Income Statement

The total rent received from the tenant will be comprised of Base Rent and Percentage Rent components, which are described below.

Base Rent

Fixed amount for duration of lease. This amount will be:

(i)	A fixed component expected equal to $289.056 million[1] during the first year of the Pinnacle Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio for the leased properties in the aggregate not to fall below 1.8:1 (“Building Base Rent”); plus

(ii)	An additional fixed component expected to equal to $43.972 million[2] (“Land Base Rent”)

Percentage Rent

A variable percentage rent component that will be calculated as follows and is expected to equal $43.972 million2 during the first year of the Pinnacle Master Lease. The percentage rent shall be a fixed amount for the first two years of the lease, and thereafter will be adjusted every two years. The adjusted percentage rent shall be calculated by multiplying 4% by the excess (if any) of (a) the average annual net revenues for the trailing two-year period over (b) $1,099,305,5003.

Based upon the Company’s application of Accounting Standards Codification Section 840 — Leases, the Pinnacle Master Lease will be accounted for partially as an operating lease and partially as a direct financing lease. The components of the revenues from rental properties on the Company’s unaudited pro forma consolidated combined statement of income are described below.

Pro Forma Adjustments:

(A)	To record rental income associated with the acquired Pinnacle land and land rights in connection with the Pinnacle Master Lease. The fair market value of the acquired land and land rights at lease inception multiplied by the lessee’s incremental borrowing rate was used to calculate the land rent.

(B)	To record interest income associated with the acquired Pinnacle buildings under the Pinnacle Master Lease. The building portion of the lease is classified as a direct financing lease; therefore at the lease inception GLPI, as the lessor, records an investment in direct financing leases on its balance sheet and subsequently recognizes interest income and a reduction in the investment for the building portion of rent.

(C)	To record the estimated real estate taxes paid by Pinnacle on the leased properties. In accordance with ASC 605, the Company records revenue for the real estate taxes paid by its tenants on the leased properties with offsetting expense recorded in real estate taxes within the consolidated statement of income as GLPI has concluded it is the primary obligor.

(1)	$377 million minus (i) Land Base Rent and (ii) Percentage rent. Current amount is as of June 30, 2015. Initial Building Base Rent to be updated as of the date of execution of the Master Lease.

(2)	Calculated as 2% of the trailing 12 months Net Revenues as of June 30, 2015. To be updated as of the date of execution of the Master Lease to equal 2% of the aggregate Base Year Net Revenue.

(3)	Calculated as 50% of the trailing 12 months Net Revenues as of June 30, 2015. To be updated as of the date of execution of the Master Lease to equal 50% of the aggregate Base Year Net Revenue.

(D)	To record the estimated ground lease rent paid by Pinnacle on the properties subleased from GLPI. In accordance with ASC 605, the Company records revenue for the ground lease rent paid by its tenants on the subleased properties with offsetting expense recorded in general and administrative expenses within the consolidated statement of income as GLPI has concluded it is the primary obligor.

(E)	To record the amortization of the prepaid director and officer liability insurance policy acquired from Pinnacle on the date of the Acquisition.

(F)	To reverse the impact of transaction costs that were paid prior to the execution of the Merger Agreement, relating to the Acquisition.

(G)	To record expected amortization expense related to the acquired lease rights for the land on which Pinnacle’s acquired real estate assets reside. The estimated amortization expense related to these above market ground leases was determined based upon the lease term of the Pinnacle Master Lease, which was assumed to be 35 years.

(H)	To record anticipated interest expense related to GLPI’s anticipated fixed and variable rate borrowings related to the Acquisition. Based on recent discussions with prospective lenders and current market interest rates prior to the launch of this offering of notes, we estimated for purposes of the Pro Forma Financial Statements that GLPI would issue six year $650 million senior unsecured notes with a fixed interest rate of 5.25% and ten year $725 million senior unsecured notes with a fixed interest rate of 5.625%. The actual pricing terms of this offering of notes are not reflected in the Pro Forma Financial Statements. Additionally, GLPI will borrow an additional $825 million under an incremental Term Loan A facility with a five year maturity. This facility will be variable in nature and priced at LIBOR plus 175 basis points. The interest expense amount also includes the anticipated amortization of debt issuance costs, which is recorded as interest expense in the consolidated statement of earnings. The impact of a 1/8% change in the interest rate of our borrowings described in this paragraph and our existing variable rate debt pro forma for the repayment of $26.5 million of borrowings under the revolving credit facility would increase or decrease the Company’s annual interest expense by $3.3 million.

Description of certain other indebtedness

The following is a summary of principal terms and provisions of our senior unsecured credit facilities and our existing senior unsecured notes. This summary is not a complete description of all of the terms and provisions of such indebtedness or the relevant agreements, and is qualified in its entirety by reference to such agreements and related documents.

Senior unsecured credit facilities

Our senior unsecured credit facilities consist of a $700 million revolving credit facility and a $300 million Term Loan A facility, pursuant to the Credit Agreement, dated as of October 28, 2013 (the “Credit Agreement”), by and among the Operating Partnership, as borrower thereunder and as successor-by-merger to GLP Financing, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The senior unsecured credit facilities are guaranteed by GLPI and will mature on October 28, 2018. On July 31, 2015, in connection with the announced Acquisition, we entered into Amendment No. 1 to the Credit Agreement (the “Credit Agreement Amendment”), by and among the Operating Partnership, the lenders party thereto and the Administrative Agent, which provides for the Limited Conditionality Incremental Term Loan Facility and Limited Conditionality Revolver. At December 31, 2015, we had no borrowings outstanding under the Limited Conditionality Incremental Term Loan Facility.

The interest rates payable on loans borrowed under our senior unsecured credit facilities are, at our option, equal to either a LIBOR rate or a base rate plus an applicable margin, which ranges from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case, depending on the credit ratings assigned to the senior unsecured credit facilities. At December 31, 2015, the applicable margin was 1.50% for LIBOR loans and 0.50% for base rate loans. In addition, we are required to pay a commitment fee on the unused portion of the commitments under the revolving credit facility at a rate that ranges from 0.15% to 0.35% per annum, depending on the credit ratings assigned to the senior unsecured credit facilities. At December 31, 2015, the commitment fee rate was 0.25%. We are not required to repay any loans under the senior unsecured credit facilities prior to maturity on October 28, 2018, and may prepay all or any portion of the loans under the senior unsecured credit facilities prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

At December 31, 2015, the senior unsecured credit facilities had a gross outstanding balance of $490 million, consisting of $300 million of term loans under the Term Loan A facility and $190 million of borrowings under the revolving credit facility. Additionally, at December 31, 2015, we were contingently obligated under letters of credit issued pursuant to the revolving credit facility with face amounts aggregating approximately $0.9 million, resulting in $509.1 million of available borrowing capacity under the revolving credit facility as of December 31, 2015.

The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations or pay certain dividends and other restricted payments. The Credit Agreement contains the following financial covenants, which are measured quarterly on a trailing four-quarter basis: a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value and a minimum fixed charge coverage ratio. In addition, GLPI is required to maintain a minimum tangible net worth and its status as a REIT on and after the effective date of its election to be treated as a REIT, which it elected on its 2014 U.S. federal income tax return. GLPI is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status, subject to the absence of payment or bankruptcy defaults. GLPI is also permitted to make other dividends and distributions subject to pro forma compliance with the financial covenants and the absence of defaults. The Credit Agreement also contains certain customary affirmative covenants and events of default, including the occurrence of a change of control and termination of the Penn Master Lease (subject to certain replacement rights). The occurrence and continuance of an event of default under the Credit Agreement will enable the lenders under the Credit Agreement to accelerate the loans and terminate the commitments thereunder, which could result in an event of default under our other debt. At December 31, 2015, we were in compliance with all required covenants under the Credit Agreement.

Existing senior unsecured notes

In October 2013, the Issuers issued $550 million aggregate principal amount of 4.375% senior notes due 2018, $1,000 million aggregate principal amount of 4.875% senior notes due 2020 and $500 million aggregate principal amount of 5.375% senior notes due 2023, which we refer to collectively as the “existing senior unsecured notes.” The existing senior unsecured notes are the Issuers’ senior unsecured obligations and unconditionally guaranteed by GLPI on a senior unsecured basis. Interest on each of the existing senior unsecured notes is payable semi-annually on May 1 and November 1 of each year.

The indenture governing the existing senior unsecured notes contains covenants limiting our ability to: incur additional debt and use our assets to secure debt; merge or consolidate with another company; and make certain amendments to the Penn Master Lease. The indenture governing the existing senior unsecured notes also require us to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

We may redeem the existing senior unsecured notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the existing senior unsecured notes redeemed, plus a “make-whole” redemption premium described in the indenture governing the existing senior unsecured notes, together with accrued and unpaid interest to, but not including, the redemption date, except that if the existing senior unsecured notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the existing senior unsecured notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of the existing senior unsecured notes of a particular series, we will be required to give holders of the existing senior unsecured notes of such series the opportunity to sell their existing senior unsecured notes of such series at a price equal to 101% of the principal amount of the existing senior unsecured notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The existing senior unsecured notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

Description of the notes

General

In this description, (1) the “Operating Partnership” refers only to GLP Capital, L.P., and not to any of its Subsidiaries, (2) “Capital Corp.” refers only to GLP Financing II, Inc., and not to any of its Subsidiaries, (3) “Issuers,” “we,” “us” and “our” refer only to the Operating Partnership and Capital Corp., and (4) “Guarantor” refers only to Gaming and Leisure Properties, Inc. and not to any of its Subsidiaries.

The notes will be issued in two series of debt securities, as described below, in each case under the indenture, dated as of October 30, 2013 (the “base indenture”), among the Issuers, the Guarantor and Wells Fargo Bank, National Association, as trustee, as supplemented by the supplemental indenture among the Issuers, the Guarantor and the trustee, dated as of March 28, 2016 (the “first supplemental indenture”). The terms of the notes will include those stated in the base indenture as supplemented by the first supplemental indenture as well as those stated in an additional supplemental indenture or officer’s certificate, as applicable, related to the notes (the base indenture, as supplemented by the first supplemental indenture and by such additional supplemental indenture or officer’s certificate, as applicable, is referred to as the “indenture”) and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. The indenture is available from us upon request. See “—Additional information” and “Where you can find more information.”

Certain defined terms used in this description but not defined below under the caption “—Certain covenants—Certain definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief description of the notes and the note guarantee

The notes:

•	will be general senior unsecured obligations of the Issuers;

•

will be pari passu in right of payment with all of the Issuers’ senior indebtedness, including the Existing Notes and borrowings under the Credit Agreement, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Issuers’ senior subordinated or subordinated indebtedness;

•	will be structurally subordinated to all liabilities of the Issuers’ subsidiaries (other than Capital Corp., which is a co-issuer of the notes); and

•	will be fully and unconditionally guaranteed by the Guarantor.

The note guarantee:

The notes will be guaranteed by the Guarantor; however, the Guarantor is not subject to most of the covenants in the indenture.

The guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•

will be pari passu in right of payment with all of the Guarantor’s senior indebtedness, including its guarantee of the Existing Notes and borrowings under the Credit Agreement, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Guarantor’s secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Guarantor’s senior subordinated or subordinated indebtedness; and

•	will be structurally subordinated to all liabilities of the Guarantor’s subsidiaries (other than the Issuers).

The obligation of the Guarantor under its guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

As of December 31, 2015, on a pro forma basis after giving effect to the Transactions as described in this prospectus supplement, (i) the Issuers, the Guarantor and the Issuers’ Subsidiaries would have had total consolidated indebtedness of $4.655 billion, net of unamortized issuance costs, including $1.375 billion of notes, $2.05 billion of Existing Notes and approximately $1.289 billion of indebtedness outstanding under the Credit Agreement, and would have had $536 million of availability under the revolving credit facility; (ii) the Issuers and the Guarantor would have had no secured indebtedness; and (iii) the liabilities of the Issuers’ Subsidiaries (other than Capital Corp.) would have consisted primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. The indenture permits the Issuers and the Issuers’ Subsidiaries to incur substantial additional indebtedness and does not limit the amount of indebtedness that the Guarantor may incur.

Capital Corp.

Capital Corp. is a Delaware corporation and a wholly owned Subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations the Operating Partnership may incur or guarantee from time to time. As a result, prospective purchasers of the notes should not expect Capital Corp. to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Limitation on activities of Capital Corp.”

Principal, maturity and interest

The Issuers are issuing $400,000,000 aggregate principal amount of their 4.375% Senior Notes due 2021 (the “2021 notes”) and $975,000,000 aggregate principal amount of their 5.375% Senior Notes due 2026 (the “2026 notes” and, together with the 2021 notes, the “notes”). The 2021 notes and the 2026 notes will each constitute a separate series of debt securities under the indenture. The Issuers may issue additional notes of the same or different series from time to time under the indenture. Any issuance of additional notes is subject to the covenants set forth below under “—Certain covenants—Limitations on incurrence of Indebtedness.” The notes and any additional notes of the same series subsequently issued will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the notes,” references to the notes include any additional notes actually issued. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000.

The entire principal amount of the 2021 notes will mature and become due and payable, together with any accrued and unpaid interest, on April 15, 2021. The 2021 notes will not be entitled to the benefit of any sinking fund. Interest on the 2021 notes will accrue at the rate of 4.375% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing October 15, 2016. The Issuers will make each interest payment on the 2021 notes to the holders of record on the immediately preceding April 1 and October 1. The entire principal amount of the 2026 notes will mature and become due and payable, together with any accrued and unpaid interest, on April 15, 2026. The 2026 notes will not be entitled to the benefit of any sinking fund. Interest on the 2026 notes will accrue at the rate of 5.375% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing October 15, 2016. The Issuers will make each interest payment on the 2026 notes to the holders of record on the immediately preceding April 1 and October 1. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date, repurchase date or maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest may be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, repurchase date or maturity date, as the case may be, to the date of such payment on the next succeeding business day.

Escrow of proceeds

If the Acquisition will not be consummated on the Issue Date, the Issuers, the trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), will enter into an escrow agreement (the “Escrow Agreement”), and upon consummation of this offering of notes, the Issuers will deposit or cause to be deposited into a segregated account (the “Escrow Account”) with the Escrow Agent the gross proceeds of the offering of the notes sold on the Issue Date (collectively, with any other property from time to time held by the Escrow Agent pursuant to the Escrow Agreement, the “Escrowed Property”). The Operating Partnership may instruct the Escrow Agent in writing to invest the cash deposited as Escrowed Property in “specified cash equivalents,” defined to include (i) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed or insured as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition; (ii) certificates of deposit, time or demand deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits; (iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above; (iv) U.S. dollar denominated deposit accounts with domestic national or commercial banks, including the Escrow Agent or its affiliates, that have short term issuer rating on the date of purchase of “A-1+” or “A-1” by S&P or “Prime-1” or better by Moody’s and maturing no more than 360 days after the date of purchase; (v) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” by S&P and “Aaa” if rated by Moody’s, including any mutual fund for which the Escrow Agent or its affiliates serves as the investment manager, administrator, shareholder servicing agent and/or custodian; and (vi) money market funds that invest solely in cash equivalents of the kinds described in clauses (i) through (iv) above. The holders of notes will have a perfected first priority security interest in the Escrowed Property prior to Release.

The Escrowed Property will be held in the Escrow Account until the earlier of (i) the date on which the Operating Partnership delivers to the Escrow Agent the Officer’s Certificate referred to in the next succeeding paragraph and (ii) the Special Mandatory Redemption Date.

Pursuant to the Escrow Agreement, the Escrowed Property (less the underwriters’ discount with respect to the notes) will be released to the Operating Partnership (the “Release”) upon delivery to the Escrow Agent, on or prior to the Escrow End Date (as defined below in “—Redemption—Special Mandatory Redemption”), of an Officer’s Certificate, certifying that the following conditions have been or substantially concurrently with the Release will be satisfied:

(1) all conditions precedent to the consummation of the Acquisition will have been satisfied or waived in accordance with the terms of the Merger Agreement (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Acquisition, but subject to the satisfaction or waiver of such conditions); and

(2) the net proceeds from this offering will be used as described in this prospectus supplement under the heading “Use of proceeds.”

The Release shall occur promptly upon the satisfaction of the applicable conditions set forth above. Upon the occurrence of the Release, the Lien of the trustee on the Escrowed Property will be released and extinguished, the Escrow Account shall be reduced to zero and the Escrowed Property and interest thereon (less the underwriters’ discount with respect to the notes) shall be paid out at the direction of the Operating Partnership in accordance with the Escrow Agreement.

Redemption

Special mandatory redemption

If the gross proceeds from this offering are deposited into the Escrow Account and if (i) the Release has not occurred on or prior to the Escrow End Date or (ii) if the Operating Partnership shall notify the trustee in writing of the Guarantor’s announcement that the Merger Agreement has been terminated or that it will not pursue the consummation of the Acquisition, the Operating Partnership will, on a day not more than 45 calendar days following the Escrow End Date or the date of such notice, as applicable (such date, the “Special Mandatory Redemption Date”), redeem all of the notes (the “Special Mandatory Redemption”) at a price equal to 100% of the aggregate issue price of the notes, plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Notice of the Special Mandatory Redemption will be delivered promptly to each holder of notes at its registered address, the trustee and the Escrow Agent. Upon receipt of the written notice of Special Mandatory Redemption, the Escrow Agent will, to the extent necessary, liquidate the Escrowed Property held by it sufficient to pay the Special Mandatory Redemption Price no later than the business day prior to the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a paying agent for payment to each holder of notes the Special Mandatory Redemption Price for such holder’s notes. After the Escrow End Date, all interest earned on the Escrowed Property and any other Escrowed Property that is not required to be applied towards a Special Mandatory Redemption shall be paid to the Operating Partnership upon the Operating Partnership’s request.

The “Escrow End Date” shall be (x) 11:59 p.m. on June 30, 2016 or (y) such earlier date as the Operating Partnership shall notify the trustee in writing of the Guarantor’s announcement that the Merger Agreement has been terminated or that it will not pursue the consummation of the Acquisition.

Certain provisions relating to the Operating Partnership’s obligation to redeem the escrow notes in a Special Mandatory Redemption may not be waived or modified without the written consent of the holders of all notes.

Optional redemption

We may redeem all or part of the notes at any time at our option at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such notes matured 90 days prior to their maturity date (the “Par Call Date”) but for the redemption thereof (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, however, that if we redeem the notes on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, further, that installments of interest that are due and payable on any interest payment dates falling on or prior to a redemption date shall be payable on such interest payment dates to the persons who were registered holders of the notes at the close of business on the applicable record dates.

Unless we default in our payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of such notes called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of notes being redeemed calculated as if the maturity date of such notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Issuers are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuers to act as the Quotation Agent from time to time.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price on such redemption date.

Gaming redemption

In addition to the foregoing, if any Gaming Authority requires that a holder or Beneficial Owner of notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or Beneficial Owner:

(1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(2) is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that notes from any holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws the Issuers shall have the right, at their option:

(i) to require any such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(ii) to call for the redemption of the notes of such holder or Beneficial Owner at a redemption price equal to the least of:

(A) the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

(B) the price at which such holder or Beneficial Owner acquired the notes, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

(C) such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the trustee in writing of any such redemption as soon as practicable. The holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

No mandatory redemption

Other than as described under “Redemption—Special mandatory redemption”, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and notice

If less than all of the notes of any series are to be redeemed at any time, the trustee will select notes of such series for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate and in accordance with DTC procedures.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of global notes, given pursuant to applicable DTC procedures) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that (a) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture, (b) redemption notices may be mailed less than 30 days prior to the Special Mandatory Redemption Date, and

(c) redemption notices may be mailed or given less than 30 days or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described above under the caption “—Redemption—Gaming redemption.”

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent). Unless we default in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption. For the avoidance of doubt, neither the Trustee nor the Escrow Agent shall have any responsibility for calculating the redemption price.

Subject to applicable securities laws, the Issuers or their affiliates may at any time and from time to time purchase notes or other indebtedness. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

Repurchase at the option of holders

Change of Control and Rating Decline

If a Change of Control Triggering Event occurs with respect to a series of notes, each holder of such notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes of the applicable series pursuant to an offer by the Issuers (a “Change of Control Offer”) on the terms set forth in the indenture, except to the extent the Issuers have previously redeemed such notes as described under “—Redemption—Optional redemption” or “—Redemption—Special mandatory redemption.” In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following the occurrence of a Change of Control Triggering Event, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures), pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

The provisions described above that require the Issuers to make a Change of Control Offer following the occurrence of a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of an anticipated Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

If holders of not less than 90% in aggregate principal amount of the outstanding applicable series of notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of the applicable series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including the date of redemption.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Guarantor, the Issuers and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Guarantor, the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

The Credit Agreement provides that certain change of control events with respect to the Issuers would constitute a default under the Credit Agreement. Any future credit agreements or other agreements to which any of the Issuers becomes a party may contain similar provisions. In the event a Change of Control Triggering Event occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing notes. In such case, the Issuers’ failure to purchase tendered notes would constitute a default under the indenture which could, in turn, constitute a default under such other indebtedness.

Certain covenants

Limitations on incurrence of Indebtedness

Limitation on Total Debt.    The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional

Indebtedness, the Total Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 60% of the sum of (i) Total Asset Value as of the end of the Latest Completed Quarter and (ii) any increase in Total Asset Value since the end of the Latest Completed Quarter (such sum of (i) and (ii), “Adjusted Total Asset Value”); provided, however, that from and after the consummation of a Significant Acquisition, such percentage shall be 65% for the fiscal quarter in which such Significant Acquisition is consummated and the three consecutive fiscal quarters immediately succeeding such fiscal quarter.

Limitation on Secured Debt.    The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the Secured Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 40% of Adjusted Total Asset Value.

Interest Coverage Ratio.    The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the ratio of Consolidated EBITDA to Interest Expense for the Issuers and their Subsidiaries (the “Coverage Ratio”) for the four consecutive fiscal quarter period ending on and including the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness).

Limitation on Subordinated Debt and Subsidiary Guarantees.    The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Issuers, unless such Indebtedness is expressly subordinated in right of payment to the notes. The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens securing some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

In addition, following the date of the indenture, no Subsidiary of the Operating Partnership (excluding Capital Corp.) will directly or indirectly guarantee, or become jointly and severally liable with respect to any Debt Securities of the Operating Partnership (excluding, in any event, (x) Acquired Debt and (y) guarantees of such Acquired Debt or any other Indebtedness of the Operating Partnership to the extent a guarantee is required as a result of the assumption by the Operating Partnership of such Acquired Debt described in clause (x) pursuant to the terms thereof as they existed at the time of and after giving effect to (and are not modified in contemplation of, other than to give effect to) the assumption of or acquisition of such Acquired Debt) issued after the date of the indenture, unless a guarantee is provided in respect of the notes by such Subsidiary.

Maintenance of Total Unencumbered Assets

The Issuers and their Subsidiaries shall maintain Total Unencumbered Asset Value of not less than 150% of Unsecured Debt, in each case calculated as of the end of the Latest Completed Quarter.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuers will furnish to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes, within 30 days after the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if or as if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuers’ certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligations to furnish such materials to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

In addition, the Issuers have agreed that, for so long as any notes remain outstanding, if the Issuers are not required to file with the SEC the reports required by the first paragraph of this covenant, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, for so long as the Guarantor guarantees the notes (or in the event that another parent entity of the Issuers becomes a guarantor of the notes), the Issuers may satisfy their obligations to furnish the reports and other information described above by furnishing such reports filed by, or such information of, the Guarantor (or such other parent guarantor, respectively) and the availability of the Guarantor’s (or such other parent guarantor’s, as applicable) information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy such obligation.

PNGI Master Lease

The Issuers will not enter into any amendment to the PNGI Master Lease if such amendment would materially impair the ability of the Issuers to satisfy their obligations to make payments on the notes; provided that amendments of the PNGI Master Lease (and corresponding rent reduction) pursuant to the terms of the PNGI Master Lease in connection with an asset sale made in accordance with the PNGI Master Lease shall not be deemed to materially impair the ability of the Issuers to satisfy their obligations to make payments on the notes or to materially impair the rights and remedies of the holders of the notes.

Consolidation, merger and sale of assets

Each Issuer may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Issuer and its Subsidiaries taken as a whole to another Person unless:

(1) either (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws);

(2) the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction no default or event of default exists with respect to the notes.

The Guarantor may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to another Person unless:

(1) either (a) the Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Guarantor under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immiediately after such transaction no default or event of default exists with respect to the notes.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of an Issuer’s or the Guarantor’s, as applicable, and its Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this “Consolidation, merger and sale of assets” covenant, such Issuer or the Guarantor, as applicable, will be released from the obligations under the notes or its guarantee, respectively, and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

This “Consolidation, merger and sale of assets” covenant will not apply to:

(1) a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Guarantor, the Issuers (or an Issuer) or any of the Issuers’ Subsidiaries;

(2) a merger between the Issuers (or an Issuer), the Guarantor or any Subsidiary respectively, and an Affiliate of an Issuer, the Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing an Issuer, the Guarantor or such Subsidiary in another state of the United States or changing the legal domicile or form of an Issuer, the Guarantor or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure;

(3) the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer, or any of their respective Subsidiaries, to PNGI or its Subsidiaries or another operator pursuant to the PNGI Master Lease or another real estate lease or leases; or

(4) the PNGI Transactions and any transactions related thereto.

The description above includes a phrase relating to the sale or disposition of “all or substantially all” of the properties or assets of the Issuers or the Guarantor, and their respective Subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

Limitation on activities of Capital Corp.

Capital Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Capital Corp. may be a co-obligor or guarantor with respect to indebtedness if the Operating Partnership is an obligor on or guarantor of such indebtedness and the net proceeds of such indebtedness are funded to, or at the direction of, the Operating Partnership or a Subsidiary thereof other than Capital Corp.

Certain definitions

“2013 Offering Memorandum” means the offering memorandum of the Issuers, dated October 23, 2013.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of all of Pinnacle’s real estate assets, other than Pinnacle’s Belterrra Park property and excess land at certain locations pursuant to the Merger Agreement.

“Asset Value” means, at any date of determination, the sum of:

(1) in the case of any Income Property (or group of Income Properties, including, without limitation, the PNGI Master Lease Properties), the Capitalized Value of such Income Property (or group of Income Properties) as of such date; provided, however, that the Asset Value of each Income Property (other than a former Development Property or Redevelopment Property) during the first four complete fiscal quarters following the date of acquisition thereof shall be the greater of (i) the acquisition price thereof and (ii) the Capitalized Value thereof (provided that the Asset Value shall be the acquisition price thereof if results of one full fiscal quarter after the acquisition thereof are not available with respect to such Income Property (or group of Income Properties) (and after results of one full fiscal quarter after the acquisition thereof are available, the Capitalized Value thereof may be determined by annualizing such results) including for purposes of determining any increase in Total Asset Value since the end of the Latest Completed Quarter); provided, further, that an adjustment shall be made to the Asset Value of any Income Property (in an amount reasonably determined by an Issuer) as new tenancy leases are entered into, or existing tenancy leases terminate or expire, in respect of such Income Property;

(2) in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results are available for at least one complete fiscal quarter following completion or opening of the applicable development project, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment Property (or former Development Property or Redevelopment Property); and

(3) 100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased as of such date of determination.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capitalized Value” means, with respect to the PNGI Master Lease Properties or any other group of related properties or any other property, the Property EBITDA of the PNGI Master Lease Properties or such other group of related properties or such property, as the case may be, for the most recent four completed fiscal quarters divided by 8.25%.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor, the Operating Partnership and their Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer or any of their respective subsidiaries, to PNGI or its Subsidiaries or to another operator pursuant to the PNGI Master Lease or another real estate lease or leases shall not constitute a Change of Control;

(2) the adoption by shareholders or partners of a plan relating to the liquidation or dissolution of the Guarantor or the Operating Partnership;

(3) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than any holding company which owns 100% of the Voting Stock of the Guarantor (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Guarantor, measured by voting power rather than number of shares;

(4) (i) the Guarantor ceases to own, directly or indirectly, more than 50% of the Voting Stock of the Operating Partnership or (ii) the sole general partner of the Operating Partnership ceases to be the Guarantor or one or more of the Guarantor’s wholly owned subsidiaries; or

(5) the first day on which a majority of the members of the Board of Directors of the Guarantor are not Continuing Directors.

For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Guarantor, any Issuer and any of their respective Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Consolidated EBITDA” means, for the applicable test period, the net income (or net loss) of the Issuers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of all extraordinary, non-cash and non-recurring items ((x) excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges and (y) before giving effect to cash dividends on preferred units of the Issuers or charges resulting from the redemption of preferred units of the Issuers attributable to the Issuers and their Subsidiaries for such period determined on a consolidated basis in conformity with GAAP);

(1) plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a) interest expense (whether paid or accrued and whether or not capitalized);

(b) income tax expense;

(c) depreciation expense;

(d) amortization expense;

(e) extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, impairment charges, fees, costs and expenses relating to the PNGI Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f) expenses and losses associated with hedging agreements;

(g) expenses and losses resulting from fluctuations in foreign exchange rates;

(h) other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i) the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j) severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k) to the extent not included in net income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for such period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (k) to the extent of the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such period (without giving effect to this clause (k)) does not exceed Consolidated EBITDA attributable to such property during the most recent four consecutive fiscal quarter period that such property was fully operational (or if such property has not been fully operational for the most recent such period prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the consecutive fiscal quarter period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters);

(2) minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a) extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b) gains attributable to hedging agreements;

(c) non-cash gains resulting from fluctuations in foreign exchange rates; and

(d) other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course.

For purposes of this definition, net income (net loss) shall only include the Issuers’ Ownership Share of net income (net loss) of their non-wholly owned Subsidiaries and Unconsolidated Affiliates and, accordingly, there shall be no deduction from net income or Consolidated EBITDA for non-controlling or minority interests in such Persons.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Consolidated EBITDA, all amounts shall be as reasonably determined by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of extraordinary, non-cash or non-recurring items.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or this clause (2) who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement, dated October 28, 2013, as amended by Amendment No. 1 thereto, dated July 31, 2015, among the Operating Partnership, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and the parties named therein as Co-Syndication Agents, Documentation Agents, Joint Physical Bookrunners and Joint Lead Arrangers, and the lenders from time to time party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Credit Agreement or other agents or other lenders).

“Credit Facilities” means one or more debt facilities or commercial paper facilities (providing for revolving credit loans, term loans, other loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit) or debt securities, including any related notes, guarantees, collateral documents, agreements relating to swap or other hedging obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced, restructured or otherwise refinanced in whole or in part from time to time by one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility) or instruments.

“Debt Securities” means any debt securities, as such term is commonly understood, issued in any public offering or private placement in an aggregate principal amount of $100.0 million or more.

“Development Property” means real property (a) acquired for, or currently under, development into an Income Property that, in accordance with GAAP, would be classified as an asset on the consolidated balance sheet of the Issuers and their Subsidiaries and (b) of the type described in clause (a) of this definition to be (but not yet) acquired by the Issuers or any of their Subsidiaries upon completion of construction pursuant to a contract in which the seller of such real property is required to build, develop or renovate prior to, and as a condition precedent to, such acquisition.

“Existing Notes” means the Issuers’ 4.375% Senior Notes due 2018, 4.875% Senior Notes due 2020 and 5.375% Senior Notes due 2023.

“Existing Notes Issue Date” means October 30, 2013, with respect to the Issuers’ 4.375% Senior Notes due 2018 and 5.375% Senior Notes due 2023, and October 31, 2013, with respect to the Issuers’ 4.875% Senior Notes due 2020.

“GAAP” means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination; provided that (1) any lease that is accounted for by any Person as an operating lease as of the Issue Date, (2) the Pinnacle Master Lease and (3) any similar lease to either lease referred to in clauses (1) and (2) and entered into after the Issue Date by any Person may, in the sole discretion of the Operating Partnership, be accounted for as an operating lease for purposes of the notes and the indenture with respect to the notes (and shall not constitute a capitalized lease).

“Gaming Approval” means any and all approvals, licenses, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including pari-mutuel betting) or enterprise, including to enable the Issuers or any of their Subsidiaries or affiliates to engage in or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct or manage such business substantially as is presently conducted or managed or contemplated to be conducted or managed following the Issue Date (after giving effect to the Pinnacle Transactions), (b) required by any Gaming Law or (c) necessary as is contemplated on the Issue Date (after giving effect to the Pinnacle Transactions), to accomplish the financing and other transactions contemplated hereby after giving effect to the Pinnacle Transactions.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted or managed by the Issuers or any of their Subsidiaries or affiliates within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Income Property” means any real or personal property or assets or vessels (including any personal property ancillary thereto or used in connection therewith or in support thereof) owned, operated or leased or otherwise controlled by the Issuers or their Subsidiaries and earning, or intended to earn, current income whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land during the period such property or assets or vessels are Development Properties, Redevelopment Properties or undeveloped land as reasonably determined by an Issuer.

“Indebtedness” means, as of any date of determination, all indebtedness for borrowed money of the Issuers and their Subsidiaries that is included as a liability on the Consolidated Financial Statements of the Issuers in accordance with GAAP, excluding: (i) any indebtedness to the extent Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness), (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in the Issuers; provided that Indebtedness of a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Intercompany Debt” means, as of any date, Indebtedness to which the only parties are the Guarantor, the Issuers and any of their respective Subsidiaries as of such date; provided, however, that with respect to any such Indebtedness of which any of the Issuers is the borrower, such Indebtedness is subordinate in right of payment to the notes.

“Interest Expense” means, for any period of time, the aggregate amount of interest payable in cash on Indebtedness of the Issuers and their Subsidiaries, net of interest income and payments received under swap and other hedging agreements or arrangements relating to interest rates, and excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) all cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, and (v) amortization of deferred financing costs; provided that the components of Interest Expense relating to a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Issue Date” means April 28, 2016.

“Latest Completed Quarter” means, as of any date, the most recently ended fiscal quarter of the Issuers for which Consolidated Financial Statements of the Issuers (or the Guarantor or another parent guarantor, as applicable) have been completed, it being understood that at any time when the Issuers (or the Guarantor or another parent guarantor, as applicable) are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) Annual Report on Form 10-K.

“Lien” means, with respect to any asset (without duplication), any lien, security interest or other type of preferential arrangement for security, including, without limitation, the lien or retained security title of a conditional vendor; provided that, for purposes hereof, “Lien” shall not include any Lien related to Indebtedness that has been Discharged or otherwise satisfied by the Issuers or any of their Subsidiaries in accordance with the provisions thereof, including through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among Pinnacle, Guarantor and Gold Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Guarantor, as the same may be amended, supplemented and/or restated.

“Ownership Share” means, with respect to any Subsidiary (other than a wholly owned Subsidiary of any of the Issuers) or any Unconsolidated Affiliate of the Issuers, the Issuers’ relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Penn Tenant” means Penn Tenant, LLC, a Pennsylvania limited liability company, in its capacity as tenant under the PNGI Master Lease, and its successors in such capacity.

“Permitted Debt” means:

(1) Indebtedness incurred under the Credit Facilities on or prior to the date of the indenture; and

(2) Indebtedness represented by the Existing Notes.

“Permitted Replacement Lease” means (a) any new lease entered into pursuant to Section 17.1(f) of the PNGI Master Lease, (b) any new lease entered into with a Qualified Successor Tenant or (c) any assignment of the PNGI Master Lease to a Qualified Successor Tenant, in each case, whether in respect of all or a portion of the gaming facilities subject to the PNGI Master Lease.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pinnacle” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Pinnacle Master Lease” means that certain Master Lease to be entered into in connection with the Acquisition between a subsidiary of Pinnacle, as tenant, and Pinnacle, as landlord, and for which a subsidiary of the Guarantor will become a successor by merger to the landlord, as more thoroughly described in this prospectus supplement, as such Master Lease may be amended, supplemented or modified from time to time.

“Pinnacle Transactions” means, collectively, (a) the Acquisition and other transactions entered into in connection with the foregoing, (b) the entering into of the Pinnacle Master Lease, (c) the issuance of the notes and other financing transactions related to financing the Acquisition, (d) any other transactions defined as “Transactions” in this prospectus supplement and (e) the payment of fees and expenses in connection with the foregoing.

“PNGI” means Penn National Gaming, Inc., a Pennsylvania corporation.

“PNGI Master Lease” means that certain Master Lease, dated as of November 1, 2013, between the Operating Partnership (and any Subsidiaries of the Operating Partnership acting as landlord or co-landlord) and the Penn Tenant, as it may be amended, supplemented or modified from time to time.

“PNGI Master Lease Guaranty” means the Guaranty of the PNGI Master Lease by PNGI in favor of the Operating Partnership or a Subsidiary thereof.

“PNGI Master Lease Properties” means, as of any date of determination, the real properties that are leased to Penn Tenant pursuant to the PNGI Master Lease.

“PNGI Transactions” means, collectively, (a) the Spin-Off and the series of corporate restructurings and other transactions entered into in connection with the foregoing, the acquisition by the Guarantor of the GLPI Assets and the entering into of the PNGI Master Lease, (b) the issuance of the Existing Notes and the entering into of the Credit Agreement, (c) the payment of the earnings and profits purge, (d) any other transactions defined as “Transactions” in the 2013 Offering Memorandum and (e) the payment of fees and expenses in connection with the foregoing.

“pro forma basis” means:

(1) For purposes of calculating the amount of Total Debt or Secured Debt or Unsecured Debt under “—Limitations on incurrence of Indebtedness—Limitation on Total Debt” and “—Limitation on Secured Debt”, there shall be excluded Indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Guarantor, the Issuers or any of their Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (collectively, “Discharged”);

(2) For purposes of calculating the Coverage Ratio:

(a) in the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees or Discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Coverage Ratio is being calculated and on or prior to the date such calculation is being made, then the Coverage Ratio will be calculated giving pro forma effect thereto, and the use of the proceeds therefrom (including any such transaction giving rise to the need to calculate the Coverage Ratio), in each case, as if the same had occurred at the beginning of the applicable four-quarter period and Interest Expense relating to any such Indebtedness that has been Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) shall be excluded;

(b) acquisitions or investments that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter period or subsequent to such period and on or prior to the date such calculation is being made, and the change in Consolidated EBITDA resulting therefrom, will be given pro forma effect as if they had occurred on the first day of the four-quarter period, and Consolidated EBITDA for such period shall include the Consolidated EBITDA of the acquired entities or applicable to such investments, and related transactions, and shall otherwise be calculated on a pro forma basis;

(c) (a) any Person that is a Subsidiary on the date such calculation is being made will be deemed to have been a Subsidiary at all times during the applicable four-quarter period, and (b) any Person that is not a Subsidiary on the date such calculation is being made will be deemed not to have been a Subsidiary at any time during the applicable four-quarter reference period;

(d) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded;

(e) the Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded, but only to the extent that the obligations giving rise to such Interest Expense will not be obligations of the Issuers or any of their Subsidiaries following the date such calculation is being made;

(f) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Issuers may designate; and

(g) for any period that includes any period of time occurring prior to the Existing Notes Issue Date, the PNGI Transactions shall be given pro forma effect as if the PNGI Transactions had occurred at the beginning of such period.

“Property EBITDA” means, for any period of time with respect to the PNGI Master Lease Properties or any other group of related properties or any property (excluding any properties that are not Income Properties), the sum, with respect to the PNGI Master Lease Properties or other group of related properties or property, of the net income (or net loss) derived from such property for such period (excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges);

(1) plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a) interest expense (whether paid or accrued and whether or not capitalized);

(b) income tax expense;

(c) depreciation expense;

(d) amortization expense;

(e) extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, property valuation losses, impairment charges, fees, costs and expenses relating to the PNGI Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f) expenses and losses associated with hedging agreements;

(g) expenses and losses resulting from fluctuations in foreign exchange rates;

(h) other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i) the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j) severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k) to the extent not included in net income or, if otherwise excluded from Property EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to such property;

(2) minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a) extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b) gains attributable to hedging agreements;

(c) non-cash gains resulting from fluctuations in foreign exchange rates; and

(d) other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by the PNGI Tenant under the PNGI Master Lease or any other Person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Property EBITDA for the applicable property or group of properties.

Property EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Property EBITDA, all amounts shall be as determined reasonably by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable.

“Qualified Successor Tenant” means a Person that: (a) in the reasonable judgment of an Issuer, has sufficient experience (directly or through one or more of its Subsidiaries) operating or managing casinos or is owned, controlled or managed by a Person with such experience, to operate properties subject to a Permitted Replacement Lease and (b) is licensed or certified by each gaming authority with jurisdiction over any gaming facility subject to the applicable Permitted Replacement Lease as of the initial date of the effectiveness of the applicable Permitted Replacement Lease.

“Rating Agency” means (a) Moody’s or S&P or (b) if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency selected by the Issuers. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and - for S&P; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to a particular series of notes shall be deemed to occur if, within 90 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category), the rating of such series of notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the notes on the Rating Date.

“Redevelopment Property” means any real property owned by an Issuer or its Subsidiaries that operates or is intended to operate as an Income Property (a)(i) that has been acquired by an Issuer or any of its Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the square footage of such property or (x) that an Issuer or any of its Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of (y) 10% of the Capitalized Value of such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Property EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period and or (ii) with respect to which an Issuer or a Subsidiary thereof has entered into a binding construction contract or construction has commenced, (b) that does not qualify as a “Development Property” and (c) that an Issuer so desires to classify as a “Redevelopment Property” for purposes of the notes.

“Secured Debt” means, as of any date of determination, the portion of Total Debt as of such date that is secured by a Lien on property or assets of the Issuers or any of their Subsidiaries.

“Significant Acquisition” means an acquisition in which the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than five percent (5%) of Total Asset Value immediately prior to such acquisition.

“Significant Subsidiary” means any Subsidiary of an Issuer having (together with its Subsidiaries) assets that constitute five percent (5%) or more of Total Asset Value as of the end any of the most recently completed fiscal year of the Issuers for which Consolidated Financial Statements have been prepared prior to the date of determination.

“Spin-Off” means the spin-off of the Guarantor from PNGI to the shareholders of PNGI in November 2013, which resulted in the Operating Partnership having title to substantially all of the real estate assets held by PNGI prior to the spin-off, and including the entering into by the Penn Tenant and the Operating Partnership (or one or more Subsidiaries of the Operating Partnership acting as landlord or co-landlord) of the PNGI Master Lease.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Issuer, and in the case of each of clauses (i) and (ii) which is required to be consolidated with such Person in accordance with GAAP.

“Total Asset Value” means, as of any date, the sum of the following without duplication: (a) the sum of the Asset Values for all assets constituting Income Properties, Development Properties, Redevelopment Properties or undeveloped land owned by the Issuers or any of their Subsidiaries at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and cash equivalents on hand of the Issuers and their Subsidiaries (including the proceeds of the Indebtedness to be incurred), plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other investments held by the Issuers and their Subsidiaries at such date (exclusive of goodwill and other intangible assets). Total Asset Value shall be adjusted in the case of assets owned by Subsidiaries of the Issuers which are not wholly owned Subsidiaries of the Issuers to reflect the Issuers’ Ownership Share therein.

“Total Debt” means, as of any date of determination, the aggregate principal amount of outstanding Indebtedness of the Issuers and their Subsidiaries as of such date; provided that (a) Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, and (b) the amount of Total Debt, in the case of Indebtedness of a Subsidiary of the Issuers that is not a wholly owned Subsidiary of the Issuers, shall be reduced to reflect the Issuers’ proportionate interest therein.

“Total Unencumbered Asset Value” means, as of any date of determination, the Total Asset Value for all assets owned by the Issuers or one of their Subsidiaries at such date that are not subject to any Lien which secures Indebtedness of the Issuers and their Subsidiaries.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the Consolidated Financial Statements of such Person.

“Unsecured Debt” means, as of any date of determination, that portion of Total Debt as of that date that is not Secured Debt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Events of default

The following are “events of default” under the indenture with respect to the notes of a particular series:

(1) default for 30 days in the payment when due of interest on the notes of such series;

(2) default in payment when due of the principal of or premium, if any, on the notes of such series;

(3) failure by the Issuers or any of their Subsidiaries for 60 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding to comply with any of the covenants or agreements in the indenture (other than a covenant or agreement included in the indenture for the benefit of one or more series of debt securities other than the notes) or the notes;

(4) certain specified events under bankruptcy, insolvency or other similar laws with respect to the Issuers or any of their Significant Subsidiaries;

(5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our recourse Indebtedness (or the payment of which we guarantee), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default: (i) is caused by a failure to pay principal of such Indebtedness at final maturity (a “payment default”); or (ii) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 business days after receipt by us of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding specifying such default), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and

(6) other than in connection with any transaction not prohibited by “—Certain covenants—PNGI Master Lease,” the PNGI Master Lease shall have terminated or the PNGI Master Lease Guaranty shall have terminated (other than in accordance with the terms of the PNGI Master Lease); provided that such termination shall not constitute an event of default if within 90 days after such termination the Operating Partnership has entered into one or more Permitted Replacement Leases (or in the case of the PNGI Master Lease Guaranty, a replacement guaranty is entered into in accordance with the PNGI Master Lease).

In the case of an event of default arising under clause (4) of the immediately preceding paragraph, all notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of then outstanding notes (or then outstanding notes of such series in case of an event of default specific to such series) may declare all the notes (or all the notes of such series, as applicable) to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of then outstanding notes may direct the trustee, in writing, in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default with respect to the notes and its consequences under the indenture (or in the case of an event of default specific to a series of notes, holders of a majority in aggregate principal amount of the notes of such series then outstanding by written notice to the trustee may on behalf of the holders of all of the notes of such series waive any existing default or event of default with respect to the notes of such series and its consequences under the indenture), in each case, except a continuing default or event of default in the payment of interest on, or the principal of, the notes; provided that the holders of a majority in aggregate principal amount of the notes (or of the notes of such series, respectively) then outstanding may rescind an acceleration of the notes (or the notes of such series) and waive the payment default that resulted from such acceleration.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, the Issuers are required to deliver to the trustee, a statement specifying such default or event of default.

Notwithstanding clause (3) of the first paragraph above or any other provision of the indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by the Issuers with the covenant described under the caption “—Certain covenants—Reports” shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an event of default, and holders of the notes shall not have any right under the indenture or the notes to accelerate the maturity of the notes as a result of any such failure to comply. If a failure to comply by the Issuers with the covenant described under the caption “—Certain covenants—Reports” continues for 60 days after the Issuers receives notice of such failure to comply in accordance with clause (3) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following the Issuers’ receipt of the Reports Default Notice, the Issuers will pay liquidated damages to all holders of notes at a rate per annum equal to 0.25% of the principal amount of the notes from the 60th day following the Issuers’ receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following the Issuers’ receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Issuers with the covenant described under the caption “—Certain covenants—Reports” shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by the Issuers with the covenant described under the caption “—Certain covenants—Reports” shall not have been cured or waived on or before the 121st day following the Issuers’ receipt of the Reports Default Notice, then the failure to comply by the Issuers with the covenant described under the caption “—Certain covenants—Reports” shall on such 121st day constitute an event of default. A failure to comply with the covenant described under the caption “—Certain covenants—Reports” automatically shall cease to be continuing and shall be deemed cured at such time as the Issuers (or the Guarantor or other parent guarantor of the Issuers, as applicable) furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligation to furnish such information or report to the trustee); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the notes, the indenture and the Escrow Agreement may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes of a series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with the notes of a series or any provision of the indenture as it relates to the notes of a series may be waived with the consent of the holders of a majority in principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a default or event of default in the payment of principal of or interest or premium on the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or interest or premium on the notes;

(7) waive a redemption payment with respect to any note; or

(8) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers and the trustee may amend or supplement the indenture, the notes or the Escrow Agreement:

(1) to cure any ambiguity, defect, mistake or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuers’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4) to comply with the rules of any applicable securities depository;

(5) to comply with applicable gaming laws, to the extent that such amendment or supplement is not materially adverse to the holders of notes;

(6) to provide for the issuance of additional notes or additional debt securities of any series in accordance with the limitations set forth in the indenture;

(7) to make any change that would provide any additional rights or benefits to the holders of notes (including to provide for any guarantees of the notes or any collateral securing the notes or any guarantees of the notes) or that does not materially adversely affect the legal rights under the indenture of any such holder;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; or

(9) to conform the text of the indenture or the notes to any provision of the Description of Notes contained in the Offering Memorandum or this prospectus supplement as set forth in an officer’s certificate.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to any series of the outstanding notes (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of or interest or premium on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including the events described in clauses (1), (2), or (4) under the caption “Events of default” above pertaining to the Issuers) described under the caption “Events of default” above will no longer constitute an event of default with respect to the notes. The Issuers may exercise Legal Defeasance regardless of whether they previously have exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the series of notes to be defeased, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, on and accrued and unpaid interest on the outstanding notes to be defeased on the stated maturity or on a redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption pursuant to “—Redemption—Optional redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee;

(2) in the case of Legal Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being Discharged and, in each case, the granting of Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture or any agreement or instrument governing any other Indebtedness which is being Discharged) to which the Issuers are a party or by which the Issuers are bound;

(6) the Issuers must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Legal Defeasance or Covenant Defeasance will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and, if provided for in the indenture, thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, with respect to any redemption pursuant to “—Redemption—Optional redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee;

(2) the Issuers have paid or caused to be paid all other sums then payable by it under the indenture; and

(3) the Issuers have delivered irrevocable written instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Issuers’ obligations under the notes and the indenture.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuers, the Guarantor or any successor entity, as such, will have any liability for any obligations of the Issuers or the Guarantor under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Forms and denomination

The notes will be issued as permanent global securities in the name of a nominee of DTC. The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Governing law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the trustee

If the trustee becomes a creditor of the Issuers or the Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of then outstanding applicable series of notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of notes, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Wells Fargo Bank, National Association, in addition to serving as trustee under the indenture, as well as the Escrow Agent, is one of the lenders under a senior secured credit facility with Pinnacle, and such credit facility includes outstanding debt under the revolver which is to be retired at least in part with proceeds from this transaction. Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters. We currently have a business relationship, and may from time to time conduct other banking transactions including lending transactions or maintaining deposit accounts, with Wells Fargo Bank, National Association in the ordinary course of business.

Additional information

Anyone who receives this prospectus during the marketing of this offering may obtain a copy of the indenture without charge by writing to Gaming and Leisure Properties, Inc., Wyomissing Professional Center, 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Chief Financial Officer.

Underwriting

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”) of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase from us, the principal amounts of notes set forth opposite its name below.

Underwriter	Principal amount of 2021 notes	Principal amount of 2026 notes
J.P. Morgan Securities LLC	$64,041,000	$156,098,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	64,041,000	156,098,000
Wells Fargo Securities, LLC	45,509,000	110,929,000
Fifth Third Securities, Inc.	45,178,000	110,122,000
UBS Securities LLC	44,681,000	108,910,000
Credit Agricole Securities (USA) Inc.	32,020,000	78,050,000
Nomura Securities International, Inc.	32,020,000	78,050,000
SunTrust Robinson Humphrey, Inc.	32,020,000	78,050,000
Barclays Capital Inc.	21,946,000	53,492,000
Oppenheimer & Co. Inc.	18,544,000	45,201,000

Total	$400,000,000	$975,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes of such series if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to a series of notes, the purchase commitments of non-defaulting underwriters of such series may be increased or the offering of such series of notes may be terminated.

The underwriters initially propose to offer the notes for resale at the issue price that appears on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $1.0 million.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

During the period from the date hereof through and including the date that is 60 days after the date of this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year.

We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The settlement date of the notes is expected to be April 28, 2016, the 13th business day following the trade date (such settlement date being referred to as “T + 13”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T + 13 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement and the accompanying prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters or their respective affiliates with a view to the final placement of the notes as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the notes, other than the underwriters or their respective affiliates, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor has it taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Notice to prospective investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to prospective investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In connection with the Acquisition, the subsidiaries of GLPI expect to borrow $825 million in aggregate principal amount of term loans pursuant to the Limited Conditionality Incremental Term Loan Facility. The term loans will be provided by a syndicate of banks and other financial institutions, including the underwriters or their affiliates, with JPMorgan Chase Bank, N.A., an affiliate of one of the underwriters, acting as the Administrative Agent. In addition, certain of the underwriters and/or their respective affiliates have also agreed to provide interim financing pursuant to the Bridge Facility in the amount of up to $1.875 billion to certain subsidiaries of GLPI subject to customary closing conditions. Such underwriters and/or their respective affiliates received customary fees in connection with the Bridge Facility commitment and will receive additional customary fees to the extent loans are issued under the Bridge Facility. These bridge commitments have been reduced by an amount equal to the aggregate gross proceeds from the Common Stock Offering, and will be further reduced by an amount equal to the aggregate gross proceeds of this offering.

An affiliate of J.P. Morgan Securities LLC acts as administrative agent and is a lender, and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Agricole Securities (USA) Inc. and UBS Securities LLC are lenders under Pinnacle’s Amended and Restated Credit Agreement, dated as of August 13, 2013, which will be partially repaid with a portion of our net proceeds from this offering. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC may hold a portion of the Pinnacle notes that will be repaid, redeemed or discharged in connection with the closing of the Acquisition. Accordingly, such affiliates may receive a portion of the net proceeds of this offering if we use such proceeds to repay borrowings under Pinnacle’s credit facilities or Pinnacle’s notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, if any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consistent of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP and Cahill Gordon & Reindel LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

Experts

The consolidated financial statements of Gaming and Leisure Properties, Inc. and Subsidiaries appearing in Gaming and Leisure Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 including the schedule appearing therein, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information incorporated by reference

This prospectus supplement incorporates by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our 2015 10-K; and

•

our Current Reports on Form 8-K filed on February 4, 2016 (only with respect to Item 8.01), February 16, 2016, March 15, 2016, March 28, 2016 (amendments to Merger Agreement and Amendment No.1 to Credit Agreement), March 28, 2016 (First Supplemental Indenture and only with respect to Item 8.01), March 29, 2016 (only with respect to Item 8.01), April 1, 2016 and April 6, 2016.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in the accompanying prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Units

Guarantees

GLP Capital, L.P.

GLP Financing II, Inc.

Debt Securities

Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), and selling securityholders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, preferred stock represented by depositary shares, warrants, units representing an interest in two or more securities, and guarantees of debt securities.

GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation (“Capital Corp.”), may from time to time offer one or more series of debt securities, which may be fully and unconditionally guaranteed by GLPI through guarantees of the debt securities. The debt securities may be non-convertible or convertible into or exercisable or exchangeable for securities of GLPI or the Operating Partnership.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of GLPI, the Operating Partnership, Capital Corp. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

GLPI, the Operating Partnership, Capital Corp. or selling security holders may offer the securities directly to investors, through agents designated from time to time by GLPI, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.” We will not receive any of the proceeds from the sale of securities by the selling security holders.

GLPI’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GLPI.” On March 24, 2016, the last reported sale price of our common stock on NASDAQ was $29.76 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 6 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2016.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., all references to the “Operating Partnership” and “GLP Capital” mean GLP Capital, L.P. and all references to “Capital Corp.” mean GLP Financing II, Inc. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership and Capital Corp.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, GLPI is registering an unspecified amount of common stock, preferred stock, stock purchase contracts, depositary shares, warrants, units and guarantees, and the Operating Partnership and Capital Corp. are registering an unspecified amount of debt securities, and, in each case, may sell such securities from time to time, in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may sell certain of our securities from time to time.

This prospectus provides you with a general description of the securities GLPI, the Operating Partnership, Capital Corp. and any selling securityholders may offer. Each time GLPI, the Operating Partnership, Capital Corp. or any selling securityholder sell securities, GLPI, the Operating Partnership, Capital Corp. or the selling securityholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a related prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any related prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and the related prospectus supplement, including any information incorporated by reference in this prospectus or any related prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and the related prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the related prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any related prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of such documents.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, and goals and objectives.

Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,”, “plans,” “may increase,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•	GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino (the “Meadows”);

•	the ultimate timing and outcome of our proposed acquisition of substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”), including our and Pinnacle’s ability to obtain the financing and third party approvals and consents necessary to complete the acquisition;

•	the ultimate outcome (including the possibility that the proposed transaction may not be completed or that completion may be unduly delayed) and results of integrating the assets to be acquired by us in the proposed transaction with Pinnacle;

•	the effects of a transaction between GLPI and Pinnacle on each party, including the post-transaction impact on GLPI’s financial condition, operating results, strategy and plans;

•	GLPI’s ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code of 1986, as amended (the “Code”), provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its elected REIT status;

•	the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•	the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

•	the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	GLPI’s duty to indemnify Penn National Gaming, Inc. (“Penn”) in certain circumstances if the spin-off transaction described in our Annual Report on Form 10-K for the year ended December 31, 2015 fails to be tax-free;

•	changes in the United States tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•	additional factors as discussed in our filings with the SEC that are incorporated by reference into this prospectus.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus supplement, as well as in our filings with the SEC that are incorporated by reference into this prospectus. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

About GLPI and the Operating Partnership

GLPI is a self-administered and self-managed Pennsylvania real estate investment trust, or REIT, whose primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. GLPI was incorporated on February 13, 2013 as a wholly owned subsidiary of Penn. On November 1, 2013, Penn contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with Penn’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the “TRS Properties,” and then spun-off GLPI to holders of Penn’s common and preferred stock in a tax-free distribution (the “Spin-Off”). GLPI elected on its United States (“U.S.”) federal income tax return for its taxable year beginning on January 1, 2014 to be treated as a REIT and GLPI, together with an indirect wholly owned subsidiary of GLPI, GLP Holdings, Inc., jointly elected to treat each of GLP Holdings, Inc., Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge) and Penn Cecil Maryland, Inc. (d/b/a Hollywood Casino Perryville) as a “taxable REIT subsidiary” (“TRS”) effective on the first day of the first taxable year of GLPI as a REIT. As a result of the Spin-Off, GLPI owns substantially all of Penn’s former real property assets and leases back most of those assets to Penn for use by its subsidiaries, under a master lease, a triple-net operating lease with an initial term of 15 years with no purchase option, followed by four 5 year renewal options (exercisable by Penn) on the same terms and conditions (the “Penn Master Lease”), and GLPI also owns and operates the TRS Properties through GLP Holdings, Inc.

As of December 31, 2015, GLPI’s portfolio consisted of 21 gaming and related facilities, including the TRS Properties, the real property associated with 18 gaming and related facilities operated by Penn and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 12 states and contain approximately 7.0 million of rentable square feet. As of December 31, 2015, the Company’s properties were 100% occupied.

As of December 31, 2015, all of the Company’s rental properties, with the exception of the real property associated with the Casino Queen acquired in January 2014, were leased to a wholly owned subsidiary of Penn under the Penn Master Lease. Penn is a leading, diversified, multi-jurisdictional owner and manager of gaming and pari-mutuel properties, and an established gaming provider with strong financial performance. The obligations under the Penn Master Lease are guaranteed by Penn and by all Penn subsidiaries that occupy and operate the facilities leased under the Penn Master Lease, or that own a gaming license, other license or other material asset necessary to operate any portion of the facilities. A default under the Penn Master Lease by Penn or its subsidiaries with regard to any facility will cause a default with regard to the entire Penn portfolio.

The Operating Partnership is a wholly owned subsidiary of GLPI through which GLPI owns substantially all of its assets and was formed under Pennsylvania law on March 12, 2013.

Our principal executive office is located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 and our telephone number is (610) 401-2900. Our internet address is www.glpropinc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Additional information regarding GLPI and the Operating Partnership, including audited financial statements and descriptions of GLPI and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 7 of this prospectus.

About Capital Corp.

Capital Corp. is a Delaware corporation and a wholly owned subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations that the Operating Partnership may incur or guarantee from time to time.

Market and Industry Data

Certain documents incorporated by reference into this prospectus include information with respect to market share and industry conditions, which are based upon internal estimates and various third party sources.

While management believes that such data is reliable, we have not independently verified any of the data from third party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Ratio of Earnings to Fixed Charges

The following table sets forth GLPI’s ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012		Year Ended December 31, 2011
Ratio of Earnings to Fixed Charges (1)	2.08	2.22	2.56	N/A	(2)	N/A	(2)

(1)	The ratio of earnings to fixed charges for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding: (a) pre-tax income from continuing operations and (b) fixed charges. Fixed charges is the amount equal to the sum of (a) interest expense; (b) amortization of capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

(2)	Not applicable. GLPI was spun-off from Penn on November 1, 2013. The financial information for the years ended December 31, 2012 and 2011 sets forth the historical operations of Louisiana Casino Cruises, Inc. and Penn Cecil Maryland, Inc., which were acquired by a subsidiary of GLPI as part of the Spin-Off. There were no fixed charges in these periods.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth GLPI’s ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012		Year Ended December 31, 2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)	2.08	2.22	2.56	N/A	(2)	N/A	(2)

(1)	The ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding: (a) pre-tax income from continuing operations and (b) fixed charges. Fixed charges is the amount equal to the sum of (a) interest expense; (b) amortization of capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. Preferred stock dividends are the amount of pretax earnings that are required to pay the dividends on outstanding preferred stock. As of the date of this prospectus, there was no outstanding preferred stock of the Company.

(2)	Not applicable. GLPI was spun-off from Penn on November 1, 2013. The financial information for the years ended December 31, 2012 and 2011 sets forth the historical operations of Louisiana Casino Cruises, Inc. and Penn Cecil Maryland, Inc., which were acquired by a subsidiary of GLPI as part of the Spin-Off. There were no fixed charges in these periods.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and (ii) documents we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

At the time of the filing of this registration statement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document GLPI files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. GLPI’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer, telephone (610) 401-2900.

Additionally, both Penn and Pinnacle are currently subject to the reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Penn and Pinnacle provided herein has been derived from their public filings. GLPI has not independently verified this information. GLPI has no reason to believe that information derived from either Penn’s or Pinnacle’s public filings is inaccurate in any material respect that has not been disclosed publically. GLPI is providing this data for informational purposes only and such data is not incorporated by reference into and does not constitute a part of this prospectus. Penn’s and Pinnacle’s filings with the SEC can be found at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates by reference certain information that GLPI, the Operating Partnership and Capital Corp. file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:

•	GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 22, 2016;

•	the description of GLPI’s common stock contained in GLPI’s Registration Statement on Form 8-A, filed on October 9, 2013, including any amendments and reports filed for the purpose of updating such description; and

•	GLPI’s Current Reports on Form 8-K filed on February 4, 2016 (only with respect to Item 8.01), February 16, 2016, March 15, 2016 and March 28, 2016.

All documents filed by each of GLPI, the Operating Partnership and Capital Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

The information relating to GLPI, the Operating Partnership and Capital Corp. contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

USE OF PROCEEDS

Unless we provide otherwise in the applicable prospectus supplement or related free writing prospectus, GLPI intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to its Operating Partnership. The Operating Partnership intends to subsequently use the net proceeds contributed by GLPI, as well as any net proceeds from the sale of its debt securities pursuant to this prospectus, for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

Pending such uses, such proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the net proceeds to such purposes will not have been made at the date of that prospectus supplement.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

GLP Capital and Capital Corp. may issue debt securities from time to time in one or more series, which may be guaranteed by GLPI. GLP Capital and Capital Corp. will set forth in the accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus, as well as the terms of any guarantee of such debt securities by GLPI. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

(1)	the designation of the debt securities of the series, including CUSIP numbers, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

(2)	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3)	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(4)	the rate or rates at which the debt securities of the series shall bear interest (including any defaulted interest), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of holders of such debt securities to whom interest is payable;

(5)	the period or periods within which, the price or prices at which, and other terms and conditions upon which debt securities of the series (a) may be redeemed, in whole or in part, at the option of GLP Capital and Capital Corp., if GLP Capital and Capital Corp. are to have the option or (b) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the debt securities shall be subject to a mandatory redemption provision;

(6)	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of maturity or the method by which such portion shall be determined;

(7)	any addition to, deletion from or change in the events of default which apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

(8)	any addition to, deletion from or change in the covenants set forth in the indenture;

(9)	whether and under what circumstances GLP Capital and Capital Corp. will pay additional amounts on the debt securities of the series held by a person who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether GLP Capital and Capital Corp. will have the option to redeem the debt securities of the series rather than pay such additional amounts;

(10)	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

(12)	if the debt securities of the series are to be convertible into or exchangeable for any other security or property of GLP Capital or Capital Corp., including, without limitation, debt securities of another person held by either GLP Capital or Capital Corp. or their affiliates and, if so, the terms thereof;

(13)	any addition to, deletion from or change in any guarantors with respect to the debt securities of such series;

(14)	whether the debt securities of such series shall be issued as global securities (including global securities initially sold in reliance on Rule 144A under the Securities Act, global securities initially sold in reliance on Regulation S under the Securities Act, global securities sold to institutional accredited investors, or unrestricted global securities) or as definitive securities (including restricted definitive securities or unrestricted definitive securities); and

(15)	any other terms of the series.

DESCRIPTION OF CAPITAL STOCK OF GLPI

The following is a summary of certain information concerning GLPI’s capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of GLPI’s amended and restated articles of incorporation (the “Articles of Incorporation”) and amended and restated bylaws (the “Bylaws”). The summaries are qualified in their entirety by reference to the full text of GLPI’s Articles of Incorporation and Bylaws, which you must read for complete information on GLPI’s capital stock and which are included as exhibits to the registration statement of which this prospectus is a part.

General

The Articles of Incorporation provide that GLPI may issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 24, 2016, 116,963,331 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

GLPI may issue common stock from time to time. GLPI’s board of directors must approve the amount of stock it sells and the price for which it is sold. Holders of GLPI’s common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the common stock, or any instruments convertible (directly or indirectly) into GLPI stock.

The issued and outstanding shares of GLPI common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that GLPI may issue in the future will also be fully paid and nonassessable.

Dividends

Subject to prior dividend rights of the holders of any preferred stock, applicable law and the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of GLPI common stock will be entitled to receive dividends when, and if declared by its board of directors out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding up of GLPI after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights

Subject to the rights of the holders of preferred stock, applicable law and restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, each share of common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the holders of common stock possess the exclusive voting power. Holders of shares of common stock will not have cumulative voting rights in the election of directors of GLPI. Generally, all matters to be voted on by shareholders, other than the election of directors, must be approved by a majority of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. Directors will be elected by a plurality of the votes cast at the meeting in which directors will be elected.

Other Rights

Subject to the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI common stock generally will have no preference or appraisal rights. Subject to the restrictions in the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI’s common stock initially will have equal dividend, liquidation and other rights.

Preferred Stock

Under the Articles of Incorporation, GLPI’s board of directors may from time to time establish and cause GLPI to issue one or more series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such class or series. The authority of GLPI’s board of directors with respect to each series of preferred stock includes, but is not limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

•	the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	the dates at which dividends, if any, shall be payable;

•	the right, if any, of GLPI to redeem shares of such series and the terms and conditions of such redemption;

•	the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of GLPI, and the relative rights of priority, if any, of payment of shares of such series;

•	the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

•	the obligation, if any, of GLPI to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

•	the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	any other rights, preferences or limitations of the shares of such series.

Accordingly, GLPI’s board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of GLPI’s common stock. Preferred stock could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of GLPI’s common stock, may adversely affect the voting and other rights of the holders of GLPI’s common stock.

Restrictions on Ownership and Transfer

In order for GLPI to qualify to be taxed as a REIT under the Code, shares of its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of GLPI stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, GLPI must satisfy other requirements as well. See “Certain United States Federal Income Tax Considerations—Classification and Taxation of GLPI as a REIT” and “Certain United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

The Articles of Incorporation contain restrictions on the ownership and transfer of GLPI’s stock that are intended to assist GLPI in complying with these requirements. The relevant sections of the Articles of Incorporation provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 7% of the outstanding shares of GLPI common stock (the “common stock ownership limit”) or more than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes or series of GLPI stock (the “aggregate stock ownership limit”). The common stock ownership limit and the aggregate stock ownership limit are collectively referred to as the “ownership limits.” The person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of GLPI stock as described below, would beneficially own or constructively own shares of GLPI stock in violation of such limits or restrictions or, if appropriate in the context, a person or entity that would have been the record owner of such shares of GLPI stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 7% of the outstanding shares of GLPI common stock or less than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of GLPI stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of GLPI stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of GLPI stock in excess of the ownership limits. In addition, a person that did not acquire more than 7% of our outstanding stock may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 7% of our outstanding stock.

Pursuant to the Articles of Incorporation, GLPI’s board of directors may exempt, prospectively or retroactively, a particular shareholder (the “excepted holder”) from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if:

•	no individual’s beneficial or constructive ownership of GLPI stock will result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or would cause any income of GLPI that would otherwise qualify as rents from real property to fail to qualify as such; and

•

such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of GLPI (or a tenant of any entity owned or controlled by GLPI) that would cause GLPI to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or GLPI’s board of directors determines that rent derived from such tenant will not affect GLPI’s ability to qualify to be taxed as a REIT).

Peter M. Carlino, GLPI’s Chairman and Chief Executive Officer, the Carlino Family Trust, Fortress Investment Group LLC (together with certain of its affiliates) and The Vanguard Group Inc. have each been deemed excepted holders by GLPI’s board of directors.

As a condition of granting the waiver or establishing the excepted holder limit, GLPI’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and in substance satisfactory to GLPI’s board of directors (in its sole discretion) in order to determine or ensure GLPI’s status as a REIT and such representations and undertakings from the person requesting the exception as GLPI’s board of directors may require (in its sole discretion) to make the determinations above. GLPI’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

GLPI’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of GLPI’s outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of GLPI common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The Articles of Incorporation further prohibit:

•	any person from beneficially or constructively owning shares of GLPI stock that would result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause GLPI to fail to qualify to be taxed as a REIT;

•	any person from transferring shares of GLPI stock if the transfer would result in shares of GLPI stock being beneficially owned by fewer than 100 persons (determined without reference to the rules of attribution under Section 544 of the Code); and

•	any person from constructively owning shares of GLPI stock to the extent that such constructive ownership would cause any of GLPI’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GLPI stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of GLPI stock described above, or who would have owned shares of GLPI stock transferred to the charitable trust described below, must immediately give notice to GLPI of such event or, in the case of an attempted or proposed transaction, give GLPI at least 15 days’ prior written notice and provide GLPI with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on ownership and transfer of GLPI stock will not apply if GLPI’s board of directors determines that it is no longer in GLPI’s best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of GLPI stock described above is no longer required in order for GLPI to qualify to be taxed as a REIT.

If any transfer of shares of GLPI stock or any other event would result in any person violating the ownership limits or any other restriction on ownership and transfer of GLPI shares described above then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the benefit of one or more charitable organizations selected by GLPI, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be effective, for any reason, to prevent violation of the applicable ownership limits or any other restriction on ownership and transfer of GLPI shares described above, then the Articles of Incorporation provide that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of GLPI stock held in the trust will continue to be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of GLPI stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of GLPI stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before GLPI’s discovery that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Pennsylvania law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner or unsuitable person, as applicable, before GLPI’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if GLPI has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of GLPI stock transferred to the trustee will be deemed offered for sale to GLPI, or its designee, at a price per share equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust, or (ii) the market price on the date GLPI, or its designee, accepts such offer. GLPI may reduce the amount so payable to the prohibited owner by the amount of any distribution that GLPI made to the prohibited owner before it discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and GLPI may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. GLPI will have the right to accept such offer until the trustee has sold the shares of GLPI stock held in the trust as discussed below. Upon a sale to GLPI, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If GLPI does not buy the shares, the trustee must, within 20 days of receiving notice from GLPI of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GLPI stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that GLPI paid to the prohibited owner before GLPI discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if prior to the discovery by GLPI that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner will have no rights in the shares held by the trustee.

In addition, if GLPI’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of GLPI stock described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of GLPI stock in violation of the restrictions on ownership and transfer of GLPI stock described above, GLPI’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing GLPI to redeem shares of GLPI stock, refusing to give effect to the transfer of GLPI’s books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who is a beneficial owner or constructive owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number of value (whichever is more restrictive) of GLPI stock, within 30 days after initially reaching such ownership threshold and within 30 days after the end of each taxable year, must give GLPI written notice stating the shareholder’s name and address, the number of shares of each class and series of GLPI stock that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to GLPI such additional information as GLPI may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on GLPI’s qualification as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that will be a beneficial owner or constructive owner of shares of GLPI stock and any person or entity (including the shareholder of record) who is holding shares of GLPI stock for a beneficial owner or constructive owner must provide to GLPI such information as GLPI may request in order to determine GLPI’s qualification as a REIT and to comply with the requirements of any governmental or taxing authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of GLPI stock will bear a legend referring to the restrictions on ownership and transfer of GLPI stock described above.

The restrictions on ownership and transfer of GLPI stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for GLPI common stock or otherwise be in the best interests of GLPI shareholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of GLPI’s outstanding capital stock shall be held subject to applicable gaming laws. Any person owning or controlling at least five percent of any class of GLPI’s outstanding capital stock will be required by the Articles of Incorporation to promptly notify GLPI of such person’s identity. The Articles of Incorporation provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person is redeemable by GLPI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by GLPI’s board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by GLPI’s board of directors alone), the lesser of (i) the market price on the date of the redemption notice, (ii) the market price on the redemption date or (iii) the actual amount paid by the owner thereof, in each case less a discount in a percentage (up to 100%) to be determined by GLPI’s board of directors in its sole and absolute discretion. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by GLPI.

The Articles of Incorporation also provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person will be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the GLPI board of directors in its sole and absolute discretion.

The Articles of Incorporation require any unsuitable person and any affiliate of an unsuitable person to indemnify and hold harmless GLPI and its affiliated companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by GLPI and its affiliated companies as a result of, or arising out of, the unsuitable person’s ownership or control of any securities of GLPI, failure or refusal to comply with the provisions of the Articles of Incorporation, or failure to divest himself, herself or itself of any securities when and in the specific manner required by a gaming authority or the Articles of Incorporation.

Transfer Agent

The transfer agent and registrar for GLPI common stock is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF GLPI

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on our behalf of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF DEPOSITARY SHARES OF GLPI

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that materially adversely affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us a notice of resignation, and we may remove any depositary at any time by delivering it a notice of removal. Resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS OF GLPI

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

General Terms of Warrants

In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

•	may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF UNITS OF GLPI

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of two or more of debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Warrants of GLPI,” “Description of Stock Purchase Contracts of GLPI,” “Description of Capital Stock of GLPI” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity or any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, or the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Pennsylvania law.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S ARTICLES OF INCORPORATION AND BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of certain provisions of Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

Classified Board; Size of Board and Vacancies; Removal of Directors

The Articles of Incorporation divides the GLPI board of directors into three classes as nearly equal in number as possible. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the shareholders entitled to vote in the election.

GLPI’s board of directors has five directors. The Bylaws provide that the number of directors on GLPI’s board of directors will be fixed exclusively by the board of directors. Subject to the rights of holders of any stock having preference over the common stock to elect additional directors, newly created directorships resulting from any increase in the number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Subject to the rights of any stock having preference over the common stock to elect directors, the Bylaws provide that a director may be removed only for cause (as defined in the Bylaws) by the affirmative vote of: (i) a majority of the entire GLPI board of directors (not including the director whose removal is being considered); or (ii) 75% of the votes cast by the holders of shares entitled to vote generally in the election of directors. In addition, under Section 1726(c) of the Pennsylvania Business Corporation Law, or the PBCL, a court may remove a director upon application in a derivative suit in cases of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. Section 1726(a)(4) of the PBCL also provides that the board of directors may be removed at any time with or without cause by the unanimous vote or written consents of the shareholders entitled to vote thereon.

Pennsylvania State Takeover Statutes

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the corporation.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, are not counted towards the determination of whether the 20% share ownership threshold has been met for purposes of Subchapter 25E.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to a business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 331/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides that if any person or group publicly discloses that the person or group may acquire control of the corporation, or a person or group acquires, or publicly discloses an offer or intent to acquire, 20% or more of the voting power of the corporation and, in either case, sells shares in the following 18 months, then the profits from such sale must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months.

If shareholders approve a control share acquisition under Subchapter 25G, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

Amendments to GLPI’s Articles of Incorporation and Bylaws and Approval of Extraordinary Actions

Pennsylvania law and the Articles of Incorporation generally provide that GLPI can amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of our assets, engage in a statutory share exchange or dissolve if the action has first been approved by the board of directors and then by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. The Articles of Incorporation also provide that the amendment or repeal of any Articles of Incorporation provision concerning the classification of GLPI’s board of directors or the indemnification or limitation of liability of GLPI’s directors will require the affirmative vote of at least 75% of the voting power of all of its outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Pennsylvania law provides that GLPI’s shareholders are not entitled by statute to propose amendments to the Articles of Incorporation or to call special meetings of shareholders.

GLPI’s board of directors is authorized to adopt, amend or repeal any provision of the bylaws without shareholder approval. Except as otherwise required by law, any provision of the Bylaws may only be adopted, amended or repealed by the shareholders (i) upon receiving at least 75% of the votes cast by the holders of shares entitled to vote thereon or (ii) in the event that the amendment has been proposed by a majority of the board of directors, upon receiving a majority of the votes cast by the holders of shares entitled to vote thereon.

Shareholder Meetings

Under the PBCL, shareholders will be not entitled to call special meetings of shareholders. Only the chairman of the board of directors or a majority of the directors then in office may call such meetings pursuant to the Bylaws.

Shareholder Action by Written Consent

Under the PBCL, any action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting if, and only if, prior to the taking of such action, all shareholders entitled to vote thereon consent in writing to such action being taken.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The Bylaws contain advance notice procedures with respect to shareholder proposals and recommendations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, shareholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In order to be eligible to present a shareholder proposal or recommend a candidate for nomination for election as a director at a shareholders meeting, a shareholder must have owned beneficially at least 1% of the outstanding GLPI common stock for a continuous period of not less than 12 months. In addition, shareholders will not be permitted to nominate directly candidates for election to the board of directors, but will instead be permitted to recommend potential nominees to the compensation and governance committee.

Effect of Certain Provisions of Pennsylvania Law and of the Articles of Incorporation and Bylaws

The restrictions on ownership and transfer of GLPI stock will prohibit any person from acquiring more than 7% of its outstanding common stock (without prior approval of GLPI’s board of directors). The power of GLPI’s board of directors to issue authorized but unissued shares of our common stock and preferred stock without shareholder approval also could have the effect of delaying, deferring or preventing a change in control or other transaction. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These provisions, along with other provisions of the PBCL and the Articles of Incorporation and Bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the supermajority vote that will be required to amend certain provisions of the Articles of Incorporation, the advance notice and special meeting provisions, alone or in combination, are designed to protect GLPI’s shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with GLPI’s board of directors and by providing GLPI’s board of directors with more time to assess any acquisition proposal.

Shareholders Rights Plan

While the PBCL authorizes a corporation to adopt a shareholder rights plan, GLPI does not have a shareholder rights plan currently in effect.

Limitation on Liability of Directors and Officers

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director or officer against any liability asserted against him, and incurred in his capacity as a director or officer or arising out of his position, whether or not the corporation would have the power to indemnify him against such liability under Pennsylvania law.

The Articles of Incorporation and Bylaws provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability or monetary damages for any action taken, or any failure to take any action as a director. The Articles of Incorporation and Bylaws also provide for indemnification for current and former directors, officers, employees, or agents serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Articles of Incorporation and Bylaws also permit the advancement of expenses.

Description of the Partnership Agreement of the Operating Partnership

GLP Capital, L.P., our operating partnership, was organized as a Pennsylvania limited partnership on March 12, 2013. The partnership agreement was entered into on March 13, 2013 by and between GLP Capital Partners, LLC, as a limited partner, and GLPI, as the general partner. Pursuant to the partnership agreement, as the general partner of the Operating Partnership, GLPI has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership and has the power to bind the Operating Partnership in the act of carrying on the business of the Operating Partnership.

GLPI may not, without the consent of the limited partner, sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any person other than the Operating Partnership, all or any portion of its interest in the Operating Partnership except (i) by operation of law, (ii) to a receiver or trustee in bankruptcy for GLPI or (iii) to any wholly owned affiliate of GLPI.

The partnership agreement provides that the Operating Partnership will make distributions out of funds legally available therefor, at such time and in such amounts as determined by GLPI in its sole discretion, to GLPI and the limited partner in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and liabilities of the Operating Partnership, any remaining assets of the Operating Partnership will be distributed to GLPI and the limited partner in accordance with their respective percentage interests.

The Operating Partnership will have perpetual existence, or until sooner dissolved upon:

•	The sale of all or substantially all of the Operating Partnership’s assets and properties;

•	The unanimous agreement of the partners to effect such dissolution; or

•	The entry of any order of judicial dissolution under Section 8572 of the Pennsylvania Revised Uniform Limited Partnership Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock, and debt securities issued by the Operating Partnership and Capital Corp. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock, and the Operating Partnership’s and Capital Corp.’s debt securities, generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a controlled foreign corporation, a passive foreign investment company, a partnership or similar pass-through entity or a person holding their interest through such entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock, preferred stock or debt securities as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., a U.S. expatriate, a U.S. stockholder or U.S. holder (each, as defined below) whose functional currency is not the U.S. dollar, who holds our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., through a non-U.S. broker or other non-U.S. intermediary, or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or U.S. federal taxes other than income taxes (such as estate and gift taxes);

•	this summary assumes that holders of our common stock and preferred stock and the debt securities of the Operating Partnership and Capital Corp. hold such assets as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt entities and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, preferred stock represented by depository shares, warrants, or units representing an interest in two or more securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock, preferred stock and debt securities on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to GLPI and not the Operating Partnership, unless otherwise noted.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could adversely affect an investment in our common stock or preferred stock or in debt securities of the Operating Partnership or Capital Corp. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below, other than a ruling obtained from the IRS by our former parent Penn. That ruling provided, subject to the terms and conditions contained therein, that certain of the assets held by us after the Spin-Off were qualifying real estate assets for REIT qualification purposes, and that certain rental formulas in the Penn Master Lease would not cause any amounts received by us pursuant to the Penn Master Lease to be treated as other than rents from real property for REIT qualification purposes. However, it did not rule on our qualification as a REIT generally or on any of the statements in the discussion below. As a result, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Classification and Taxation of GLPI as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year beginning on January 1, 2014. In connection with this filing, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that, commencing with our taxable year beginning on January 1, 2014 (i) we have been and we are organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership and method of operation as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT. This opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with such representations. In addition, this opinion is based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year beginning on January 1, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax in an amount equal to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock.

•	We have subsidiaries that are C corporations that have elected, jointly with us, to be treated as our TRSs and we may have other subsidiaries or own interests in their lower-tier entities that are TRSs in the future. The earnings of our TRSs are subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year beginning on January 1, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year beginning on January 1, 2014, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year beginning on January 1, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

We complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year beginning on January 1, 2014.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year, including our first REIT taxable year beginning on January 1, 2014. We entered into a closing agreement with the IRS to determine the portion of our former parent’s earnings and profits that was allocated to us in connection with the Spin-Off, and we believe we have distributed an amount sufficient to purge all of such earnings plus our earnings accumulated post Spin-Off and prior to our first REIT taxable year. In addition, we do not expect to inherit any non-REIT earnings from our acquisition of substantially all of Pinnacle’s real estate assets because Pinnacle is expected to fully distribute its earnings prior to our acquisition. Although we do not believe we have had any non-REIT earnings and profits at the end of any REIT taxable year, and we currently do not expect to have any non-REIT earnings and profits at the end of any REIT taxable year, if it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

Our TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs that may hold assets or generate income that, if held or generated by us, could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

Although we do not expect any non-U.S. TRSs (or other non-U.S. subsidiaries) to incur significant U.S. income taxes, any such non-U.S. entities may incur significant non-U.S. taxes.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

If a REIT owns all of the stock of a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states.

Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity. The Operating Partnership is currently treated as a disregarded entity for U.S.

federal income tax purposes. As a result, its assets, liabilities and items of income, including its share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes), will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests indirectly through TRSs.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets other than certain debt instruments of publicly offered REITs, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Our former parent, Penn, received a private letter ruling from the IRS that concluded certain rental formulas under the Penn Master Lease will not cause any amounts received under the Penn Master Lease to be treated as other than rents from real property. While we do not expect to seek similar rulings for additional leases we enter into that have substantially similar terms as the Penn Master Lease, we intend to treat amounts received under those leases consistent with the conclusions in the ruling, though there can be no assurance that the IRS will not challenge such treatment. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. The Operating Partnership and its subsidiaries may receive other amounts of nonqualifying income, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, such as by conducting such activities through a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	for taxable years beginning on or after January 1, 2016, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C

Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain, rather than distribute, all or a portion of its net capital gains and pay the tax on the gains. In that case, the REIT’s stockholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and would receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 35%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

We currently hold significant assets with built-in gain that would be subject to this corporate tax if sold today. In particular, we held substantial assets with built-in gain on January 1, 2014, the date of our REIT conversion, attributable to the carryover basis transactions occurring substantially contemporaneously with the Spin-Off. In addition, we are proposing to acquire a substantial amount of assets from Pinnacle in carryover basis transactions. Furthermore, we expect to acquire assets in the future in carryover basis transactions. The sale of any such assets within the five-year period following the date we acquire the asset would cause us to be subject to the corporate tax described above.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning on or after December 31, 2015, that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Loans

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

We could originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

Tax Aspects of The Operating Partnership

In General. We will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

The Operating Partnership is currently a disregarded entity. As such, we are treated as directly earning its items of income, gain, loss, deduction and credit for purposes of computing the REIT taxable income. Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership’s partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include the Operating Partnership’s income and assets as if they were directly earned and held by us, and we will include the Operating Partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as partnerships or disregarded entities, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that the Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of The Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with fewer than 100 partners. Because the Operating Partnership is a disregarded entity, it is currently not subject to the publicly traded partnership rules.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in the Operating Partnership’s partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. In the event the Operating Partnership becomes a partnership for tax purposes, we intend for its allocations of taxable income and loss to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

In the event the Operating Partnership becomes a partnership for tax purposes, certain of the Operating Partnership’s assets may have book tax differences. Consequently, we expect the agreement of limited partnership of the Operating Partnership will require such allocations to be made in a manner consistent with Section 704(c) of the Code. In the event this happens, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. In the event we admit a non-U.S. limited partner into the Operating Partnership, the Operating Partnership generally will be required to withhold at rates of 20%-35% with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with the rate varying based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). The Operating Partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings.

Recent Legislation. Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of the Operating Partnership’s subsidiary partnerships.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year that remains open to examination by the IRS, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership considering an investment in our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the purchase, ownership and disposition of shares of common stock or preferred stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution no later than January 31 of the following year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as undistributed capital gains with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. stockholder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S.

stockholder’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock or preferred stock.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability (or may be refunded), provided the required information is timely provided to the IRS.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to U.S. federal income tax on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt U.S. stockholder generally would not recognize unrelated business taxable income as a result of an investment in our common stock or preferred stock unless the stock were used in an unrelated trade or business conducted by such stockholder. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. federal income taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income.

Such percentage is equal to the gross income (less direct expenses related thereto) that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income (less direct expenses related thereto) for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our common stock or preferred stock that are nonresident alien individuals, foreign corporations or foreign estates or trusts (“non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and non U.S. income and other tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a U.S. trade or business.

A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the stockholder’s adjusted tax basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted tax basis of that stock. A non-U.S. stockholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non- U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 10% (or, after February 16, 2016, 15%) of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 10% (or, after February 16, 2016, 15%) on any portion of such a distribution.

Except as discussed below with respect to 5% or less holders of regularly traded classes of stock (for periods prior to December 18, 2015), and with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds” (for periods on and after December 18, 2015), for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at regular capital gains rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain and may be required to withhold 35% of any of other capital gain dividends. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any distribution occurring after December 18, 2015 to a “qualified shareholder” or a “qualified foreign pension fund,” and will also not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% (5% for distributions occurring prior to December 18, 2015) of such class of stock at any time during the one-year period ending on the date of distribution. However, any capital gain dividend exempt from FIRPTA under the preceding publicly traded stock exception or qualified shareholder exception will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty).

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership is under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder that is a qualified shareholder, a qualified foreign pension fund, or a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a publicly traded class of our stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% (5% for dispositions prior to December 18, 2015) of our common stock during such testing period.

For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

For periods on or after December 18, 2015, the FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax but under a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock (including us) would be required to withhold and remit to the IRS 15% (or 10% for sales prior to December 18, 2015) of the gross purchase price. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non- U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if an applicable withholding agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”) and guidance issued thereunder, imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). FATCA imposes a 30% withholding tax on certain U.S.-source payments of dividends, and on gross proceeds from the sale or other disposition of equity securities producing U.S. source dividends, paid to a foreign financial institution or to certain non-financial foreign entities, unless certain certification, information reporting and other specified requirements are met or an exemption applies. The obligation to withhold under the legislation currently applies with respect to payments of dividends on common stock or preferred stock, and will apply with respect to payments of gross proceeds of a sale or other disposition of common stock or preferred stock made after December 31, 2018. Prospective investors should consult their tax advisors regarding FATCA.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock.

Taxation of Holders of Certain Fixed Rate Debt Securities of GLP Capital and Capital Corp.

This section describes certain material U.S. federal income tax considerations of owning the fixed rate debt securities that the Operating Partnership and Capital Corp. may offer, for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply. Prospective holders should consult their tax advisors regarding the possible applicability of such rules.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities offered by the Operating Partnership and Capital Corp. will be discussed in the applicable prospectus supplement.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debt security that is a (i) foreign corporation, (ii) a nonresident alien individual or (iii) a foreign estate or trust. If any entity treated as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership considering an investment in debt securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the debt securities by the partnership.

Prospective purchasers of debt securities should consult their tax advisors concerning the tax consequences of holding debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal tax laws other than income tax laws (such as estate and gift tax laws), or state, local, or non-U.S. tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the debt securities’ principal amount exceeds their issue price (the first price at which a substantial amount of the debt securities are sold to investors for cash, excluding sales to underwriters or other persons acting in a similar capacity) by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as ordinary income, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security , a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the debt security. A U.S. holder’s adjusted U.S. federal income tax basis in a debt security generally will be its cost for that debt security, increased by any accrued original issue discount previously included as income by such U.S. holder, and decreased by any payments on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax. A U.S. holder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes interest on debt securities and gain from the sale of debt securities. If you are a U.S. holder who that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will apply to payments of stated interest (and accruals of original issue discount, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding, currently at a current rate of 28%, may also apply to such payments and proceeds unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provides the required information is timely provided to the IRS.

Taxation of Tax-Exempt Holders of Debt Securities

Interest income accrued on a debt security should not constitute unrelated business taxable income to a tax-exempt U.S. holder. As a result, a tax-exempt U.S. holder generally should not be subject to U.S. federal income tax on the interest income accruing on the Operating Partnership’s and Capital Corp.’s debt securities. Similarly, any gain recognized by the tax-exempt U.S. holder in connection with a sale of a debt security generally should not be unrelated business taxable income. However, if a tax-exempt U.S. holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt U.S. holders should consult their own tax advisor to determine the potential tax consequences of an investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of non-contingent interest (including any original issue discount) on any debt security to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the non-U.S. holder:

•	(i) if the Operating Partnership is a disregarded entity for U.S. federal income tax purposes, does not own actually or constructively 10% or more of our stock, or (ii) if the Operating Partnership is a partnership for U.S. federal income tax purposes, does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests and does not own 10% or more of the stock of Capital Corp;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	provides the non-U.S. holder’s name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) and certifies under penalties of perjury that it is not a U.S. person;

•	is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

•	is not engaged in a U.S. trade or business pursuant to which interest on the debt securities is effectively connected (any income effectively connected with such a U.S. trade or business, “U.S. Trade or Business Income”).

The gross amount of interest payments to a non-U.S. holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax (and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefits of such treaty) or the payments constitute U.S. Trade or Business Income to the non-U.S. holder (and the non-U.S. holder provides a properly executed IRS Form W-8ECI). U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Subject to the discussions below under the headings “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than amounts attributable to any accrued and unpaid interest, which would be subject to U.S. federal income taxation as interest as described above in “—Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the non-U.S. holder generally will be taxed on such gain in the same manner as a U.S. holder, and if such non-U.S. holder is a corporation, the branch profits tax may also apply; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax on such gain (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S.-source losses.

Information Reporting and Backup Withholding

The amount of interest (including any original issue discount) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the non-U.S. holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, and has received the statement described above in the third bullet point under “—Payments of Interest.” In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities unless paid within the United States or through certain U.S.-related payors and, unless the withholding agent has not received the statement described above in the third bullet point under “—Payments of Interest,” a non-U.S. holder may also be subject to U.S. backup withholding on such proceeds.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA and guidance issued thereunder imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). FATCA imposes a 30% withholding tax on certain U.S.-source payments of interest and gross proceeds from the sale or other disposition of debt securities producing U.S. source interest payments paid to a foreign financial institution or to certain non-financial foreign entities, unless certain certification, information reporting and other specified requirements are met or an exemption applies. The obligation to withhold under the legislation currently applies with respect to payments of interest on the debt securities and will apply with respect to payments of gross proceeds of a sale or other disposition of the debt securities made after December 31, 2018. Prospective investors should consult their tax advisors regarding FATCA.

SELLING SECURITY HOLDERS

Information about selling security holders of GLPI, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of GLPI, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, GLPI, GLP Capital or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. and Subsidiaries appearing in Gaming and Leisure Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 including the schedule appearing therein, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.